                                                                    EXHIBIT 10.1




                                U.S. $50,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of October 6, 1999

                                      among

                       SILVER CINEMAS INTERNATIONAL, INC.,
                              SILVER CINEMAS, INC.,
                             LANDMARK THEATRE CORP.,
                                       and
                           LANDMARK THEATRE USA, INC.,

                                  as Borrowers

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                         FARALLON CAPITAL FUNDING, LLC,

                                    as Agent

                                TABLE OF CONTENTS

                                                                                                     Page
Article I             DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS..................................2

         1.1.     Defined Terms.........................................................................2

         1.2.     Computation of Time Periods..........................................................36

         1.3.     Accounting Terms.....................................................................36

         1.4.     Certain Terms........................................................................36

Article II            THE LOANS........................................................................37

         2.1.     The Revolving Credit Loans...........................................................37

         2.2.     The Term Loans.......................................................................37

         2.3.     Making the Revolving Credit Loans and the Term Loans.................................38

         2.4.     Fees.................................................................................39

         2.5.     Reduction and Termination of the Commitments.........................................40

         2.6.     Repayment of Loans; Evidence of Debt.................................................40

         2.7.     Optional Prepayments.................................................................41

         2.8.     Mandatory Prepayments................................................................42

         2.9.     Interest.............................................................................45

         2.10.    Capital Adequacy.....................................................................47

         2.11.    Payments and Computations............................................................47

         2.12.    Taxes................................................................................49

         2.13.    Maintenance of Loan Account..........................................................50

         2.14.    Joint Borrower Provisions............................................................51

         2.15.    Termination Upon Event of Default....................................................51

Article III           CONDITIONS TO LOANS..............................................................52

         3.1.     Conditions Precedent to Initial Loans................................................52

         3.2.     Conditions Precedent to Each Loan....................................................56

         3.3.     Conditions Precedent to Each Permitted Acquisition Loan or
                      Permitted Investment Loan........................................................58

         3.4.     Conditions Precedent to the Term B Loans.............................................63

Article IV            REPRESENTATIONS AND WARRANTIES...................................................64

         4.1.     Corporate Existence; Compliance with Law.............................................64

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
         4.2.     Corporate Power; Authorization; Enforceable Obligations..............................65

         4.3.     Taxes................................................................................67

         4.4.     Full Disclosure......................................................................67

         4.5.     Financial Statements.................................................................67

         4.6.     Litigation...........................................................................69

         4.7.     Margin Regulations...................................................................69

         4.8.     Ownership of Borrowers; Subsidiaries.................................................69

         4.9.     ERISA................................................................................70

         4.10.    Liens................................................................................72

         4.11.    No Burdensome Restrictions; No Defaults..............................................72

         4.12.    No Other Ventures....................................................................73

         4.13.    Investment Company Act; Public Utility Holding Company Act...........................73

         4.14.    Insurance............................................................................74

         4.15.    Labor Matters........................................................................74

         4.16.    Use of Proceeds......................................................................74

         4.17.    Environmental Matters................................................................74

         4.18.    Intellectual Property................................................................76

         4.19.    Title; Real Property.................................................................76

         4.20.    Certain Indebtedness.................................................................80

         4.21.    Solvency.............................................................................80

         4.22.    Year 2000 Compliance.................................................................80

         4.23.    ADA Compliance.......................................................................80

         4.24.    Restricted Payments..................................................................80

         4.25.    Debt Repurchase......................................................................80

         4.26.    Senior Debt..........................................................................81

         4.27.    Financial Accounts...................................................................81

         4.28.    Material Agreements..................................................................81

Article V             REPORTING COVENANTS..............................................................81

         5.1.     Financial Statements.................................................................82

         5.2.     Default Notices......................................................................84

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
         5.3.     Asset Sales..........................................................................84

         5.4.     ERISA Matters........................................................................84

         5.5.     Litigation...........................................................................85

         5.6.     Notices Respecting the Indenture.....................................................86

         5.7.     SEC Filings; Press Releases..........................................................86

         5.8.     Labor Relations......................................................................86

         5.9.     Tax Returns..........................................................................86

         5.10.    Insurance............................................................................86

         5.11.    Environmental Matters................................................................86

         5.12.    Board of Directors...................................................................87

         5.13.    New Subsidiaries.....................................................................88

         5.14.    Compliance With the ADA..............................................................88

         5.15.    Defaults.............................................................................88

         5.16.    Other Information....................................................................88

         5.17.    No Implied Consent...................................................................88

Article VI            AFFIRMATIVE COVENANTS............................................................88

         6.1.     Compliance with Laws, Etc............................................................88

         6.2.     Conduct of Business..................................................................88

         6.3.     Payment of Taxes, Etc................................................................89

         6.4.     Maintenance of Insurance.............................................................89

         6.5.     Preservation of Corporate Existence, Etc.............................................91

         6.6.     Access...............................................................................91

         6.7.     Keeping of Books.....................................................................91

         6.8.     Future Subsidiaries..................................................................91

         6.9.     Real Property Matters................................................................92

         6.10.    Maintenance of Properties, Etc.......................................................94

         6.11.    Performance and Compliance with Other Covenants......................................95

         6.12.    Application of Proceeds..............................................................95

         6.13.    Fiscal Year..........................................................................95

         6.14.    Environmental........................................................................95

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
         6.15.    Bank Accounts........................................................................96

         6.16.    Broker's Fee.........................................................................96

         6.17.    ADA Compliance.......................................................................97

         6.18.    Borrowing Base Determination.........................................................97

         6.19.    Debt Repurchase......................................................................97

         6.20.    Additional Collateral................................................................98

         6.21.    Further Assurances...................................................................98

Article VII           NEGATIVE COVENANTS...............................................................98

         7.1.     Liens, Etc...........................................................................98

         7.2.     Indebtedness........................................................................101

         7.3.     No Restrictions on Subsidiary Distributions; No New Negative Pledge.................102

         7.4.     Restricted Payments.................................................................103

         7.5.     Restriction on Fundamental Changes; Acquisitions and Construction...................103

         7.6.     Sale of Assets......................................................................107

         7.7.     Investments in Other Persons........................................................109

         7.8.     Maintenance of Ownership of Subsidiaries............................................109

         7.9.     Change in Nature of Business........................................................110

         7.10.    Compliance with ERISA...............................................................110

         7.11.    Sale or Discount of Receivables.....................................................110

         7.12.    Modification of Debt Instruments....................................................110

         7.13.    Accounting Changes..................................................................111

         7.14.    Contingent Obligations..............................................................111

         7.15.    Transactions with Shareholders and Affiliates.......................................111

         7.16.    Sale/Leasebacks.....................................................................112

         7.17.    Cancellation of Indebtedness Owed to It.............................................112

         7.18.    No New Subsidiaries.................................................................112

         7.19.    Capital Structure...................................................................112

         7.20.    No Speculative Transactions.........................................................112

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page

         7.21.    Environmental.......................................................................112

         7.22.    Debt Repurchase.....................................................................112

         7.23.    Accounts............................................................................113

Article VIII          FINANCIAL COVENANT..............................................................113

         8.1.     Minimum Fixed Charge Coverage Ratio.................................................113

Article IX            EVENTS OF DEFAULT...............................................................113

         9.1.     Events of Default...................................................................113

         9.2.     Remedies............................................................................116

Article X             THE AGENT.......................................................................116

         10.1.    Authorization and Action............................................................116

         10.2.    Agents' Reliance, Etc...............................................................117

         10.3.    The Agent Individually..............................................................118

         10.4.    Lender Credit Decision..............................................................118

         10.5.    Indemnification.....................................................................118

         10.6.    Successor Agent.....................................................................119

         10.7.    Liens...............................................................................119

Article XI            MISCELLANEOUS...................................................................119

         11.1.    Amendments, Waivers, Etc............................................................119

         11.2.    Removal of Lenders..................................................................120

         11.3.    Notices, Etc........................................................................121

         11.4.    No Waiver; Remedies.................................................................122

         11.5.    Costs; Expenses; Indemnities........................................................122

         11.6.    Right of Set-off....................................................................124

         11.7.    Sharing of Payments, Etc............................................................124

         11.8.    Binding Effect......................................................................125

         11.9.    Assignments and Participations......................................................125

         11.10.   GOVERNING LAW.......................................................................129

         11.11.   SUBMISSION TO JURISDICTION; SERVICE OF PROCESS......................................129

         11.12.   Section Titles......................................................................130

         11.13.   Execution in Counterparts...........................................................130

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
         11.14.   Entire Agreement....................................................................130

         11.15.   Confidentiality.....................................................................131

         11.16.   Change in Accounting Principles.....................................................131

         11.17.   Suretyship and Other Waivers and Consents...........................................131

         11.18.   Waiver of Usury Defense.............................................................137

         11.19.   LIMITATION OF LIABILITY.............................................................137

         11.20.   Survival of Agreement...............................................................138

         11.21.   Amendment and Restatement...........................................................138

                                    SCHEDULES

Schedule I        -        Commitments

Schedule II       -        Lending Offices and Addresses for Notices

Schedule 1.1      -        Adjustments to Applicable TLCF Amount

Schedule 3.1      -        Amendment Documents

Schedule 4.8(a)   -        Ownership of Borrowers

Schedule 4.8(b)   -        Subsidiaries

Schedule 4.9      -        List of Plans

Schedule 4.9(b)   -        ERISA Exceptions

Schedule 4.10     -        Perfection Documents

Schedule 4.15     -        Labor Matters

Schedule 4.17     -        Environmental Matters

Schedule 4.19(a)  -        Real Property Assets

Schedule 4.19(b)  -        Leases

Schedule 4.19(g)  -        Flood Hazard Exceptions

Schedule 4.19(h)  -        Other Real Property Debt

Schedule 4.19(j)  -        Real Property Restrictions

Schedule 4.19(k)  -        Change of Control Exceptions

Schedule 4.20     -        Other Debt

Schedule 4.27     -        Financial Accounts

Schedule 4.28     -        Material Agreements

Schedule 7.1(j)   -        Existing Other Liens

Schedule 7.5(b)   -        Permitted Theater Investments

Schedule 7.7      -        Existing Investments

Schedule 7.22(b)  -        Debt Repurchase Percentage

                                    EXHIBITS


Exhibit A-1   -    Form of Revolving Credit Note

Exhibit A-2   -    Form of Term A Loan Note

Exhibit A-3   -    Form of Term B Loan Note

Exhibit B     -    Form of Notice of Borrowing

Exhibit C     -    Form of Pledge Agreement

Exhibit D     -    Form of Security Agreement`

Exhibit E     -    Form of Intellectual Property Security Agreement

Exhibit F     -    Form of Mortgage

Exhibit G     -    Form of Leasehold Mortgage

Exhibit H     -    Form of Landlord Consent and Estoppel

Exhibit I     -    Form of Borrowing Base Certificate

Exhibit J     -    Form of Subsidiary Assumption Agreement

Exhibit K     -    Form of Opinion of Counsel for the Loan Parties (Latham &
                   Watkins)

Exhibit L     -    Form of Opinion of Counsel for the Loan Parties (Texas
                   Special Counsel)

Exhibit M     -    Form of Assignment and Acceptance

Exhibit N     -    Form of Environmental Questionnaire

Exhibit O     -    Form of Monthly Financial Report

Exhibit P     -    Form of Opinion of Counsel for the Loan Parties (Latham &
                   Watkins) regarding Debt Repurchase

                  AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of October 6, 1999, among Silver Cinemas International, Inc., a Delaware corporation (the "Parent"), Silver Cinemas, Inc., a Delaware corporation ("SC"), Landmark Theatre Corp., a Delaware corporation ("Landmark") and Landmark Theatre USA, Inc., a Texas corporation ("LT USA") (each of the Parent, SC, Landmark and LT USA individually an "Original Borrower" and collectively, the "Original Borrowers"), the financial institutions from time to time party hereto as Lenders, whether by execution of this Agreement or of an Assignment and Acceptance (each individually a "Lender" and collectively, the "Lenders"), and Farallon Capital Funding, LLC, a limited liability company organized under the laws of the state of Delaware ("Farallon"), as Agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH:

                  WHEREAS, the Original Borrowers have requested that the Lenders make available a senior secured term loan and revolving credit facility (referred to herein as the "Facility") under which (a) the Term A Loan Lenders make term loans to the Borrowers on the Closing Date of up to $17,000,000 in aggregate principal amount outstanding, (b) the Revolving Credit Lenders make revolving credit loans to the Borrowers of up to $15,000,000 at any time outstanding, and (c) the Term B Loan Lenders make term loans to the Borrowers on the Debt Repurchase Closing Date of up to $18,000,000, in each case for the purposes specified in this Agreement;

                  WHEREAS, the Lenders are willing to make the Facility available upon the terms and subject to the conditions set forth herein;

                  WHEREAS, SC, the Parent, those financial institutions party thereto (the "Old Lenders") and DLJ Capital Funding, Inc. ("DLJ") (as assignee of Bankers Trust Company ("BTC") pursuant to the BTC/DLJ Assignment Agreement (as defined herein)), as agent for the Old Lenders, are parties to the Existing Credit Agreement, dated as of April 7, 1997 and amended as of January 16, 1998, March 25, 1998, April 16, 1998, June 23, 1998, December 14, 1998, February 15,
1999, March 22, 1999, June 25, 1999, July 20, 1999 and August 10, 1999 (the
"Existing Credit Agreement");

                  WHEREAS, in connection with the Existing Credit Agreement, SC, the Parent and one or more of their respective subsidiaries executed and delivered to the "Agent" thereunder for the benefit of the Old Lenders, various mortgages, deeds of trust, security agreements, pledges, guarantees, financing statements, and other Loan Documents (as defined in the Existing Credit Agreement) (as amended, modified and supplemented prior to the effectiveness of this Agreement, together with the Existing Credit Agreement, the "Existing Credit Documents");

                  WHEREAS, to facilitate establishing the Facility, SC, the Parent, DLJ and Farallon are entering into that certain Assignment Agreement of even date herewith (the "Assignment Agreement") assigning to Farallon the right, title and interest of the Old Lenders in the Existing Credit Agreement, the Existing Credit Documents, all obligations of SC, the Parent and their respective subsidiaries thereunder, and any liens or security interests created thereby; and

                  WHEREAS, SC, the Parent and Farallon desire to amend and restate the Existing Credit Agreement to provide for changes to the terms and conditions thereof so as to establish the Facility and therefore desire, together with Landmark, LT USA and the initial Lenders, to execute this Agreement to effectuate the same;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

             1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADA" means the Americans with Disabilities Act, 42 U.S.C. Sections 12101, et seq., and all applicable rules and regulations promulgated thereunder.

                  "Additional Borrower" means any Additional Subsidiary that executes and delivers a Subsidiary Assumption Agreement and Note Allonges (which have been executed and delivered by all other then existing Borrowers) in accordance with Section 6.8.

                  "Additional Collateral" has the meaning specified in Section 3.3(a).

                  "Additional Mortgage" means any Mortgage with respect to an Additional Mortgaged Property.

                  "Additional Mortgaged Property" means any Real Property Asset of any Loan Party that becomes subject to a Mortgage executed and delivered by such Loan Party after the Closing Date as required by Section 6.9(b) or otherwise.

                  "Additional Subsidiary" means each Person that is or becomes Subsidiary of a Borrower (other than any Original Borrower) at any time on or after the Closing Date.

                  "Affected Lender" has the meaning specified in Section
11.2(a).

                  "Administrative Services Agreement" means that certain Corporate Development and Administrative Services Agreement between the Parent and Brentwood Private Equity LLC dated as of July 2, 1996, as amended prior to the Closing Date and as it may be amended from time to time hereafter in accordance with the terms of this Agreement.

                  "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, and includes each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

                  "Agent" means Farallon or its successor appointed pursuant to
Section 10.6.

                  "Agreement" means this Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "Amendment Documents" means those amendments or restatements of Existing Credit Documents, set forth on Schedule 3.1, including this Agreement.

                  "Applicable Adjusted TLCF Amount" means, at any time, with respect to any Mortgaged Property, (x) the Applicable TLCF Amount with respect to such Mortgaged Property at such time less (y) the amount, if any, with respect to such time set forth on Schedule 1.1 hereto with respect to such Mortgaged Property.

                  "Applicable Amount" means, at any time, with respect to any Qualifying Mortgaged Property at such time, the lesser of (x) the Applicable Adjusted TLCF Amount with respect to such Mortgaged Property at such time and
(y) 80% of the Applicable Insured Title Amount with respect to such Mortgaged Property at such time.

                  "Applicable Insured Title Amount" means, at any time, with respect to any Mortgaged Property,

                  (i) if the title insurance policy with respect to such Mortgaged Property covers only such Mortgaged Property and is not subject to any "tie-in" endorsement, the insured amount under such policy;

                  (ii) if the title insurance policy with respect to such Mortgaged Property covers, or is subject to a "tie-in" endorsement tying the title insurance coverage available thereunder to amounts available under title insurance policies covering, one or more other Mortgaged Properties (each, an "Other Mortgaged Property"), the amount equal to the product of (A) the aggregate amount of title insurance then available with respect to such Mortgaged Property (after giving effect to such tie-in endorsement and any prior claims) and (B) a fraction the numerator of which is the Applicable TLCF Amount for such Mortgaged Property at such time (or, if such amount is negative for such Mortgaged Property, $100,000) and the denominator of which is the sum of the respective Applicable TLCF Amount (or, if the Applicable

         TLCF Amount (or if the Applicable TLCF Amount is negative for any Other Mortgaged Property, $100,000) for such Mortgaged Property and each of the Other Mortgaged Properties.

                  "Applicable TLCF Amount" means, at any time, with respect to any Mortgaged Property at such time, the amount, determined in a manner satisfactory to the Agent in the Agent's reasonable credit judgment, equal to the product of (i) the TLCF for the Applicable Period at such time of such Qualifying Mortgaged Property times (ii) 4.5 (if such Qualifying Mortgaged Property is not a Leasehold Property) or the Applicable Factor at such time with respect to such Qualifying Mortgaged Property (if such Qualifying Mortgaged Property is a Leasehold Property).

                  "Applicable Factor" means, at any time, with respect to any Qualifying Mortgaged Property that is a Leasehold Property, the applicable number set forth in the table below under the heading "Factor" opposite the applicable category set forth in the table below under the heading "Remaining Term" within which the Remaining Term at such time of such Leasehold Property falls:

                     Remaining Term (in years)                                Factor
                     -------------------------                                ------

           Remaining Term < 0.5 years                                           0.0
                                                                                            1
           0.5 years = or < Remaining Term < 4.0 years                  Remaining Term x  -----
                                                                                          1.155
           Remaining Term = or > 4.0 years                                      4.5.

For purposes of this definition, "Remaining Term" means, at any time, with respect to any Qualifying Mortgaged Property that is a Leasehold Property, the remaining term of the Lease (expressed in years, taken to two decimal places) calculated, in a manner satisfactory to the Agent in the Agent's reasonable credit judgment, from the last day of the Applicable Period at such time to the end of the Lease, including the term of any renewals that are at the sole option of the Borrower that is the lessee thereunder.

                  "Applicable Period" means, on any date:

                  (i) if such date is during the first 20 days of any calendar month (and no Borrowing Base Certificate has been delivered setting forth TLCF for the 12-month period ending with the next preceding calendar month), the period of 12 consecutive calendar months ending with the second preceding calendar month or

                  (ii) if either (x) such date is during the first 20 days of such calendar month and such a Borrowing Base Certificate has been so delivered or (y) such date is after the 20th day of such calendar month and on or before the last day of such calendar month (whether or not a Borrowing Base Certificate has been delivered as required by Section 5.1(g)), the period of 12 consecutive calendar months ending with the next preceding calendar month.

                  "Art Theater" means a Theater that exhibits alternatives to commercial first-run movies, including art films, specialty films, foreign pictures and independent releases.

                  "Asset Sale" means any sale, lease or other disposition, or series of sales, leases or other dispositions (including by merger or consolidation, and whether by operation of law or otherwise and including any disposition that is part of a Permitted Asset Swap, the loss of or damage to any asset or property or group thereof and the taking of any asset or property or group thereof pursuant to the power of eminent domain, condemnation or otherwise), made on or after the Closing Date by any Borrower or any Subsidiary of any Borrower to any Person of, or, in the case of any loss, damage or taking, incurred on or after the Closing Date by any Borrower or any Subsidiary of any Borrower with respect to, (a) any of the outstanding Stock of any of its Subsidiaries, (b) all or substantially all of its assets or the assets of any division of any Borrower or any of its Subsidiaries, (c) any Theater or any Real Property Asset or (d) any other asset or assets (whether tangible or intangible, real, personal or mixed) which, when taken together with all sales, leases or other dispositions of assets not covered by the foregoing clauses (a), (b) and
(c) yield proceeds or involve assets having a Fair Market Value in excess of $100,000 in any twelve-month period; provided, however, that, notwithstanding the foregoing, any transaction that constitutes an "Asset Sale" under the Indenture shall be an Asset Sale hereunder.

                  "Asset Sale Proceeds" means, subject to Section 2.8(a), all payments in Cash or Cash Equivalents received by any Borrower or any Subsidiary of any Borrower (including any cash payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received, any amount eliminated from any reserve referred to in clause (e) below, but only as and when eliminated, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and any insurance proceeds for any loss of or damage to any asset or property or group thereof) from any Asset Sale (other than any Excluded Asset Sale) (after repayment of any Indebtedness (other than the Loans or the Subordinated Notes) due by reason of such Asset Sale), in each case net of the amount of (a) brokers' and advisors' fees and commissions payable (including any such amounts payable to an Affiliate of such Borrower or Subsidiary to the extent permitted under Section 7.15) in connection with such Asset Sale, (b) all foreign, federal, state and local taxes payable as a direct consequence of such Asset Sale, including in connection with the payment of a dividend or the making of a distribution by a Subsidiary of such Borrower or Subsidiary of such payments to such Borrower or Subsidiary or any other Subsidiary of such Borrower or Subsidiary (including taxes withheld in connection with the repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution, (c) the fees and expenses attributable to such Asset Sale, to the extent not included in clause (a), including any such amounts payable to any Affiliate of such Borrower or Subsidiary to the extent permitted under Section 7.15, (d) any amount required to be paid to any Person (other than such Borrower or Subsidiary or any of their respective Subsidiaries) owning a beneficial interest in the property or assets sold, and (e) deduction of appropriate amounts, in an amount determined in good faith by such Borrower or Subsidiary and agreed to by the Agent, in its judgment exercised reasonably, to be provided by such Borrower or Subsidiary or any of their respective Subsidiaries as a reserve, in conformity with GAAP, against any liabilities retained by such Borrower or Subsidiary or any of their respective Subsidiaries associated with such assets after such Asset Sale, including any indemnification associated with such Asset Sale.

                  "Assignment Agreement" has the meaning set forth in the Recitals to this Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with Section 11.9, and accepted by the Agent, in substantially the form of Exhibit M.

                  "Assignment Documents" means such UCC-3 assignments, assignments of mortgage and other further documents or instruments, each dated as of the Closing Date, as the Agent shall deem necessary or desirable (i) to transfer to the Agent (or its successors and assigns), or evidence the transfer to the Agent (or its successors and assigns), of all interests in any "collateral" under the Existing Credit Documents or (ii) to transfer, or evidence the transfer of, DLJ's rights as "Agent" under the Existing Credit Documents to the Agent (or its successors and assigns) as successor "Agent" under the Existing Credit Documents, in each case in accordance with the Assignment Agreement on the Closing Date.

                  "Available Revolving Credit" means, at any time, with respect to any Revolving Credit Lender, an amount equal to (a) the lower of (i) such Revolving Credit Lender's Ratable Portion of the Borrowing Base (Revolving Credit Loans) at such time and (ii) the then effective Revolving Credit Commitment of such Lender minus (b) the aggregate unpaid principal amount of the Revolving Credit Loans of such Revolving Credit Lender at such time.

                  "Available Term B Loan Credit" means, with respect to any Term B Loan Lender, an amount equal to the lower of (i) such Term B Loan Lender's Ratable Portion of the Borrowing Base (Term B Loans) at such time and (ii) the then effective Term B Loan Commitment of such Lender.

                  "BofA L/C Facility Agreement" means that certain letter of credit issuance and reimbursement agreement, dated as of April 6, 1999, between SC and Bank of America (formerly NationsBank, N.A.), as such agreement may be amended from time to time with the consent of the Agent.

                  "Borrower" means any Original Borrower or Additional Borrower.

                  "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

                  "Borrowing Base Certificate" means a certificate of the Borrowers substantially in the form of Exhibit I.

                  "Borrowing Base (Revolving Credit Loans)" means, at any time,
(i) the Borrowing Base (Unadjusted) at such time minus (ii) the aggregate unpaid principal amount of the Term Loans at such time.

                  "Borrowing Base (Term B Loans)" means, at any time, (i) the Borrowing Base (Unadjusted) at such time minus (ii) the greater of (x) the aggregate of the Revolving Credit Commitments at such time and (y) the aggregate unpaid principal amount of the Revolving Credit Loans at such time minus (iii) the aggregate unpaid principal amount of the Term Loans at such time.

                  "Borrowing Base (Unadjusted)" means, at any time, (i) either
(x) at any time on or prior to the first anniversary of the Closing Date, the sum of (a) $2,500,000 and (b) the Designated Amounts for each of the New-Build Theaters constituting a Mortgaged Property at such time or (y) at any time after the first anniversary of the Closing Date, $2,500,000 plus (ii) the aggregate of the Applicable Amounts at such time for each of the Qualifying Mortgaged Properties at such time.

                  "Brentwood" means Brentwood Associates Buyout Fund II, LP.

                  "BTC" has the meaning set forth in the Recitals to this Agreement.

                  "BTC/DLJ Assignment Date" means April 16, 1998.

                  "BTC/DLJ Assignment Agreement" means that certain Assignment Agreement, dated as of April 16, 1998, among the Parent, SC, BTC and DLJ.

                  "BTC/DLJ Assignment Documents" means such UCC-3 assignments, assignments of mortgage and other further documents or instruments, each dated as of the BTC/DLJ Assignment Date, as the Agent shall deem necessary or desirable to (i) transfer to DLJ (or its successors and assigns), or evidence the transfer to DLJ (or its successors and assigns), of all interests in any "Collateral" under the Existing Credit Agreement or (ii) transfer, or evidence the transfer of, BTC's rights as "Agent" under the Existing Credit Agreement to DLJ (or its successors and assigns) as successor "Agent" under the Existing Credit Agreement, in each case in accordance with the BTC/DLJ Assignment Agreement on the BTC/DLJ Assignment Date.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

                  "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Cash Concentration Account" means the Designated Account or such other Qualified Account with any banking institution approved by the Agent that is maintained by a Borrower for purposes of complying with Section 6.15.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Corporation ("S&P") or "P-1" by Moody's Investors Service ("Moody's"), and (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's,
(d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                  "Cash Interest Expense" means, for any Person for any period, the Interest Expense of such Person for such period less any amount of Interest Expense of such Person for such period not payable in cash.

                  "Change of Control" means (i) any event, transaction or occurrence as a result of which (a) Brentwood and its Affiliates shall cease to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least fifty-one percent (51%) of the total voting power of all classes of Stock of the Parent then outstanding entitled to vote in the election of directors of the Parent under ordinary circumstances, (b) Brentwood or its Affiliates shall have sold, transferred or otherwise disposed of any issued and outstanding Stock or Stock Equivalents of the Parent at any time owned or controlled by Brentwood or such Affiliate (other than to Brentwood and its Affiliates), (c) a majority of the members of the Board of Directors of the Parent are not Continuing Directors, (d) the Parent shall cease to own and control, directly or indirectly through other Borrowers, all of the economic and voting rights associated with ownership of all the outstanding Stock of all classes of each other Borrower, or (e) the Parent shall cease to have the ability, directly or indirectly, through one or more of its Subsidiaries to elect all of the Board of Directors of each other Borrower, or (ii) the occurrence of any "Change of Control" as defined in the Indenture.

                  "Closing Date" means October 8, 1999, the first date on which any Loan is made.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" means the "Collateral" as defined in each of the Security Agreements, the "Pledged Collateral" as defined in each of the Pledge Agreements, the "Intellectual Property Collateral" as defined in each of the Intellectual Property Security Agreements, the "Mortgaged Property" as defined in each of the Mortgages and all other property and all interests in property (including Stock, Stock Equivalents and other equity securities) and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is purported to be granted under any of the Collateral Documents, and includes Additional Collateral.

                  "Collateral Documents" means the Pledge Agreements, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents to grant a Lien on any property of such Loan Party to secure payment of all or any part of the Obligations.

                  "Commitment" means, as to any Lender at any time, such Lender's then effective Revolving Credit Commitment, Term A Loan Commitment and Term B Loan Commitment; and "Commitments" means the then effective aggregate Revolving Credit Commitments, Term A Loan Commitments and Term B Loan Commitments of all Lenders.

                  "Compliance Certificate" has the meaning specified in Section 5.1(b).

                  "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of the Agent for the benefit of the Secured Parties (which writing has been delivered to the Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the form of Landlord Consent and Estoppel (or to such other matters as may be approved by the Agent), which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

                  "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including Capitalized Lease Obligations) by any Borrower and its Subsidiaries during that period for property, plant or equipment, including renewals, improvements, replacements and capitalized repairs, that, in conformity with GAAP, are included in "additions to property, plant or equipment", "acquisitions of property plant or equipment" or comparable items reflected in the consolidated statement of cash flows of such Borrower and its Subsidiaries plus (ii) to the extent not covered by clause
(i) of this definition, the aggregate of all expenditures by any Borrower and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of such

Borrower and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of such Borrower. For purposes of this definition, (x) (i) the Total Consideration paid or payable by any Borrower or any its Subsidiaries in connection with any Permitted Acquisition and (ii) the total expenditures made or incurred by any Borrower or any of its Subsidiaries in connection with any Permitted Theater Investment (but only to the extent such expenditures are capitalized on the consolidated balance sheet of such Borrower and its Subsidiaries in conformity with GAAP) and (y) Consolidated Maintenance Capital Expenditures of any Borrower shall be included as Consolidated Capital Expenditures of such Borrower and its Subsidiaries.

                  "Consolidated Maintenance Capital Expenditures" means, for any period, for any Borrower, the aggregate amount of maintenance, conversion, repair, remodeling and other similar expenditures made or incurred by such Borrower or any of its Subsidiaries (but only to the extent such expenditures are capitalized on the consolidated balance sheet of such Borrower and its Subsidiaries in conformity with GAAP).

                  "Consolidated Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                  "Contaminant" means any substance, material or waste regulated or forming the basis of liability under any Environmental Law, including any substance, material or waste classified, characterized or otherwise regulated as a pollutant, hazardous, toxic, contaminant, petroleum or petroleum-derived substance, material or waste, or any constituent of any such substance, material or waste.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the primary purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person, and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported or, if less, the amount to which the Contingent Obligation is limited by its terms.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the directors who were either members of such Board of Directors on the Closing Date or whose nomination or election was previously so approved.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Credit Event" means each acceptance by the Borrowers of the proceeds of each Loan.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which any Borrower or any of its Subsidiaries is a party.

                  "Debt Repurchase" means the repurchase by the Parent by means of a tender offer or, in lieu thereof, private negotiations of a portion of the Subordinated Notes at a discount from the principal amount thereof with the proceeds of the Term B Loans hereunder and the cancellation of such Subordinated Notes upon consummation of such repurchase.

                  "Debt Repurchase Amount" means the aggregate amount to be paid by the Parent to the Noteholders for the repurchase of Subordinated Notes.

                  "Debt Repurchase Closing Date" means the date on which the Debt Repurchase is consummated.

                  "Default" means any event which with the passing of time or the giving of notice (as set forth in Section 9.1(d) or otherwise) or both would become an Event of Default.

                  "Derivatives Contracts" means all Interest Rate Contracts, swaps, collars, floors, caps, futures contracts, hedges, foreign exchange contracts, currency swap agreements, commodity purchase or option agreements or other commodity price hedging arrangements, other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, in each case whether contingent or matured and any contract or agreement relating to any other financial product commonly known as a "derivative".

                  "Designated Account" means the account (account number 1296949838) of the Borrowers maintained with Bank of America whose office is located at 901 Main Street, 7th Floor, TX1-492-07-01, Dallas, Texas 75202-3714 and whose ABA number is 111000025, or, at all times after the date 30 days after the Agent has given written notice to the Borrowers pursuant to Section 6.15(d), such Qualified Account of the Borrowers at such bank (located within the United States) that has been designated in writing at such time by the Borrowers to the Agent.

                  "Designated Amount" means, at any time, with respect to any New-Build Theater that constitutes a Mortgaged Property, either (i) if the Borrowers have delivered a written notice to the Agent electing to have the Mortgaged Property constituting such New-Build Theater be deemed eligible for being a "Qualifying Mortgaged Property" pursuant to clause (xi) of the definition thereof, zero or (ii) if the Borrowers have not so delivered such a notice as to such Mortgaged Property, the amount set forth below next to such
Theater:

                           New-Build Theater                   Amount
                           -----------------                   ------
                  Century                                    $1,364,581.27
                  Lincoln Square                              1,187,883.59
                  Sunshine                                    2,450,009.90
                  Macomb                                        386,062.17
                  Renaissance Place                             334,092.26
                  Bethesda Row                                1,042,367.85
                  West Village                                  735,002.97

                  "DLJ" has the meaning set forth in the Recitals to this Agreement.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

                  "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible and all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in conformity with GAAP, but without duplication, plus (c) the sum of (i) any provision for income or franchise taxes, (ii) Interest Expense (other than Cash Interest Expense on Capitalized Lease Obligations in respect of any Capitalized Lease of any Real Property Asset), (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to Consolidated Net Income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in conformity with GAAP, but without duplication, minus (d) all principal amounts having a scheduled due date during such period payable by the Parent or any of its Subsidiaries determined on a consolidated basis in conformity with GAAP on any Capitalized Lease Obligations in respect of any Capitalized Lease of any Real Property Asset.

                  "Eligible Assignee" means a commercial bank, savings and loan association, finance company, insurance company, fund or other financial institution which makes, purchases or invests in loans in the ordinary course of its business and which is acceptable to the Agent in its sole and absolute discretion.

                  "Environmental Laws" means all federal, state and local laws, statutes, ordinances, regulations and other legal requirements, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 et seq.) ("ECRA").

                  "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                  "ERISA Event" means (i) a Reportable Event; (ii) the withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate (or the treatment of any of the foregoing as having withdrawn under Section 4062(e) of ERISA) from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate (or the treatment of any of the foregoing as having withdrawn under Section 4062(e) of ERISA) from any Multiemployer Plan;
(iv) the filing of a notice of intent to terminate a Title IV Plan or a Multiemployer Plan pursuant to Section 4041 or 4041A of ERISA or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA; (v) the institution of proceedings by the PGBC to terminate, or to appoint a trustee to administer, a Title IV Plan or a Multiemployer Plan; (vi) the failure to timely make any required contribution to a Qualified Plan or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Asset Sale" means an Asset Sale permitted pursuant to Section 7.6(a).

                  "Existing Credit Agreement" has the meaning set forth in the Recitals to this Agreement.

                  "Existing Credit Documents" has the meaning set forth in the Recitals to this Agreement.

                  "Facility" means, collectively, each of (a) the Term A Loan Commitments and the Term A Loans made thereunder (the "Term A Loan Facility"),
(b) the Term B Loan Commitments and the Term B Loans made thereunder (the "Term B Loan Facility") and (c) the Revolving Credit Commitments and the Revolving Credit Loans made thereunder (the "Revolving Credit Facility").

                  "Fair Market Value" means, solely for purposes of the definitions of "Asset Sale" and "Total Consideration" and Sections 7.6(c) and
7.16 hereof, (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable security at any date, the closing sale price of such security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

                  "Farallon" has the meaning specified in the recitals.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Financial Statements" means the consolidated and consolidating statements of operations, statements of cash flows and balance sheets of the Parent and its Subsidiaries delivered in accordance with Sections
4.5 and 5.1 of this Agreement.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on December 31.

                  "Fixed Charges" means, for any period and without duplication, the sum of (a) the Cash Interest Expense of the Parent for such period (other than any Cash Interest Expense on Capitalized Lease Obligations in respect of any Capitalized Lease of any Real Property Asset), (b) the principal amount of Indebtedness for borrowed money of the Parent or any of its Subsidiaries having a scheduled due date during such period, (c) all principal amounts having a scheduled due date during such period payable by the Parent or any of its Subsidiaries determined on a consolidated basis in conformity with GAAP, on Capitalized Lease Obligations (other than Capitalized Lease Obligations in respect of any Capitalized Lease of any Real Property Asset), (d) all cash dividends paid by the Parent or any of its consolidated Subsidiaries on preferred stock in respect of such period other than to any Borrower, (e) the total federal income tax liability actually payable by the Parent or any of its Subsidiaries in respect of such period, and (f) Consolidated Maintenance Capital Expenditures during such period.

                  "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of EBITDA to Fixed Charges for such period; provided, however, in the event (x) any Theater was first constructed during such period or was first acquired by any Borrower during such period and (y) such Theater has been in operation by such Borrower during the entire last fiscal quarter in such period, "EBITDA" and "Fixed Charges" for such period shall be adjusted, in a manner satisfactory to the Agent in the Agent's reasonable credit judgment, by annualizing the actual applicable revenues and expenses for such Theater as if such Theater had been in operation for the entire period.

                  "Flood Hazard Property" means a Real Estate Asset all or a portion of which is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Highest Lawful Rate" means, with respect to each Lender, the maximum lawful rate of interest permitted to such Lender by applicable usury laws, now or hereafter enacted, as changed when and as such laws change, to the extent permitted by such laws, effective on the day such change in such laws becomes effective.

                  "Indebtedness", of any Person, means, without duplication, (a) all indebtedness of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Contingent Obligations of such Person, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all obligations of such Person under Derivative Contracts, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) in the case of the Borrowers, the Obligations.

                  "Indemnified Matters" has the meaning specified in Section 11.5(b).

                  "Indemnitee" has the meaning specified in Section 11.5(b).

                  "Indenture" means the Indenture, dated as of April 15, 1998 and amended as of October 7, 1999, among the Parent, the Guarantors (as defined therein) and Norwest Bank Minnesota, National Association, as Trustee, as the same may be hereafter further amended, supplemented or modified from time to time to the extent permitted by this Agreement.

                  "Initial Mortgage" means a Mortgage in respect of an Initial Mortgaged Property, which Mortgage shall, in the case of each Initial Prior Mortgaged Property, constitute an Amendment Document.

                  "Initial Mortgaged Property" means a Real Property Asset indicated as being part of the Collateral on Schedule 4.19(a) or Schedule 4.19(b).

                  "Initial Prior Mortgaged Property" means an Initial Mortgaged Property that prior to the Closing Date was subject to a recorded mortgage or deed of trust constituting an Existing Credit Document.

                  "Intellectual Property Security Agreement" means an Intellectual Property Security Agreement executed and delivered by a Borrower on the Closing Date or by any Additional Subsidiary from time to time after the Closing Date in accordance with Section 6.8, substantially in the form of Exhibit E annexed hereto (which Intellectual Property Security Agreement shall, in the case of SC, constitute an Amendment Document), as such Intellectual Property Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Interest Expense" means, for any Person for any period, total interest expense (whether cash or non-cash) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period, interest on Capitalized Lease Obligations and net costs under Interest Rate Contracts, but excluding the amount of interest income for such period.

                  "Interest Payment Date" means the last Business Day of each calendar month.

                  "Interest Period" means, with respect to any Interest Payment Date, the period from (and including) the next preceding Interest Payment Date (or, in the case of the first Interest Payment Date for any Loan, the date on which such Loan was made) to (but excluding) such Interest Payment Date.

                  "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                  "Investment" has the meaning specified in Section 7.7. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "IRS" means the Internal Revenue Service, or any successor thereto.

                  "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a duly executed and acknowledged letter, certificate or other instrument in writing from the lessor under the related Lease substantially in the form of Exhibit H annexed hereto or otherwise reasonably satisfactory in form and substance to the Agent.

                  "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any Lease of real property.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property owned by such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lenders" has the meaning specified in the preamble and includes the Term Loan Lenders and the Revolving Credit Lenders.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Account" has the meaning specified in Section 2.13.

                  "Loan Documents" means, collectively, this Agreement, any Notes (and any Note Allonges thereto), each Subsidiary Assumption Agreement, the Collateral Documents, the Assignment Agreement, the Amendment Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Agent or any Lender in connection with or pursuant to any of the foregoing. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such document as the same may be in effect at any and all times such reference becomes operative.

                  "Loan Party" means each of SC, Landmark, LT USA, the Parent, each Additional Borrower and each other Subsidiary of any Borrower that executes and delivers a Loan Document.

                  "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrowers and their Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrowers taken as one enterprise to repay the Obligations or of the Loan Parties to perform their obligations under any Loan Document, or (e) the rights and remedies of the Lenders or the Agent under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes a Material Adverse Change.

                  "Maximum Total Consideration" means

                  (i) with respect to any Permitted Acquisition, the maximum Total Consideration paid or payable by any Loan Party in connection with such Permitted Acquisition as set forth in the writing pursuant to which the Agent shall have consented to such Permitted Acquisition in accordance with Section 7.5(a); or

                  (ii) with respect to any Permitted Theater Investment, the maximum aggregate Consolidated Capital Expenditures paid or payable by any Loan Party in connection with such Permitted Theater Investment as set forth on Schedule 7.5(b) or in such other writing pursuant to which the Agent shall have consented to such Permitted Theater Investment in accordance with Section 7.5(b).

                  "Monthly Financial Report" means a report of the Borrowers, substantially in the form of Exhibit O annexed hereto, required to be delivered each month by the Borrowers pursuant to Section 5.1.

                  "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit F or Exhibit G annexed hereto or in such other form as may be approved by the Agent in its sole discretion, in each case with such changes thereto as may be recommended by the Agent's local counsel or by local counsel to such Loan Party approved by the Agent based on local laws or customary local mortgage or deed of trust practices, or (ii) at the Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to the Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, amended and restated, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Initial Mortgages and any Additional Mortgages, collectively.

                  "Mortgaged Property" means an Initial Mortgaged Property or an Additional Mortgaged Property.

                  "Mortgage Related Documents" means, with respect to each Mortgage, except to the extent waived by the Agent in writing with respect to such Mortgage, each dated as of a date satisfactory to the Agent:

                  (a) if such Mortgage is on any interest of any Loan Party in any Real Property Asset other than a Leasehold Property:

                  (i) (A) a favorable opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to the Agent, as to the due authorization, execution and delivery by such Loan Party of such Mortgage and such other matters as the Agent may reasonably request, and (B) an opinion of counsel reasonably satisfactory to the Agent in the state in which the related Mortgaged Property is located with respect to the validity and enforceability of such Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent;

                  (ii) (A) a mortgagee title insurance policy or an unconditional commitment therefor (a "Mortgage Policy") issued by a title company satisfactory to the Agent with respect to such Mortgaged Property, in an amount and in form and substance reasonably satisfactory to the Agent, insuring fee simple title to, or a valid leasehold interest in, such Mortgaged Property vested in such Loan Party and assuring the Agent that such Mortgage creates a valid and enforceable first priority mortgage Lien on such Mortgaged Property encumbered thereby, subject only to a standard survey exception and Permitted Mortgaged Property Liens, which Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Agent and (2) shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent; (B) true copies of each document, instrument or certificate required by the terms of such Mortgage Policy or such Mortgage to be, or have been, filed, recorded, executed or delivered in connection therewith; and (C) evidence satisfactory to the Agent that such Loan Party has (i) delivered to such title company all certificates and affidavits required by such title company in connection with the issuance of such Mortgage Policy and (ii) paid or arranged for payment on or prior to the date such Mortgage is recorded to such title company or to the appropriate governmental authorities, as the case may be, all expenses and premiums of such title company in connection with the issuance of such Mortgage Policy and all recording and stamp taxes and fees (including mortgage recording and intangible taxes and fees) payable in connection with recording such Mortgage in the appropriate real estate records and issuance of such Mortgage Policy;

                  (iii) a title report issued by such title company with respect thereto, dated not more than 60 days prior to the date such Mortgage was recorded and reasonably satisfactory in form and substance to the Agent;

                  (iv) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or title report delivered pursuant to clause (ii) or (iii) above;

                  (v) unless waived by the Agent, (A) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program and (B) if such Mortgaged

         Property is a Flood Hazard Property, evidence that such Loan Party has obtained flood insurance in respect of such Flood Hazard Property (which may constitute any qualifying private flood insurance) to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

                  (vi) unless waived by the Agent, an environmental indemnity agreement, reasonably satisfactory in form and substance to the Agent, with respect to the indemnification of the Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Contaminant located at, on or under such Mortgaged Property or otherwise associated therewith;

                  (vii) if required by any Governmental Authority or under any Requirements of Law, unless waived by the Agent, appraisals from one or more independent real estate appraisers satisfactory to the Agent, in form, scope and substance reasonably satisfactory to the Agent and satisfying the requirements of any applicable laws and regulations, concerning such Mortgaged Property;

                  (viii) unless waived by the Agent, reports and other information, in form, scope and substance reasonably satisfactory to the Agent and prepared by environmental consultants satisfactory to the Agent, concerning any environmental hazards or liabilities to which any Loan Party or any of its Subsidiaries may be subject to as a result of such Mortgaged Property, which reports shall (A) at a minimum include a recent Phase I environmental site assessment for such Mortgaged Property which is addressed to the Agent or on which the consultant that prepared such report has authorized the Agent in writing to rely and (B) indicate the absence of any condition at the Mortgaged Property that could reasonably be expected to result in either (x) such Loan Party incurring material liabilities under Environmental Laws or (y) the imposition or attachment of an Environmental Lien to such Mortgaged Property;

                  (ix) current ALTA surveys and surveyor's certification by surveyors selected by the Agent with respect to such Mortgaged Property and, to the extent available from the applicable Governmental Authority, zoning letters and certificates of occupancy with respect to such Mortgaged Property, in each case reasonably satisfactory in form and substance to the Agent;

                  (x) evidence satisfactory to the Agent that the Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest (subject only to Permitted Liens) in any tangible personal or mixed property (including fixtures) Collateral attached to or located in or on such Mortgaged Property, including (A) such documents duly executed and filed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Agent may request to perfect its security interests in such Collateral and
         (B) certified copies
         of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover such Collateral except for any financing statement that is an Existing Credit Document and has been duly assigned to the Agent and amended by an Amendment Document and except for Permitted Liens; and

                  (xi) duly executed and acknowledged subordination and non-disturbance agreements from any third party mortgagee of such Mortgaged Property, in form and substance satisfactory to the Agent; and

                  (b) if such Mortgage is on an interest of any Loan Party in a Leasehold Property:

                  (i) each of the documents listed in subsections (i) through
         (vii) and (x) of section (a) above;

                  (ii) current ALTA surveys and surveyor's certification by surveyors selected by Agent with respect to such Leasehold Property or, in lieu thereof, a legal description for such Leasehold Property sufficient for the title company issuing the related Mortgage Policy for such Leasehold Property to utilize and rely upon in issuing such Mortgage Policy and, to the extent available from the applicable Governmental Authority, zoning letters and certificates of occupancy with respect to such Leasehold Property, in each case reasonably satisfactory in form and substance to the Agent;

                  (iii) unless waived by the Agent in writing, a Landlord Consent and Estoppel with respect to such Leasehold Property;

                  (iv) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                  (v) unless waived by the Agent in writing, the following additional consents and agreements, together with evidence satisfactory to the Agent of the filing or recording thereof in all appropriate public records: (A) duly executed and acknowledged subordination and non-disturbance agreements with any third party mortgagee of such Leasehold Property, (B) duly executed and acknowledged consents required to be obtained under the applicable ground lease, sublease or mortgage from any third party ground lessor, sublessor or mortgagee of such Leasehold Property, and (C) if such Loan Party has subleased any portion of such Leasehold Property to any third party, duly executed and acknowledged subordination and attornment agreements of each such sublessee, unless the lease of such sublessee, by its terms, is subject and subordinate to the Lien of such Mortgage and stipulates that such sublessee shall attorn to the Agent and recognize the Agent as the sub-landlord or sub-lessor in the event of a foreclosure of the Loan Party's interest in said Lease or a taking in lieu of foreclosure, in each case in form and, substance satisfactory to the Agent; and

                  (vi) an environmental questionnaire in substantially the form of Exhibit N hereto duly completed as to such Mortgaged Property and signed by the theater manager of the Theater constituting such Mortgaged Property (or, in lieu thereof, a Responsible Officer) on behalf of such Loan Party and, if deemed necessary by the Agent, as a result of matters disclosed or required to be disclosed in such questionnaire, the documents listed in subsection (viii) of section (a) above.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "New-Build Theater" means one of the seven Theaters Landmark expects to construct pursuant to Section 7.5(b) as a Permitted Theater Investment specified in Schedule 7.5(b) hereto in Chicago, Illinois (Century); Washington, D.C. (Lincoln Square); New York City (Sunshine); Roseville, Michigan (Macomb); Highland Park, Illinois (Renaissance Place); Bethesda, Maryland (Bethesda Row); or Dallas, Texas (West Village).

                  "Non-Funding Lender" has the meaning specified in Section 2.3(i).

                  "Non-U.S. Lender" means each Lender (or transferee of such Lender) that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Note Allonges" means, with respect to any Additional Subsidiary, an Allonge, substantially in the form of Schedule II to the form of Subsidiary Assumption Agreement attached hereto as Exhibit J executed at or prior to the time such Additional Subsidiary becomes a Subsidiary of any Borrower, with respect to each then outstanding Note, by such Additional Subsidiary and by all other then existing Borrowers in accordance with Section 6.8, as such Allonge may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Notes" means, collectively, the Revolving Credit Notes, the Term A Loan Notes and the Term B Loan Notes.

                  "Noteholders" means the holders of the Subordinated Notes.

                  "Notice of Borrowing" has the meaning specified in Section 2.3(a).

                  "Obligations" means the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by any of the Borrowers to the Agent, any Lender, any Affiliate of any of them or any Indemnitee, arising under this Agreement or under any other Loan Document, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange transaction or Derivative Contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document.

                  "Operating Plan" has the meaning specified in Section 5.1(e).

                  "Original Borrower" has the meaning specified in the introductory paragraph to this Agreement.

                  "Other Debt" has the meaning specified in Section 7.2(f).

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Other Theater" means any Theater other than an Art Theater, including any first-run commercial film Theater or second-run or discount commercial film Theater.

                  "Parent Stockholders' Agreement" means that certain Stockholders' Agreement dated as of August 1, 1996 by and among the Parent, Brentwood, DLJ Fund Investment Partners II, L.P., and the other stockholders of Parent, as amended, supplemented or otherwise modified from time to time.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute on behalf of participants who are or were employed by any of them.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Acquisition" has the meaning specified in Section 7.5(a).

                  "Permitted Acquisition Closing Date" means, with respect to any Permitted Acquisition, (i) in the event that a Revolving Credit Loan is being made with respect to such Permitted Acquisition, the date upon which each of the conditions set forth in Sections 3.2 and 3.3(a) are satisfied or waived in accordance with Section 11.1 and (ii) in the event that a Revolving Credit Loan is not being made with respect to such Permitted Acquisition, the date upon which such Permitted Acquisition is consummated in accordance with Section 7.5(a).

                  "Permitted Asset Swap" means the acquisition by any Borrower or any of its Subsidiaries of one or more Theaters from any Person pursuant to a Permitted Acquisition consummated in accordance with Section 7.5(a) in exchange for the disposition (within 30 days before or after such acquisition) by such Borrower or Subsidiary of one or more Theaters to such Person pursuant to an Asset Sale made in accordance with Section 7.6(c).

                  "Permitted Liens" means at any time (i) with respect to any Mortgaged Property, any Permitted Mortgaged Property Liens with respect to such Mortgaged Property at such time and (ii) with respect to any other Collateral, any Liens permitted at such time under Section 7.1.

                  "Permitted Mortgaged Property Liens" means, at any time, with respect to any Mortgaged Property, Liens permitted at such time under clauses
(a), (b), (c), (d), (e), (f), (h) or (j) of Section 7.1.

                  "Permitted Theater Investment" has the meaning specified in
Section 7.5(b).

                  "Permitted Theater Investment Commencement Date" means, with respect to any Permitted Theater Investment, the later of the (i) Closing Date and (ii) the first day on which any work by any Borrower relating to construction of the applicable Theater (including preparation of land with respect thereto) commences or any expenditure by any Borrower in respect thereof is made.

                  "Permitted Theater Investment Funding Date" means, with respect to any Permitted Theater Investment, in the event that a Loan is being made with respect to such Permitted Theater Investment, the applicable date upon which each of the conditions set forth in Sections 3.2 and 3.3(b) are satisfied or waived in accordance with Section 11.1.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party, or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Pledge Agreement" means a Pledge Agreement executed and delivered by a Borrower on the Closing Date or by any Additional Borrower from time to time after the Closing Date in accordance with Section 6.8, substantially in the form of Exhibit C annexed hereto (which Pledge Agreement shall, in the case of the Parent or SC, constitute an Amendment Document), as such Pledge Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "principal amount" means, with respect to any Loan, the principal amount of such Loan (including any interest added thereto in accordance with Section 2.9(b)). The "unpaid principal amount" of any Loan on any Interest Payment Date shall be determined after giving effect to the addition to such principal amount of the interest accrued during the Interest Period ending on such date pursuant to Section 2.9(b).

                  "Projections" means (i) those financial projections dated October 6, 1999, covering the fiscal year ending in 1999 and (ii) those financial projections dated October 6, 1999 respecting the Art Theaters to be constructed as described on Schedule 7.5(b) hereto, in each case delivered to the Lenders by the Borrower prior to the Closing Date.

                  "Proposed Change" has the meaning specified in Section
11.2(b).

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Agent, desirable to create or perfect Liens on any Collateral subject to any Intellectual Property Security Agreement.

                  "Purchasing Lender" has the meaning specified in Section 11.7(a).

                  "Qualified Account" means an account maintained at a banking institution by and in the name of a Borrower that constitutes a "Qualified Account" with respect to such Borrower within the meaning of the Security Agreement with respect to such Borrower.

                  "Qualified Account Letter" has the meaning specified in any Security Agreement.

                  "Qualified Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the Code, and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Qualifying Mortgaged Property" means, at any time, any Mortgaged Property if (but only if) each of the following conditions has been satisfied or waived by the Agent in writing at such time:

                  (i) if such Mortgaged Property is a Leasehold Property, such Leasehold Property is a Conforming Leasehold Interest;

                  (ii) (A) the Agent shall have received (x) a duly executed and acknowledged Mortgage with respect to such Mortgaged Property; (y) each of the Mortgage Related Documents with respect to such Mortgaged Property; and (z) evidence that counterparts of such Mortgage have been recorded in all places to the extent necessary to create the security interest specified in clause (B); and (B) a valid and perfected first priority security interest in the property described in such Mortgage exists in favor of the Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) (subject only to Permitted Mortgaged Property Liens);

                  (iii) if such Mortgaged Property is a Leasehold Property, the entire Lease constitutes a Recorded Leasehold Interest and is subject to the Mortgage referred to in clause (ii);

                  (iv) if such Mortgaged Property is a Leasehold Property, no default or other event shall have occurred and be continuing or condition shall exist under such Lease beyond the end of any grace period provided therefor in such Lease the effect of which default or condition is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such Lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where, in the reasonable judgment of the Agent, such landlord is likely to terminate), such Lease;

                  (v) if such Mortgaged Property is a Leasehold Property, such Lease is in full force and effect and has not been terminated and has not been modified, amended or rescinded (excluding any exercise of any right of renewal or extension pursuant to the terms of such Lease as in effect on the date such Leasehold Property first became a Mortgaged Property) without the written consent of the Agent;

                  (vi) the Agent shall not have concluded that any Contaminants exist at, on, or under such Mortgaged Property at concentrations exceeding those allowed by Environmental Laws or that any Environmental Lien has attached or could reasonably be expected to be attached to such Mortgaged Property;

                  (vii) the Theater constituting such Mortgaged Property is not a Theater that, as a result of a casualty, temporary cessation of operations, closing or otherwise, is not in operation for at least 30 hours per week at such time;

                  (viii) the TLCF with respect to such Mortgaged Property for the Applicable Period is not negative at such time;

                  (ix) a Borrower owns such Mortgaged Property at such time and at such time enjoys quiet and undisturbed possession thereof;

                  (x) if such Mortgaged Property is a Leasehold Property, the Lease is not subject to termination and would not otherwise be adversely affected by any sale or transfer of (or change in the beneficial ownership of) any shares of Stock of the Parent;

                  (xi) if the Theater constituting such Mortgaged Property is a New-Build Theater and such time is prior to the first anniversary of the Closing Date, the Borrowers have delivered a written notice to the Agent specifying this clause (xi) of this definition and electing to have such Mortgaged Property be deemed eligible for being a "Qualifying Mortgaged Property".

                  "Ratable Portion" or "ratably" means, with respect to any Lender,

                  (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Commitments of all Lenders have been reduced to zero, the percentage obtained by dividing the aggregate unpaid principal amount of the Revolving Credit Loans of such Lender by the aggregate unpaid principal amount of the Revolving Credit Loans of all Lenders);

                  (b) with respect to the Term A Loan Facility, the percentage obtained by dividing (i) the Term A Loan Commitment of such Lender by (ii) the aggregate Term A Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the aggregate unpaid principal amount of such Lender's Term A Loans by the aggregate unpaid principal amount of the Term A Loans of all Lenders);

                  (c) with respect to the Term B Loan Facility, the percentage obtained by dividing (i) the Term B Loan Commitment of such Lender by (ii) the aggregate Term B Loan Commitments of all Lenders (or, at any time after the Term B Loan Commitments of all Lenders have been reduced to zero, the percentage obtained by dividing the aggregate unpaid principal amount of such Lender's Term B Loans by the aggregate unpaid principal amount of the Term B Loans of all Lenders); or

                  (d) with respect to the Facility, the percentage obtained by dividing (i) the sum of the Revolving Credit Commitment, the Term A Loan Commitment, the Term B Loan Commitment and the aggregate unpaid principal amount of the Term Loans of such Lender (or, at any time after the Revolving Credit Commitments of all Lenders have been reduced to zero, the sum of the Term B Loan Commitment and the aggregate unpaid principal amount of all of the Loans of such Lender) by (ii) the sum of the aggregate Commitments and the aggregate unpaid principal amount of the Term Loans of all Lenders (or, at any time after the Revolving Credit Commitments of all Lenders have been reduced to zero, the sum of the Term B Loan Commitments and the aggregate unpaid principal amount of all of the Loans of all Lenders).

                  "Real Property Asset" means, at any time of determination, any fee or leasehold interest then owned by any Loan Party in any real property, including any Leasehold Property.

                  "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected Leasehold Property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the Lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the Person that, at such time, was the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Agent.

                  "Register" has the meaning specified in Section 11.9(d).

                  "Related Documents" means the dealer manager or other engagement agreement, offer to purchase and other tender offer documents or, if the Debt Repurchase is effected by private negotiations rather than pursuant to a tender offer, the repurchase agreements, "big-boy letters" and other documents in respect of the Debt Repurchase, including any documents filed or required to be filed by or on behalf of any Borrower or any Affiliate thereof with the Securities and Exchange Commission in connection with the Debt Repurchase.

                  "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Contaminant, into the indoor or outdoor environment or into or out of any property owned by such Person.

                  "Remedial Action" means all actions required by any Governmental Authority or under any Requirements of Law to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or
(c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reportable Event" means any of the events described in Sections 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which the 30-day notice is waived.

                  "Required Lenders" on any date, means Lenders representing at least 66-2/3% of the Required Lenders Amount on such date.

                  "Required Lenders Amount" means on any date, the sum of (a) the aggregate unpaid principal amount of the Term A Loans outstanding hereunder on such date, (b) the Required Term B Lenders Amount, and (c) the aggregate Revolving Credit Commitments of all Lenders (or, if the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Loans outstanding) on such date.

                  "Required Revolving Credit Lenders" on any date means Revolving Credit Lenders representing at least 66-2/3% of the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, Revolving Credit Lenders representing at least 66-2/3% of the aggregate unpaid principal amount of all Revolving Credit Loans then outstanding).

                  "Required Term A Loan Lenders" means (a) prior to the Closing Date, Term A Loan Lenders representing at least 66-2/3% of the aggregate Term A Loan Commitments of all Term A Loan Lenders, and (b) thereafter, Term A Loan Lenders representing at least 66-2/3% of the aggregate unpaid principal amount of all Term A Loans then outstanding.

                  "Required Term B Loan Lenders" means (a) prior to the Debt Repurchase Closing Date, Term B Loan Lenders representing at least 66-2/3% of the aggregate Term B Loan Commitments of all Term B Loan Lenders, and (b) thereafter, Term B Loan Lenders representing at least 66-2/3% of the aggregate unpaid principal amount of all Term B Loans then outstanding.

                  "Required Term B Lenders Amount" means, on any date, (a) prior to the Debt Repurchase Closing Date, the aggregate Term B Loan Commitments of all Lenders on such date and (b) thereafter, the aggregate Term B Loans outstanding on such date.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers of such Person.

                  "Restricted Junior Payment" means (a) any dividend or other distribution, direct or indirect, on account of any class of Stock or Stock Equivalents of the Parent, any of the Borrowers or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Stock or Stock Equivalents to the holders of that class,
(b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Stock or Stock Equivalents of the Parent, any of the Borrowers or any of their respective Subsidiaries now or hereafter outstanding except for Stock of the Parent issued upon exchange or conversion of Stock or Stock Equivalents issued by the Parent, and (c) any payment or prepayment of principal, premium (if any), interest, fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness (other than, in the case of clause (c), any required payments of interest).

                  "Revolving Credit Borrowing" means an advance consisting of Revolving Credit Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

                  "Revolving Credit Commitment" means, as to each Revolving Credit Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrowers in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Commitment" or in the most recent Assignment and Acceptance executed by such Lender, as such amount may be reduced or modified pursuant to this Agreement.

                  "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment or, if the Revolving Credit Commitments have been reduced to zero, having an outstanding Revolving Credit Loan.

                  "Revolving Credit Loan" means a Loan made by a Lender to a Borrower pursuant to Section 2.1.

                  "Revolving Credit Note" means a promissory note payable, jointly and severally, by the Borrowers to the order of any Revolving Credit Lender, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Revolving Credit Loans made by such Lender.

                  "Secured Parties" means the Lenders and the Agent.

                  "Security Agreement" means a Security Agreement executed and delivered by a Borrower on the Closing Date or by any Additional Subsidiary from time to time after the Closing Date in accordance with Section 6.8, substantially in the form of Exhibit D annexed hereto (which Security Agreement shall, in the case of the Parent or SC, constitute an Amendment Document), as such Security Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Selling Lender" has the meaning specified in Section 11.7(a).

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Schedules" has the meaning specified in Section 3.3(a).

                  "Stock" means shares of capital stock, beneficial, partnership or membership interests, participations or other equivalent equity interests (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes common stock and preferred stock.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subordinated Indebtedness" means (i) the Subordinated Notes and (ii) any Indebtedness of any of the Borrowers or any of their respective Subsidiaries subordinated in right of payment to the Obligations.

                  "Subordinated Notes" means the 10-1/2% Senior Subordinated Notes due 2005 issued by the Parent and guaranteed by each of the other Original Borrowers pursuant to the Indenture.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Subsidiary Assumption Agreement" means a Subsidiary Assumption Agreement to be executed and delivered by any Additional Subsidiary and all other then existing Borrowers from time to time after the Closing Date in accordance with Section 6.8, substantially in the form of Exhibit J annexed hereto, as such Subsidiary Assumption Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Tax Affiliate" means, as to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Returns" has the meaning specified in Section 4.3.

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Term A Loan" means a Loan made to the Borrowers pursuant to
Section 2.2(a).

                  "Term A Loan Borrowing" means a Borrowing consisting of Term A Loans made on the Closing Date by the Term A Loan Lenders ratably according to their respective Term A Loan Commitments on such date.

                  "Term A Loan Commitment" means, as to each Term A Loan Lender, the commitment of such Lender to make Term A Loans to the Borrowers in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Term A Loan Commitments" or in the most recent Assignment and Acceptance executed by such Lender, as such amount may be reduced or modified pursuant to this Agreement.

                  "Term A Loan Lender" means each Lender having a Term A Loan Commitment or, if the Term A Loan Commitments have been reduced to zero, having an outstanding Term A Loan.

                  "Term A Loan Note" means a promissory note of the Borrowers payable to the order of any Term A Loan Lender, evidencing the Indebtedness of the Borrowers to such Lender resulting from the Term A Loan made by such Lender.

                  "Term B Loan" means a Loan made to the Borrowers pursuant to
Section 2.2(b).

                  "Term B Loan Borrowing" means a Borrowing consisting of Term B Loans made on the Debt Repurchase Closing Date by the Term B Loan Lenders ratably according to their respective Term B Loan Commitments on such date.

                  "Term B Loan Commitment" means, as to each Term B Loan Lender, the commitment of such Lender to make Term B Loans to the Borrowers in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Term B Loan Commitments" or in the most recent Assignment and Acceptance executed by such Lender, as such amount may be reduced or modified pursuant to this Agreement.

                  "Term B Loan Lender" means a Lender having a Term B Loan Commitment or, if the Term B Loan Commitments have been reduced to zero, having an outstanding Term B Loan.

                  "Term B Loan Note" means a promissory note of the Borrowers payable to the order of any Term B Loan Lender, evidencing the Indebtedness of the Borrowers to such Lender resulting from the Term B Loan made by such Lender.

                  "Term Loans" means, collectively, the Term A Loans and the Term B Loans.

                  "Term Loan Lenders" means, collectively, the Term A Loan Lenders and the Term B Loan Lenders.

                  "Termination Date" means the earliest of (a) the date that is four years after the Closing Date, (b) the date on which the Loans become or are declared due and payable pursuant to Section 9.2, and (c) the date of indefeasible prepayment in full by the Borrowers of the Loans and the permanent reduction of the Revolving Credit Commitments and the Term B Loan Commitments to zero dollars ($0).

                  "Theater" means any building and related improvements or complex of buildings and related improvements containing one or more movie screens and operated as a movie theater.

                  "Theater Level Cash Flow" or "TLCF" means, with respect to any Mortgaged Property, for any period, (a) the revenues of the Parent and its Subsidiaries generated for such period by the Theater constituting such Mortgaged Property less (b) the cost of operations (including film rentals, concession supplies, salaries and wages, facility leases, advertising and utilities but excluding depreciation and amortization and general and administrative expense) of the Parent and its Subsidiaries allocable to such Theater for such period, less (c) if such Mortgaged Property is a Leasehold Property and the Lease in respect thereof is a Capitalized Lease, all interest and principal amounts on the Capitalized Lease Obligations in respect of such Capitalized Lease of the Parent and its Subsidiaries for such period, all determined on a consolidated basis (i) with any volume discounts or similar pricing matters associated with film rental, advertising or other expenses incurred as a cost of operating such Theater and one or more other Theaters being allocated equitably on a pro rata basis among all such Theaters and (ii) otherwise in conformity with GAAP; provided, however, that if (x) such Theater was first constructed during such period or was first acquired by any Borrower during such period and (y) such Theater has been in operation by any Borrower during at least three full consecutive calendar months ending on such determination date, "TLCF" with respect to such Mortgaged Property determined as aforesaid for such period shall be adjusted, in a manner satisfactory to the Agent in its reasonable credit judgment, by annualizing the TLCF with respect to such Mortgaged Property as if such Theater had been in operation for the entire period.

                  "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan, which is subject to Title IV.

                  "Total Consideration" means, with respect to any acquisition by any Loan Party of any Theaters and related assets, the total consideration paid or payable by Loan Parties (including and without duplication any assumed liabilities, any payments paid or payable under any non-competition agreements, any other paid or payable deferred purchase price, and the Fair Market Value as of the date of such acquisition of any non-cash assets being transferred by Loan Parties) in connection with such acquisition.

                  "Unfunded Pension Liability" means, as to any Loan Party at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan of such Loan Party, any of its Subsidiaries or any ERISA Affiliate exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "Unused Portion" has the meaning specified in Section
2.8(a)(i).

                  "Welfare Benefit Plan" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, to which any Loan Party or any of its Subsidiaries maintains, contributes to, contributed to within the six year period prior to the Closing Date, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

                  "Withdrawal Liability" means, as to any Loan Party at any time, the aggregate amount of the liabilities of any Loan Party, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

                  "Year 2000 Compliant" means the ability of hardware, firmware or software systems associated with information processing and delivery, operations or services, operated by, provided to or otherwise necessary to the business or operations of the Borrowers taken as one enterprise to recognize and properly perform date-sensitive functions involving certain dates prior to, and at any date after, December 31, 1999.

         1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; the word "through" means "to and including".

         1.3. Accounting Terms. Subject to Section 11.16, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

         1.4. Certain Terms.

                  (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit,

Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (b) The terms "Lender" and "Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 11.9.

                  (c) Upon the appointment of any successor Agent pursuant to
Section 10.6, references to Farallon in Section 10.3 shall be deemed to refer to the successor then acting as the Agent.

                  (d) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the term "including" is not limiting; and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

                                   ARTICLE II

                                    THE LOANS

         2.1. The Revolving Credit Loans. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans (each a "Revolving Credit Loan") to the Borrowers from time to time on any Business Day during the period from immediately after the funding of the Term A Loans pursuant to Section 2.2(a) on the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Credit Loan in excess of such Revolving Credit Lender's Available Revolving Credit. Within the limits of each Lender's Revolving Credit Commitment, amounts prepaid pursuant to Section 2.7(b) may be reborrowed under this Section 2.1. Amounts prepaid pursuant to Section 2.8 (other than Section 2.8(e)) may not be reborrowed under this Section 2.1.

         2.2. The Term Loans.

                  (a) On the terms and subject to the conditions contained in this Agreement, each Term A Loan Lender severally agrees to make a loan (each a "Term A Loan") to the Borrowers on the Closing Date, in an amount not to exceed the lesser of (i) its Term A Loan Commitment and (ii) such Term A Loan Lender's Ratable Portion of the Borrowing Base (Unadjusted) at such time. Amounts prepaid pursuant to Section 2.7(c) or Section 2.8 may not be reborrowed under this
Section 2.2.

                  (b) On the terms and subject to the conditions contained in this Agreement, unless the Termination Date occurs on or prior to the Debt Repurchase Closing Date, each Term B Loan Lender severally agrees to make a loan (each a "Term B Loan") to the Borrowers on the Debt Repurchase Closing Date, in an amount not to exceed its Term B Loan Commitment; provided, however, that Term B Loan Lender shall not be obligated to make a Term B Loan in excess of such Term B Loan Lender's Available Term B Loan Credit. Amounts prepaid pursuant to Section 2.7(d) or Section 2.8 may not be reborrowed under this Section 2.2.

         2.3. Making the Revolving Credit Loans and the Term Loans.

                  (a) Each Revolving Credit Borrowing shall be made on notice, given by the Borrowers to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing. Each such notice (a "Notice of Borrowing") shall be substantially in the form of Exhibit B, specifying therein (i) the date of such proposed Revolving Credit Borrowing, which date shall be either the Closing Date or the first Business Day of a calendar week, and (ii) the aggregate amount of such proposed Revolving Credit Borrowing.

                  (b) The Term A Loan Borrowing shall be made upon receipt of a Notice of Borrowing, given by the Borrowers to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the Closing Date. The Notice of Borrowing shall specify therein (i) the Closing Date and (ii) the aggregate amount of such proposed Term A Loan Borrowing, which amount shall not exceed $17,000,000.

                  (c) The Term B Loan Borrowing shall be made upon receipt of a Notice of Borrowing, given by the Borrowers to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the Debt Repurchase Closing Date. The Notice of Borrowing shall specify therein (i) the Debt Repurchase Closing Date and (ii) the aggregate amount of such proposed Term B Loan Borrowing, which amount shall not exceed the lower of (x) $18,000,000 and
(y) the Borrowing Base (Term B Loans).

                  (d) The Agent shall give to each Lender prompt notice of the Agent's receipt of a Notice of Borrowing. Each Lender shall, before 11:00 A.M. (New York City time) on the date of each proposed Borrowing, make available for the account of its Domestic Lending Office to the Agent at an account designated from time to time by the Agent at a bank in New York City, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrowers. The Borrowers agree to establish and maintain a single Designated Account for the purpose of receiving the proceeds of the Borrowings requested by the Borrowers and made by the Lenders hereunder. Unless otherwise agreed by the Agent and the Borrowers, any Advance requested by the Borrowers and Borrowings made by the Lenders hereunder shall be made to the Designated Account.

                  (e) Each Borrowing shall be in an aggregate amount of not less than $100,000 or an integral multiple of $10,000 in excess thereof.

                  (f) The Borrowers may request no more than one Revolving Credit Borrowing be made in any calendar week.

                  (g) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers.

                  (h) Unless the Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume that such Lender has made such Ratable Portion available to the Agent on the date of such Borrowing in accordance with this Section 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall so repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and, if the Borrowers shall have so repaid such corresponding amount to the Agent, then the Agent shall forthwith pay such amount to the Borrowers. If the Borrowers shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrowers hereunder.

                  (i) The failure of any Lender (a "Non-Funding Lender") to make the Loan or any payment required by it hereunder, shall not relieve any other Lender of its obligations to make such Loan on such date, but no Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan required under this Agreement. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders", "Required Term A Loan Lenders, " "Required Term B Loan Lenders" or "Required Revolving Credit Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

         2.4. Fees.

                  (a) The Borrowers agree to pay to each Revolving Credit Lender a commitment fee on the average daily unused portion of such Lender's Revolving Credit Commitment from the Closing Date until the Termination Date at the rate of 1/2 of 1% (0.500%) per annum, payable (i) on the Interest Payment Date in each month during the term of such Lender's Revolving Credit Commitment, commencing October 31, 1999, (ii) on the date of any reduction of the Revolving Credit Commitments pursuant to Section 2.5 and (iii) on the Termination Date.

                  (b) The Borrowers agree to pay to each Term B Loan Lender a commitment fee on the average daily unused portion of such Lender's Term B Loan Commitment from the Closing Date until the Debt Repurchase Closing Date at the rate of 1/2 of 1% (0.500%) per annum, payable (i) on the Interest Payment Date in each month during the term of such Lender's Term B Loan Commitment, commencing October 31, 1999, (ii) on the date of any reduction of the Term B Loan Commitments pursuant to Section 2.5 and (iii) on the Debt Repurchase Closing Date.

                  (c) The Borrowers agree to pay to the Agent on the Closing Date, for the ratable benefit of the Secured Parties, a closing fee in the amount of $750,000.

         2.5. Reduction and Termination of the Commitments.

                  (a) The Borrowers may, upon at least three Business Days' prior notice to the Agent, terminate in whole or reduce ratably in part the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The Borrowers may, upon at least three Business Days' prior notice to the Agent, terminate in whole or reduce ratably in part the unused portions of the respective Term B Loan Commitments of the Term B Loan Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (c) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Credit Loans is made pursuant to Section 2.8(a), (b), (c) or (d) in the amount of such prepayment (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

                  (d) The Term B Loan Commitments shall be reduced to zero upon the funding of the Term B Loans on the earlier of the Debt Repurchase Closing Date and the Termination Date or, if earlier, the date on which the Term B Loan Commitments are terminated pursuant to Section 9.2.

                  (e) The Term A Loan Commitments shall be reduced to zero upon the funding of the Term A Loans on the Closing Date.

                  (f) The Revolving Credit Commitment of each Revolving Credit Lender shall be reduced to zero on the Termination Date or, if earlier, the date on which the Revolving Credit Commitments are terminated pursuant to Section 9.2.

         2.6. Repayment of Loans; Evidence of Debt.

                  (a) The Borrowers shall repay the entire unpaid principal amount of the Revolving Credit Loans on the Termination Date, together with accrued interest

(including interest accrued (and not yet add principal) pursuant to Section 2.9(b)) to the Termination Date.

                  (b) The Borrowers shall repay the entire unpaid principal amount of the Term Loans on the Termination Date, together with accrued interest (including interest accrued (and not yet add principal) pursuant to Section 2.9(b)) to the Termination Date.

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (d) The Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made, (ii) the amount of any principal or interest due and payable by the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof, if applicable.

                  (e) The entries made in the accounts maintained pursuant to paragraphs (c) and (d) of this Section 2.6 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  (f) Notwithstanding any other provision of this Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender to evidence the indebtedness owing to such Lender by the Borrowers hereunder, the Borrowers will promptly execute and deliver a note or notes to such Lender evidencing any Term A Loans, Term B Loans and Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit A-1, A-2 or A-3, respectively, and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more notes payable to the payee named therein or its registered assigns.

         2.7. Optional Prepayments.

                  (a) The Borrowers shall have no right to prepay the principal amount of any Revolving Credit Loan or any Term Loan other than as provided in this Section 2.7.

                  (b) The Borrowers may, upon at least one Business Day's prior notice to the Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Credit Loans in whole or ratably in part, together with accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate amount not less than $100,000 or integral multiples of $10,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Revolving Credit Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (c) The Borrowers may, upon at least two Business Days' prior notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term A Loans, in whole or ratably in part, together with (x) a prepayment premium of 1.00% of the principal amount of Term A Loans prepaid and (y) accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Term A Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (d) The Borrowers may, upon at least two Business Days' prior notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term B Loans, in whole or ratably in part, together with (x) a prepayment premium of 1.00% of the principal amount of Term B Loans prepaid and (y) accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Term B Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         2.8. Mandatory Prepayments.

                  (a) The Borrowers shall forthwith prepay the Loans upon receipt by any Borrower or any of its Subsidiaries of Asset Sale Proceeds in an amount equal to such Asset Sale Proceeds. Any such mandatory prepayment shall be applied in accordance with Section 2.8(g) below and shall include, to the extent any Term Loans are prepaid, a prepayment premium of 1.00% of the principal amount of Term Loans prepaid. Notwithstanding any provision of this Agreement to the contrary, for purposes of this Section 2.8(a), so long as no Default or Event of Default shall have occurred and be continuing at the time the applicable Asset Sale is consummated, "Asset Sale Proceeds" shall not include:

                      (i) Asset Sale Proceeds from an Asset Sale permitted under
         Section 7.6(c) which Asset Sale Proceeds are reinvested in Permitted Theater Investments, Permitted Acquisitions or Consolidated Maintenance Capital

         Expenditures permitted pursuant to Section 7.5 within 180 days of such sale; provided that any Asset Sale Proceeds not so reinvested (the "Unused Portion") shall be deemed Asset Sale Proceeds for purposes of this Section 2.8(a) on the earlier of (1) the expiration of such 180-day period or (2) the date on which such Borrower or Subsidiary determines that the Unused Portion will not be so reinvested;

                      (ii) Asset Sale Proceeds from the sale of a Theater permitted under Section 7.6(c) consummated pursuant to a Permitted Asset Swap to the extent such proceeds are applied in payment of the purchase price for the related Permitted Acquisition; provided that if the related acquisition is not consummated prior to the date 30 days after such sale such Asset Sale Proceeds shall, subject to clause (i) above, be deemed Asset Sale Proceeds for purposes of this Section 2.8(a) on such date;

                      (iii) Asset Sale Proceeds consisting of any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and any insurance proceeds for the loss of or damage to any asset or property or group thereof (other than any insurance proceeds used for repair or replacement in accordance with paragraph (iv) of this Section 2.8(a)) to the extent that (A) such awards or proceeds do not exceed, in the aggregate, $100,000 in any Fiscal Year, (B) such awards or proceeds are used to replace or repair such asset or property and (C) such replacement or repair is completed within 180 days of receipt of any such awards or proceeds; provided that at such time as any repair or replacement is abandoned or is otherwise discontinued or is not diligently pursued, as determined by the Agent in its sole but reasonable discretion, the unused portion of such awards or proceeds shall constitute Asset Sale Proceeds at such time for purposes of this Section 2.8; or

                      (iv) Asset Sale Proceeds consisting of any insurance proceeds for the loss of or damage to any asset or property or group thereof constituting a Leasehold Property or equipment used in connection therewith to the extent that (A) such proceeds are used to replace or repair such asset or property, (B) such proceeds do not exceed in any Fiscal Year in the aggregate $500,000 or such greater amount as the Agent has consented to for such Fiscal Year in writing,
         (C) such proceeds are required by the terms of the related Lease to be applied to the replacement or repair of such Leasehold Property or equipment used in connection therewith, (D) the Borrowers shall have delivered to the Agent written notice of receipt of such proceeds promptly after receipt thereof, together with a written certificate of the Borrowers that: (1) such proceeds shall be substantially sufficient to complete such replacement or repair in accordance with all applicable laws, regulations and ordinances; and (2) to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, replacement or repair,
         (E) pending application of such proceeds to the required replacement or repair, unless the proceeds are required to be remitted to and held by the lessor under the terms of the related Lease until used in payment for such replacement or repair, the Borrowers shall within 2 Business Days of receipt thereof, deposit such proceeds with the Agent pursuant to an agreement reasonably satisfactory to the Agent providing that such proceeds and the earnings thereon may be disbursed therefrom solely in payment for such replacement or repair or, upon the occurrence and during the continuance of an Event of Default, to repayment of the Obligations in accordance with Section 2.11(e), and
         (F) such replacement or repair is completed within 180 days of receipt of any such proceeds; provided that at such time as any repair or replacement is abandoned or is otherwise discontinued or is not diligently pursued, as determined by the Agent in its sole but reasonable discretion, the unused portion of such proceeds shall constitute Asset Sale Proceeds at such time for purposes of this
         Section 2.8.

                  (b) The Borrowers shall forthwith prepay the Loans upon receipt by any Borrower or any of its Subsidiaries of proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses (including reasonable legal fees and expenses) associated therewith) of any issuance of any debt securities (including any Stock Equivalents constituting, or offered as a unit or otherwise with, debt securities) by any Borrower or any of its Subsidiaries (other than Indebtedness permitted under Section 7.2(d), (e), (f), (i), (k) or (l)) in an amount equal to such net proceeds of such issuance. Any such mandatory prepayment shall be applied in accordance with
Section 2.8(g) below and shall include, to the extent any Term Loans are prepaid, a prepayment premium of 1.00% of the principal amount of Term Loans prepaid.

                  (c) The Borrowers shall, upon receipt by any Borrower or any of its Subsidiaries of any reversion from a defined benefit plan, prepay the Term Loans or, if there are no Term Loans outstanding, the Revolving Credit Loans in an amount equal to the amount of such reversion so received. For purposes of this subsection (b), reversion is defined as the amount of surplus assets which, upon the termination of any defined benefit plan, revert to any Borrower or any of its Subsidiaries (net of any taxes, after taking into account any available tax credits or deductions, and excise taxes or penalties thereon). Any such mandatory prepayment shall be applied in accordance with Section 2.8(g) below and shall include, to the extent any Term Loans are prepaid, a prepayment premium of 1.00% of the principal amount of Term Loans prepaid.

                  (d) Upon a Change of Control, the Borrowers shall forthwith
(i) notify the Agent in writing of the Agent's right to elect to have all of the Loans prepaid, and (ii) upon receiving a request from the Agent so to have the Loans prepaid, prepay all of the Loans, together with (x) a prepayment premium of 1.00% of the principal amount of any Term Loans prepaid and (y) accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of such prepayment.

                  (e) If, at any time, including on the date of any reduction of any Commitment pursuant to Section 2.5, the aggregate unpaid principal amount of the Revolving Credit Loans of any Revolving Credit Lender at such time exceeds the lower of (x) such Revolving Credit Lender's Ratable Portion of the Borrowing Base (Revolving

Credit Loans) at such time (or, if the Borrowing Base (Revolving Credit Loans) is negative, zero) and (y) the Revolving Credit Commitment of such Revolving Credit Lender at such time, the Borrowers shall forthwith prepay such Revolving Credit Loans then outstanding in an amount equal to such excess, together with accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of such repayment.

                  (f) If, at any time, the aggregate unpaid principal amount of Term Loans outstanding at such time exceeds the Borrowing Base (Unadjusted) at such time, the Borrowers shall forthwith prepay the Term Loans in an amount equal to such excess, together with (x) a prepayment premium of 1.00% of the principal amount of Term Loans prepaid and (y) accrued interest (including interest accrued (and not added to principal) pursuant to Section 2.9(b)) to the date of such repayment.

                  (g) Subject to Section 2.11(e), any prepayments made by the Borrowers pursuant to subsection (a), (b) or (c) of this Section 2.8 shall be applied as follows: first, to fees and reimbursable expenses of the Agent then due and payable pursuant to any of the Loan Documents; second, to interest otherwise then due and payable on the Term Loans; third, to interest otherwise then due and payable on the outstanding Revolving Credit Loans; fourth, to the principal balance of the Term Loans, together with (x) a prepayment premium of 1.00% of the principal amount of Term Loans prepaid and (y) accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of prepayment of such Loans on the amount prepaid, until the same shall have been paid in full; and fifth, to the principal balance of Revolving Credit Loans, together with accrued interest (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) to the date of prepayment of such Loans on the amount prepaid, until the same shall have been paid in full.

                  (h) All repayments and prepayments of Term Loans other than pursuant to Section 2.7 shall be applied pro rata among all of the Term A Loans and Term B Loans then outstanding in accordance with the respective unpaid principal balances thereof.

                  (i) Nothing in this Section 2.8 shall constitute, or be deemed to constitute, a consent to, or authorize, or be deemed to authorize, any sale of assets or securities or other transaction otherwise prohibited by this Agreement.

         2.9. Interest.

                  (a) The Borrowers shall pay interest in cash on the unpaid principal amount of each Loan from the date of such Loan until the principal amount thereof shall have been paid in full at a rate of 12.875% (plus, during the continuance of an Event of Default, 2.000%) per annum, payable monthly on each Interest Payment Date, on the Termination Date and on the date any Loan is paid in full; provided, however, that any amount of principal or interest thereon which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 17.500% per annum.

                  (b) In addition to the interest payable in cash on each Loan pursuant to Section 2.9(a), interest shall accrue on each Loan on the unpaid principal amount thereof from the date thereof until the principal amount becomes due and payable, at the rate of 2.625% per annum, such interest to be compounded monthly as of the open of business on each Interest Payment Date, at which time such interest having accrued on such Loan during the Interest Period ending on such Interest Payment Date shall be added to the principal amount of such Loan.

                  (c) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, the Notes, the Loan Documents or in any of the documents or instruments otherwise relating hereto, in no event shall this Agreement, the Notes, the Loan Documents or such instruments or documents relating hereto require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any such excess of interest is contracted for, charged, taken, reserved or received under this Agreement, any Notes, the Loan Documents or any of the documents or instruments otherwise relating hereto, or if the maturity of the Loans is accelerated in whole or in part, or if all or part of the principal of or interest on the Loans shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Agreement, any Note, Loan Documents or any of the documents or instruments otherwise relating hereto, on the amount of principal actually outstanding from time to time under any Loan shall exceed the Highest Lawful Rate permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrowers nor any other person or entity now or hereafter liable for the payment of the Loans shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate allowed under the applicable usury laws, (iii) any such excess which may have been collected either shall be applied at final maturity of said Indebtedness as a credit against the then unpaid principal amount of the applicable Loan or refunded to the person paying the same, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the Highest Lawful Rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Agreement, the Notes, the Loan Documents or any of the documents or instruments otherwise relating hereto, for the purpose of determining whether such rate exceeds the Highest Lawful Rate of interest, shall be made to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading in equal or unequal parts during the period of the full stated term of the applicable Loan all interest at any time contracted for, charged, taken, reserved or received from the Borrowers or otherwise by the holder or holders thereof in connection with the applicable Loan.

         2.10. Capital Adequacy. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order regarding capital adequacy after the Closing Date, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of (i) reducing the amount of any payment (whether of principal, interest or otherwise) receivable by such Lender or otherwise reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation (taking into consideration such Lender's or such controlling corporation's policies with respect to capital adequacy), (ii) increasing the cost to such Lender of making or maintaining a Loan, or (iii) requiring a payment in respect of a Loan, then, within 10 Business Days following demand from time to time by such Lender (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction, additional cost or payment. A certificate as to such amounts (in reasonable detail) submitted to the Borrowers and the Agent by such Lender shall be conclusive and binding for all purposes absent manifest error. Failure on the part of any Lender to demand compensation for any increased costs, reduction in amounts received or receivable or reduction in the rate of return earned on such Lender's or controlling corporation's capital shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return. The protection under this
Section 2.10 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation but if after receiving any such amounts such Lender determines that such condition is not valid or applicable, such Lender shall refund amounts paid in respect thereof.

         2.11. Payments and Computations.

                  (a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars to the Agent at an account designated from time to time by the Agent at a bank in New York City in immediately available funds without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders in accordance with their respective Ratable Portions, for the account of their respective Domestic Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Domestic Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided that amounts payable pursuant to Sections 2.10 and 2.12 shall be paid only to the affected Lender or Lenders. Payments received by the Agent after 1:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest and of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each computation by the Agent of interest or fees hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

                  (d) Unless the Agent shall have received notice from the Borrowers to the Agent prior to the date on which any payment is due hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

                  (e) So long as no Event of Default shall have occurred and be continuing, all payments and prepayments applied to a particular Loan (except as set forth in Section 2.8) shall be applied ratably to the portion thereof held by each Lender as determined by its Ratable Portion. As to all payments made when an Event of Default shall have occurred and be continuing or following the Termination Date, (i) the Borrowers and the Lenders hereby irrevocably waive the right to direct the application of any and all payments received, and agree that the Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations in such order as the Agent may deem advisable and (ii) in the absence of a specific determination by the Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: first, to fees and the Agent's expenses reimbursable hereunder and any expenses, disbursements and advances incurred by the Agent (including any such advances constituting Loans) pursuant to Section 2.11(f) ; second, to interest on the Loans, ratably in proportion to the interest accrued (including interest accrued (and not yet added to principal) pursuant to Section 2.9(b)) as to each Loan; third, to principal payments on the Loans, ratably to the aggregate unpaid principal amount of the Loans; and fourth, to all other Obligations including expenses of the Lenders to the extent reimbursable under
Section 11.5.

                  (f) The Agent is authorized to, and at its option may, make advances on behalf of the Borrowers for the payment when due of all fees, expenses, charges, costs, principal and interest incurred by the Borrowers hereunder or under any of the other Loan Documents (including those expenses, disbursements and advances incurred by the Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations) when and as the Borrowers fail to pay promptly any such amounts. At the Agent's option and to the extent permitted by law, any advances so made shall constitute Loans hereunder.

         2.12. Taxes.

                  (a) Any and all payments by the Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent (as the case may be) is organized and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Domestic Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrowers shall deliver to the Agent evidence of such payment; provided that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to Taxes that are attributable to such Lender's failure to comply with the requirements of paragraph (f) of this Section 2.12.

                  (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or the Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Agent, at its address referred to in Section 11.3, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrowers will furnish to the Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) any Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.12, the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

                  (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of the Obligations and shall survive until the statute of limitation with regard to any Tax Returns.

                  (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrowers or the Agent, each Non-U.S. Lender that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Agent and Borrowers with two copies of either IRS Form 4224 or Form 1001, or in the case of a Non-U.S. Lender claiming exemption under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8 or Form W-9, or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender hereunder. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Non-U.S. Lender.

                  (g) If the Agent or any Lender determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by the Borrowers pursuant to this Section 2.12, it shall promptly remit such refund to the Borrowers, net of all out-of-pocket expenses of the Agent or such Lender; provided that the Borrowers upon the request of the Agent or such Lender, agree promptly to return such refund (plus any interest) to such party in the event such party is required to repay such refund to the relevant taxing authority.

         2.13. Maintenance of Loan Account. At the request of the Borrowers, to facilitate and expedite the administration and accounting processes and procedures of their borrowings under this Agreement, the Agent has agreed, in lieu of maintaining separate loan accounts on the Agent's books in the name of each of the Borrowers, that the Agent shall maintain a single account on its books in the names of the Borrowers (the "Loan Account"). The Term Loans and all Revolving Credit Loans, including accrued interest thereon, and any other payment Obligations of the Borrowers shall be owed by the Borrowers jointly and severally and charged to the Loan Account. The Loan Account will be credited with all payments received by the Agent from any Borrower or for any Borrower's account on the date received (or, if received on a day other than a Business Day or after 1:00 P.M. (New York City time) on a Business Day, on the next Business
Day).

         2.14. Joint Borrower Provisions.

                  (a) All Loans shall be made to, and all Obligations (including those respecting fees and those pursuant to Section 11.5) shall be owed by, the Borrowers on a joint and several basis. It is understood that the administration of the credit facility on a collective borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request and that the Secured Parties shall not incur any liability to the Borrowers as a result thereof, nor shall the Secured Parties have any responsibility to inquire into the correctness of the apportionment or allocation of, or any disposition by, any Borrower of (i) any Loans made under this Agreement, or (ii) any of the expenses and other items charged to the Loan Account pursuant to this Agreement.

                  (b) Each Borrower represents and warrants to the Secured Parties that the request for collective administration of the Loans and other financial accommodations to be made by the Secured Parties hereunder was made because the Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each Borrower. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

               2.15. Termination Upon Event of Default. If any Term Loans are declared or become immediately due and payable pursuant to Section 9.2 upon the occurrence of an Event of Default, and the Agent, in its reasonable credit judgment, determines that such Event of Default arose out of Borrowers' attempt to avoid the premium otherwise payable upon an optional or mandatory prepayment of Term Loans prior to the stated maturity thereof as specified in Section 2.6(b) hereof, then in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the lost profits of the Term Loan Lenders as a result thereof, the Borrowers shall pay to the Agent, for the ratable benefit of the Term Loan Lenders, upon the date such Term Loans so become due and payable, a premium of 1.00% of the principal amount of the Term Loans so becoming due and payable. Such premium shall be presumed to be the amount of damages sustained by the Term B Loan Lenders as the result of the early payment of such Term Loans and each Borrower agrees that it is reasonable under the circumstances currently existing. Such premium provided for in this Section 2.15 shall be deemed included in the Obligations.

                                  ARTICLE III

                               CONDITIONS TO LOANS

         3.1. Conditions Precedent to Initial Loans. The effectiveness of this amendment and restatement of the Existing Credit Agreement and the obligation of each Lender on the Closing Date to make the Loans requested to be made by it, are subject to, in the case of clauses (a) through (v), the Agent's receipt, on or before the Closing Date, of the following documentary conditions precedent, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Agent and in sufficient copies for each Lender and, in the case of clauses (w) through (y) to the satisfaction of the non-documentary conditions precedent specified therein:

                  (a) Copies of each of the Existing Credit Documents, each duly executed and, if recordable, acknowledged by the parties thereto and certified to be true and correct and in full force and effect by the Secretary or Assistant Secretary of each of the Borrowers; and evidence that counterparts of each Existing Credit Document that is a mortgage in respect of an Initial Prior Mortgaged Property have been recorded in the applicable real property records of the jurisdiction in which such Mortgaged Property is located.

                  (b) Copies of the BTC/DLJ Assignment Agreement and each BTC/DLJ Assignment Document, each duly executed and, if recordable, acknowledged by the parties thereto and certified to be true and correct and in full force and effect by the Secretary or Assistant Secretary of each of the Borrowers or by an authorized officer of DLJ; and evidence that counterparts of each BTC/DLJ Assignment Document that is an assignment of mortgage in respect of an Initial Prior Mortgaged Property has been recorded in the applicable real property records of the jurisdiction in which such Mortgaged Property is located.

                  (c) The Assignment Agreement and each other Assignment Document, duly executed and delivered by DLJ, together with all of the original promissory notes issued under the Existing Credit Agreement payable to BTC or DLJ, each duly endorsed to the order of Farallon and marked "cancelled upon renewal" and evidence that counterparts of each Assignment Document that is an assignment of mortgage in respect of an Initial Prior Mortgaged Property have been recorded in the applicable real property records of the jurisdiction in which such Mortgaged Property is located.

                  (d) This Agreement, duly executed and delivered by the Borrowers, and, for the account of each Lender requesting the same, a Note or Notes of the Borrowers conforming to the requirements set forth herein and an originally executed Notice of Borrowing.

                  (e) Copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses, consents and permits (other than any Landlord Consent and Estoppels with respect to any Initial Mortgaged Property Collateral) required to be obtained with respect to each Loan Document and the transactions contemplated thereby (including a qualification pursuant to Section 25113 of the California Corporate Securities Law exempting the Notes from the California usury laws that shall not impose any terms or requirements as a condition therefor that are not acceptable to the Agent), each certified as of the Closing Date by the Secretary or Assistant Secretary of such Loan Party or, in the case of clause (ii), of each Borrower as being a true and correct copy thereof and as (to the knowledge thereof, in the case of clause (ii)) not having been modified, amended or rescinded and being in full force and effect.

                  (f) A copy of the articles or certificate of incorporation (or equivalent organizational documents) of each Borrower and of each of its Subsidiaries that is not a Borrower, certified as of a recent date by the Secretary of State of the state of incorporation of such Borrower or Subsidiary, together with good standing certificates from such official and the Secretary of State of each state in which such Borrower or Subsidiary operates a Theater or is otherwise required to be qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any franchise or similar taxes from the appropriate taxing authority of such jurisdictions, each dated a recent date prior to the Closing Date, and a copy of the certificate of incorporation and the by-laws (or equivalent organizational documents) of each Borrower and of each of its Subsidiaries that is not a Borrower certified as of the Closing Date by the Secretary or an Assistant Secretary of each such Borrower or Subsidiary as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect.

                  (g) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party.

                  (h) The Pledge Agreements, and the Security Agreements, each duly executed by each Borrower party thereto, together with:

                      (i) evidence satisfactory to the Agent that the Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest in the Mortgaged Properties (subject only to Permitted Mortgaged Property Liens) and in the other Collateral (subject only to Permitted Liens), including (A) such documents duly executed and filed by each Loan Party (including acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as the Agent may request to perfect its security interests in the Collateral and (B) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, which reports

         (i) shall list all effective financing statements, fixture filings and judgment and tax lien filings that name any Loan Party as debtor and shall be satisfactory to the Agent in its sole and absolute discretion, together with copies of such financing statements, fixture filings and judgment and tax lien filings, none of which shall cover the Collateral (except for Permitted Liens, any financing statement that is an Existing Credit Document and has been duly assigned to the Agent and amended by an Amendment Document or Liens for which the Agent shall have received duly executed termination statements in recordable or fileable form and substance satisfactory to it);

                      (ii) share certificates representing all of the certificated securities being pledged pursuant to the Pledge Agreements and stock powers for such share certificates executed in blank; and

                      (iii) Qualified Account Letters from (A) all issuers of uncertificated securities and financial assets held by any Borrower or any of its Subsidiaries, (B) all securities intermediaries with respect to all securities accounts and securities entitlements of any Borrower or any of its Subsidiaries, and (C) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower or any of its Subsidiaries.

                  (i) The Intellectual Property Security Agreements, duly executed by each Borrower party thereto, together with evidence of the completion of all recordings and filings of the Intellectual Property Security Agreements as may be necessary or, in the opinion of the Agent, desirable to perfect and protect the Liens created by the Intellectual Property Security Agreements.

                  (j) Duly executed and acknowledged Initial Mortgages together with: (i) each of the Mortgage Related Documents with respect to each Initial Mortgage; and (ii) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Agent, to create a valid and perfected first priority security interest in the property described therein in favor of the Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) (subject only to Permitted Mortgaged Property Liens).

                  (k) Each of the Amendment Documents set forth on Schedule 3.1, including UCC-3 amendments, duly executed and delivered by each Loan Party party thereto.

                  (l) Favorable opinions of (x) Latham & Watkins, counsel to the Loan Parties, in substantially the form of Exhibit K and (y) Haynes & Boone, Texas special counsel to the Loan Parties, in substantially the form of Exhibit L and, in each case, as to such other matters as any Lender through the Agent may reasonably request.

                  (m) Evidence satisfactory to the Agent that the procedures with respect to cash management required by the Loan Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed Qualified Account Letters executed by such Loan Party and the related banking or other financial institution in connection with all Qualified Accounts.

                  (n) Satisfactory evidence that the insurance policies required by Section 6.4 and each Collateral Document are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements, as requested by the Agent, in favor of the Agent on behalf of the Secured Parties.

                  (o) A letter from the Loan Parties to their independent auditors authorizing the independent certified public accountants of the Loan Parties to communicate with the Agent and the Lenders in accordance with Section 6.6.

                  (p) A certificate of the Chief Financial Officer of each Borrower, stating that such Borrower is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with
Section 6.12 and the payment of all estimated legal, accounting and other fees related hereto and thereto.

                  (q) The Financial Statements of the Parent and its Subsidiaries referred to in Section 4.5 and the Operating Plan for Fiscal Year 1999.

                  (r) Unless waived by the Agent, subordination agreements, executed by the lessor of any Mortgaged Property and the Borrower that is the lessee, as to any Lien that such lessor may have with respect to any Collateral (including any Lien identified on Schedule 7.1(d) hereto), together with such UCC-2 or UCC-3 Forms executed by such Person as the Agent may deem necessary or desirable for filing to evidence subordination of any such Lien, in each case in form and substance satisfactory to the Agent.

                  (s) A Borrowing Base Certificate, with respect to the Applicable Period on the Closing Date, executed by a Responsible Officer of each Borrower, satisfactory to the Agent.

                  (t) Copies of the following documents, each of which (x) shall be certified as of the Closing Date by the Secretary or Assistant Secretary of each Borrower as being a true and correct copy thereof and as not having been modified, amended or rescinded and as being in full force and effect and (y) which the Agent shall have had the opportunity to review and determine to be in form and substance satisfactory to it:

                      (i) the Indenture and all other loan agreements, notes and other documentation evidencing or relating to any Indebtedness for borrowed money of any Loan Party or any of its Subsidiaries (including copies of any amendments to or consents under the Indenture, together with all exhibits and schedules thereto), and all other material agreements of any of them listed on Schedule 4.28 hereto;

                      (ii) the Administrative Services Agreement and the Parent Stockholders' Agreement; and

                  (u) A letter from the Process Agent, indicating its consent to its appointment by each Borrower as its agent to receive service of process as specified in Section 11.11(b).

                  (v) Such other certificates, documents, agreements and information respecting any Loan Party as the Agent may, in its sole discretion, reasonably request.

                  (w) Except for any change in the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrowers and their Subsidiaries taken as one enterprise that occurred prior to June 30, 1999 and was expressly disclosed in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, (x) there shall have been no Material Adverse Change since December 31, 1998, and (y) nothing shall have occurred since December 31, 1998 which, in the judgment of the Agent or any Lender, has had a Material Adverse Effect.

                  (x) All costs and accrued and unpaid fees and expenses for which Borrowers have received an invoice (including legal fees and expenses) required to be paid to the Agent and the Lenders on or before the Closing Date shall have been paid.

                  (y) There shall exist no Default or Event of Default under the Loan Documents.

         3.2. Conditions Precedent to Each Loan. The obligation of each Lender to make any Loan (including any Loans being made by such Lender on the Closing Date) shall be subject to the further conditions precedent that:

                  (a) The following statements shall be true on the date of such Loan, both before and after giving effect thereto and to the application of the proceeds therefrom:

                      (i) The representations and warranties of each Borrower set forth in Article IV of this Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though made on and as of the date of such Loan (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date); and

                      (ii) Each Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such date, no Default or Event of Default shall have occurred and be continuing.

                  (b) The making of the Loan on the date of such Loan does not violate any Requirement of Law on the date of or immediately following such Loan and is not enjoined, temporarily, preliminarily or permanently.

                  (c) The Agent shall have received at least three Business Days prior to the date of such Loan a Borrowing Base Certificate, which shall include calculations of Applicable Amounts (x) only for Mortgaged Properties that were Qualifying Mortgaged Properties on the date of such Borrowing Base Certificate and remain Qualified Mortgaged Properties on the date of such Loan and (y) computed based on the Applicable Period on the date of such Loan, executed by a Responsible Officer of each Borrower, satisfactory to the Agent.

                  (d) If on such date the Agent shall have (i) reasonably determined that a revised version of the Uniform Commercial Code has become effective in one or more jurisdictions in which Collateral is located or any other facts, circumstances or conditions might exist on such date (and which did not exist on the Closing Date) which could adversely affect either (x) the ability of counsel to issue at such time the legal opinions originally delivered pursuant to Section 3.1(l) or (y) the perfection or priority of the security interests created pursuant to the Collateral Documents and (ii) requested same, the Agent shall have received from counsel (who shall be reasonably satisfactory to the Agent) for any Loan Party, an opinion or opinions in form and substance satisfactory to the Agent, addressed to the Agent and the Lenders and dated such date, covering such of the matters set forth in the opinions of counsel theretofore required to be delivered pursuant to Section 3.1(l) as the Agent shall specify or such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

                  (e) The Agent shall have received such additional documents, information and materials as any Lender, through the Agent, may reasonably request.

                  (f) No repayment of the Revolving Credit Loans shall be required on such date pursuant to Section 6.15(c).

                  (g) Except for any change in the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrowers and their Subsidiaries taken as one enterprise that occurred prior to June 30, 1999 and was expressly disclosed in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, (x) there shall have been no Material Adverse Change since December 31, 1998, and (y) nothing shall have occurred since December 31, 1998 which, in the judgment of the Agent or any Lender, has had a Material Adverse Effect.

Each submission by the Borrowers to the Agent of a Notice of Borrowing and each acceptance by the Borrowers of the proceeds of each Loan (each such event being a "Credit Event") shall be deemed to constitute a representation and warranty by each of the Borrowers on the date of such Credit Event as to the matters specified in Sections 3.2(a), (b) and (f) above and that all of the applicable conditions specified in Section 3.2 and if applicable, 3.3 or 3.4 have been satisfied as of that time.

         3.3. Conditions Precedent to Each Permitted Acquisition Loan or Permitted Investment Loan.

                  (a) Permitted Acquisition Loans. The obligations of each Lender to make any Revolving Credit Loan all or any portion of the proceeds of which will be used in connection with any Permitted Acquisition are, in addition to the conditions precedent specified in Sections 3.1 and 3.2, subject to the further conditions precedent that unless waived by the Agent in writing:

                      (i) The Agent shall have received evidence reasonably satisfactory to it (A) in the event such Permitted Acquisition involves the acquisition of any Leasehold Property, that the applicable Loan Party has caused the lessor of such Leasehold Property to consent to the encumbrancing thereof and has caused such Leasehold Property to otherwise be a Conforming Leasehold Interest, and (B) in the event the Permitted Acquisition involves the acquisition of any Additional Mortgaged Property or the acquisition of a Subsidiary that owns any Additional Mortgaged Property, that the applicable Loan Party has delivered to the Agent on or prior to the Permitted Acquisition Closing Date a duly executed and acknowledged Mortgage with respect to such Additional Mortgaged Property, together with (i) each of the Mortgage Related Documents with respect to such Additional Mortgaged Property; and (ii) evidence that counterparts of such Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of the Agent, to create a valid and perfected first priority security interest in the property described therein in favor of the Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) (subject only to Permitted Mortgaged Property Liens).

                      (ii) The Agent shall have received evidence satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered to the Agent all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Agent, desirable to create in favor of the Agent, for the benefit of Lenders, a valid and perfected first priority security interest (subject only to Permitted Liens) in the entire personal and mixed property Collateral acquired pursuant to the applicable Permitted Acquisition (together with any Additional Mortgaged Property acquired in such Permitted Acquisition and the entire personal, mixed and real property Collateral acquired pursuant to Permitted Theater Investments, "Additional Collateral"). Such actions shall include the following:

                           (A) If any Person becomes a Subsidiary of any
                  Borrower in connection with such Permitted Acquisition, delivering to the Agent each of the agreements, documents, instruments, opinions, certificates and other items required to be delivered pursuant to Section 6.8.

                           (B) Delivery of each of the documents, and the taking
                  of each of the actions, with respect to such Additional Collateral (other than the Additional Mortgaged Property) comparable to those described in Section 3.1(h), (i), (m) and
                  (n) with respect to the Collateral on the Closing Date.

                           (C) On or prior to the Permitted Acquisition Closing
                  Date, the Loan Parties shall have updated each of Schedules 4.8(a), 4.8(b), 4.9, 4.10, 4.19(a), 4.19(b), 4.19(k), 4.27 and
                  4.28 (and, if (but only if) the Agent consents thereto in writing, any other Schedules) to this Agreement and Schedule I to each of the Pledge Agreements, Schedules I, II and V to each of the Security Agreements, and Schedules A, B, D and E to each of the Intellectual Property Security Agreements (collectively, the "Specified Schedules") to the extent necessary to reflect changes resulting from the consummation of the Permitted Acquisition, in each case, in form and substance satisfactory to the Agent, and the Loan Parties shall have delivered to the Agent an Officer's Certificate to which such updated Specified Schedules shall be attached certifying that such Specified Schedules are true, correct and accurate as of the Permitted Acquisition Closing Date.

                           (D) As of the Permitted Acquisition Closing Date
                  (before and after giving effect to the consummation of such Permitted Acquisition) and giving effect to any updating of specified schedules pursuant to clause (C) above, (1) no event which would constitute a Default or an Event of Default shall have occurred and be continuing; (2) the representations and warranties in Article IV hereof shall be true, correct and complete in all material respects on and as of the Permitted Acquisition Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date; (3) since the date of the most recent audited financial statement delivered pursuant to Section 5.1(c), no Material Adverse Effect or Material Adverse Change shall have occurred;
                  (4) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby and (5) each of the Borrowers shall have delivered to the Agent an Officer's Certificate in form and substance satisfactory to the Agent to such effect, to the effect that all of the applicable conditions precedent set forth in Article III hereof have been satisfied, that the Permitted Acquisition complies with the provisions of Section 7.5(a) and, if the Permitted Acquisition is an Excluded Permitted Acquisition, that the Permitted Acquisition is an Excluded Permitted Acquisition.

                           (E) The Lenders shall have received originally
                  executed copies of one or more favorable written opinions, dated as of the Permitted Acquisition Closing Date, of (1) counsel for the Loan Parties reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent, as to such matters as the Agent may reasonably request and (2) to the extent that a Mortgage is recorded and to the extent required by the Agent, special counsel for the Loan Parties affected by the Permitted Acquisition qualified in each jurisdiction in which any such Loan Party is incorporated or where Collateral Documents for such Loan Parties are being filed or recorded, setting forth such matters with respect to such Loan Parties and the Collateral Documents as the Agent may reasonably request, all in form and substance satisfactory to the Agent.

                           (F) The Borrowers shall have delivered to the Agent
                  (1) all documentation or materials provided to the Board of Directors of any Borrower or any of its respective Subsidiaries in connection with the evaluation, discussion, determination or any other action relating to the Permitted Acquisition and (2) all other documentation relating to the Permitted Acquisition which Agent in its discretion may request, but only to the extent such documentation has been, or is intended to be, developed, compiled or otherwise produced or obtained by any Borrower or any of its respective Subsidiaries.

                           (G) All corporate and other proceedings taken or to
                  be taken in connection with the transactions contemplated by the Permitted Acquisition and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

                  (b) Permitted Theater Investment Loans. The obligations of each Lender to make any Revolving Credit Loan all or any portion of the proceeds of which will be used in connection with any Permitted Theater Investment are, in addition to the conditions precedent specified in Sections 3.1 and 3.2, subject to the further conditions precedent that, unless waived by the Agent in writing:

                      (i) The Agent shall have received evidence reasonably satisfactory to it (A) in the event such Permitted Theater Investment involves the construction of any Theater on any Leasehold Property, that the applicable Loan Party has caused the lessor of such Leasehold Property to consent to the encumbrancing thereof and has caused such Leasehold Property to otherwise be a Conforming Leasehold Interest, and
         (B) in the event such Permitted Theater Investment involves the acquisition of any Additional Mortgaged Property or the formation or acquisition of a Subsidiary that owns any Additional Mortgaged Property, that the applicable Loan Party has delivered to the Agent on or prior to such Permitted Theater Investment Funding Date (or, if earlier, the related

         Permitted Theater Investment Commencement Date) a duly executed and acknowledged Mortgage with respect to such Additional Mortgaged Property, together with (i) each of the Mortgaged Related Documents with respect to such Additional Mortgaged Property; and (ii) evidence that counterparts of such Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of the Agent, to create a valid and perfected first priority security interest in the property described therein in favor of the Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) (subject only to Permitted Mortgaged Property Liens).

                      (ii) The Agent shall have received evidence reasonably satisfactory to it that each Loan Party shall have on or prior to such Permitted Theater Investment Funding Date (or, if earlier, the related Permitted Investment Commencement Date) taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered to the Agent all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Agent, desirable to create in favor of the Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in the applicable Additional Collateral (subject only to Permitted Liens). Such actions shall include the following:

                           (A) If any Person becomes a Subsidiary of a Borrower
                  in connection with such Permitted Theater Investment, delivering to the Agent each of the agreements, documents, instruments, opinions, certificates and other items required to be delivered pursuant to Section 6.8.

                           (B) Delivery of each of the documents, and the taking
                  of each of the actions, with respect to such Additional Collateral (other than any Additional Mortgaged Property) comparable to those described in Section 3.1(h), (i), (m) and
                  (n) with respect to the Collateral on the Closing Date.

                           (C) On or prior to the first Permitted Investment
                  Funding Date with respect to such Permitted Investment (or, if earlier, the related Permitted Theater Investment Commencement
                  Date), the Loan Parties shall have updated each of the Specified Schedules to the extent necessary to reflect changes resulting from the consummation of the Permitted Theater Investment, in each case, in form and substance satisfactory to the Agent, and the Loan Parties shall have delivered to the Agent an Officer's Certificate to which such updated Specified Schedules shall be attached certifying that such Specified Schedules are true, correct and accurate as of such date.

                           (D) As of the first Permitted Theater Investment
                  Funding Date with respect to such Permitted Investment (or, if earlier, the related Permitted Theater Investment Closing Date (before and after giving effect to the consummation of such Permitted Theater Investment) and giving effect to any updating of specified schedules pursuant to clause (C) above,
                  (1) no event which would constitute a Default or an Event of Default shall have occurred and be continuing; (2) the representations and warranties in Article IV hereof shall be true, correct and complete in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date;
                  (3) since the date of the most recent audited financial statement delivered pursuant to Section 5.1(c), no Material Adverse Effect or Material Adverse Change shall have occurred;
                  (4) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby and (5) each of the Borrowers shall have delivered to the Agent an Officer's Certificate in form and substance satisfactory to the Agent to such effect, to the effect that all of the applicable conditions precedent in Article III hereof have been satisfied, that the Permitted Theater Investment complies with the provisions of Section 7.5(b).

                           (E) The Lenders shall have received originally
                  executed copies of one or more favorable written opinions, dated as of the first Permitted Theater Investment Funding Date with respect to such Permitted Investment (or, if earlier, the related Permitted Commencement Closing Date), of
                  (1) counsel for the Loan Parties reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, as to such matters as the Agent may reasonably request and (2) special counsel for the Loan Parties affected by the Permitted Theater Investment qualified in each jurisdiction in which any such Loan Party is incorporated or where Collateral Documents for such Loan Parties are being filed or recorded, setting forth such matters with respect to such Loan Parties and the Collateral Documents as the Agent may reasonably request, all in form and substance satisfactory to the Agent.

                           (F) The Borrowers shall have delivered to the Agent
                  (1) all documentation or materials provided to the Board of Directors of any Borrower or any of its Subsidiaries in connection with the evaluation, discussion, determination or any other action relating to the Permitted Theater Investment and (2) all other documentation relating to the Permitted Theater Investment which Agent in its discretion may request, but only to the extent such documentation has been, or is intended to be, developed, compiled or otherwise produced or obtained by such Borrower or any of its Subsidiaries.

                           (G) All corporate and other proceedings taken or to
                  be taken in connection with the transactions contemplated by the Permitted Theater Investment and all documents incidental thereto shall be satisfactory in form and substance to the Agent, and the Agent shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

         3.4. Conditions Precedent to the Term B Loans.

              The obligations of the Term B Loan Lenders to make the Term B Loans are, in addition to the conditions precedent specified in Sections 3.1 and 3.2, subject to the further conditions precedent that:

                  (a) The Agent shall have received, on or before the Debt Repurchase Closing Date, the following, each dated the Debt Repurchase Closing Date unless otherwise indicated, in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

                  (x) a copy of each Related Document, each certified by a Responsible Officer of the Parent as being complete and correct and as not having been modified, amended or rescinded and as being in full force and effect;

                  (y) copies of (i) the resolutions of the Board of Directors of each Loan Party approving the Debt Repurchase and each Related Document to which it is a party, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents required to be obtained with respect to the Debt Repurchase and each Loan Document and each Related Document and the transactions contemplated thereby, each certified as of the Debt Repurchase Closing Date by the Secretary or Assistant Secretary of such Loan Party or, in the case of clause (ii), of each Borrower as being a true and correct copy thereof and as (to the knowledge thereof, in the case of clause (ii)) not having been modified, amended or rescinded and being in full force and effect; and

                  (z) a favorable opinion of Latham & Watkins, counsel to the Loan Parties, in substantially the form of Exhibit P and as to such other matters in respect of the Debt Repurchase as the Agent may reasonably request.

                  (b) The Parent shall have accepted Subordinated Notes for payment at an average purchase price, including accrued interest, per Subordinated Note of not more than the percentage of the principal amount thereof specified on Schedule 7.22(b) hereto or such greater percentage as shall be acceptable to the Agent in its sole discretion.

                  (c) Each Related Document and all terms and conditions of the Debt Repurchase shall be in form and substance satisfactory to the Agent.

                  (d) Each representation and warranty contained in any Related Document shall be true and correct in all material respects as if made on and as of the Debt Repurchase Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects as of such date).

                  (e) None of the Related Documents nor any term of the Debt Repurchase as recited therein shall have been amended or modified, and no condition or provision thereof waived, without the prior written consent of the Agent.

                  (f) The Debt Repurchase shall have been conducted pursuant to the terms and conditions of the Related Documents and in compliance with the Indenture and all applicable laws (including Federal and state securities laws, including Sections 10 and 14 of the Exchange Act and Rules 10b-5 and 14e-1 thereunder).

                  (g) There shall not exist any judgment, order or injunction prohibiting or imposing adverse conditions upon the Debt Repurchase or the consummation thereof. There shall not exist any claim, action, suit, investigation or proceeding (including bondholder litigation) pending or, to the best knowledge of any Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the Debt Repurchase or the financing thereof hereunder.

                  (h) The Subordinated Notes repurchased pursuant to the Debt Repurchase shall have been delivered to the Trustee (as defined in the Indenture) and cancelled pursuant to Section 2.11 of the Indenture.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Agent to enter into this Agreement, each Borrower jointly and severally represents and warrants to the Lenders and the Agent that:

         4.1. Corporate Existence; Compliance with Law. Each Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures that individually or in the aggregate could not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its organizational documents; (e) is in compliance with all other applicable Requirements of Law except for such non-compliance that individually or in the aggregate could not have a Material

Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or failures that individually or in the aggregate could not have a Material Adverse Effect.

         4.2. Corporate Power; Authorization; Enforceable Obligations.

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                      (i) are within such Loan Party's corporate or other powers;

                      (ii) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                      (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable organizational documents, (B) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents and other Liens permitted hereby; and

                      (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person (including any consent of any Person necessary to enter into the Mortgage delivered by any Loan Party with respect to any Mortgaged Property), other than (x) those which have been obtained or made and copies of which have been delivered to the Agent pursuant to Section 3.1 and each of which is in full force and effect and (y) as to any Additional Mortgaged Property, the Landlord Consent and Estoppel and Additional Mortgage which will have been obtained or filed, as applicable, and copies thereof will have been delivered to the Agent, on or prior to the date such Additional Mortgaged Property becomes such and each of which on and after such date will be in full force and effect.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (c) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the Debt Repurchase;

                      (i) are within such Loan Party's respective corporate or other powers;

                      (ii) at all times on or after the Debt Repurchase Closing Date will have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

                      (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable organizational documents,
         (B) violate any other Requirement of Law (including Federal and state securities and blue sky laws, including Sections 10 and 14 of the Exchange Act and Rules 10b-5 and 14e-1 thereunder) applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, the Subordinated Notes or the Indenture or any Contractual Obligation of any Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

                      (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which will have been obtained at the Closing Date, each of which will be in full force and effect on the Debt Repurchase Closing Date.

                  (d) The Parent has the requisite corporate power and authority to consummate the Debt Repurchase. Each of the Related Documents has been or at the Debt Repurchase Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Debt Repurchase Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.3. Taxes.

                  (a) All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by each Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by such Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

                  (b) None of the Borrowers or any of their respective Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

         4.4. Full Disclosure.

                  (a) All written statements prepared or furnished by or on behalf of any Loan Party in connection with any of the Loan Documents or the Related Documents or the consummation of the transactions contemplated thereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

                  (b) All information supplied to the Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         4.5. Financial Statements.

                  (a) The consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, and the consolidated balance sheets of the Parent and its Subsidiaries as at June 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows of the Parent and its Subsidiaries for the six months then ended, certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheets as at June 30, 1999, and said statements of operations, stockholders' equity and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of the operations of the Parent and its Subsidiaries for the period ended on such dates, all in conformity with GAAP (except for the absence of notes for such statements as of and for the period ending June 30, 1999).

                  (b) Except for any change in the condition (financial or otherwise), business, performance, prospects, results of operations or properties of the Borrowers and their Subsidiaries taken as one enterprise that occurred prior to June 30, 1999 and was expressly disclosed in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, since December 31, 1998, (x) there has been no Material Adverse Change and (y) there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  (c) None of the Borrowers nor any of their respective Subsidiaries had at June 30, 1999, any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

                  (d) The Projections have been prepared by the Borrowers in light of the past operations of the business of the Parent and its Subsidiaries and reflect projections of results of operations and cash flows for Fiscal Year 1999 or of the TLCF for the first year of operations of the Art Theaters to be constructed as described on Schedule 7.5(b), as applicable, in each case on a month by month basis. The Projections are based upon estimates and assumptions stated therein, all of which each Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith estimates of the future financial performance of the Parent and its Subsidiaries and of the other information projected therein for the period set forth therein, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ in material respects from the projected results.

                  (e) All financial statements delivered by any Loan Party pursuant hereto or pursuant to any other Loan Document were prepared by such Loan Party in good faith in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows

(on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

         4.6. Litigation. There are no pending or, to the best knowledge of each Borrower, threatened disputes, actions, investigations or proceedings against or affecting such Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that, individually or in the aggregate, have a reasonable risk of being determined adversely to any Loan Party and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Neither the Debt Repurchase nor the performance of any action by any Loan Party required or contemplated by any of the Loan Documents or the Related Documents nor the making of the Loans is restrained or enjoined (either temporarily, preliminarily or permanently) by any Governmental Authority or arbitrator; and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions. No Loan Party nor any of its properties is subject to any order, writ, judgment or decree of any Governmental Authority.

         4.7. Margin Regulations. None of the Borrowers nor any of their respective Subsidiaries engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         4.8. Ownership of Borrowers; Subsidiaries.

                  (a) A description of the jurisdiction of incorporation and as of the Closing Date the authorized and outstanding capital stock (including par value and numbers of shares) of the Parent and the record ownership thereof is set forth on Schedule 4.8(a) hereto. A description of the jurisdiction of incorporation and the authorized and outstanding capital stock (including par value and numbers of shares) of each Borrower (other than the Parent) and the beneficial and record ownership thereof is set forth on Schedule 4.8(a) hereto. All of the outstanding capital stock of the Borrowers has been validly issued and is fully paid and non-assessable, and all outstanding stock of any Borrower (other than the Parent) is free and clear of all Liens (other than Liens in favor of the Secured Parties created pursuant to the Collateral Documents). Except for the Parent Stockholders' Agreement and as set forth on Schedule 4.8(a), (i) no Stock of the Parent is subject to any option, warrant, right of conversion or purchase or any similar right under any agreement to which any Borrower is a party; and (ii) there are no agreements to which any Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Parent, or any agreement to which any Borrower is a party restricting the transfer or hypothecation of any such shares. No Stock of any Borrower (other than the Parent) is subject to any option, warrant, right of conversion or purchase or any similar right; and, except for provisions in the Indenture restricting sales of assets by the Borrowers and except as set on Schedule 4.19(k) hereto, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of Stock of any Borrower (other than the Parent), or any agreement restricting the transfer or hypothecation of any such shares. The Borrowers are engaged only in the respective businesses permitted to be engaged in pursuant to Section 7.9.

                  (b) Set forth on Schedule 4.8(b) hereto is a complete and accurate list showing each Subsidiary of each Borrower that is not a Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of its Stock authorized, the number outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by each Borrower. No Stock of any such Subsidiary is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by such Borrower, free and clear of all Liens (other than Liens in favor of the Secured Parties created pursuant to the Collateral Documents). Neither the Borrowers nor any of their respective Subsidiaries is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrowers do not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries and Investments permitted by Section 7.7 hereof.

                  (c) Brentwood and its Affiliates are the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of at least fifty-one percent (51%) of the total voting power of all classes of Stock of the Parent outstanding entitled to vote in the election of directors of the Parent under ordinary circumstances.

                  (d) Except for the Borrowers, no Subsidiary of any Borrower owns assets or property with an aggregate fair market value of $5,000 or greater (except that (i) Harvard Investments, a Washington general partnership in which Landmark holds a 50% interest, owns a parcel of real property leased by Landmark for operation of the Harvard Exit Theater and (ii) Pavilion Cinema Partners, a California limited partnership in which Landmark is a 75% general partner, owns equipment having a fair market value of not more than $300,000 used in the operation of the Westside Pavilion Theater).

         4.9. ERISA.

                  (a) With respect to each Loan Party, Schedule 4.9(a) hereto sets forth a complete and accurate list as of the Closing Date separately identifying all (i) all Plans, (ii) all Qualified Plans, (iii) all Title IV Plans, (iv) all Multiemployer Plans, (v) all unfunded Pension Plans, and (vi) all Welfare Benefit Plans that provide retiree benefits (other than continuation coverage provided pursuant to Section 4980B of the Code).

                  (b) Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred to affect the qualified or exempt status of any such Qualified Plan, except where all such failures to be qualified or exempt, as the case may be, in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (c) Each Plan complies and has been administered and operated in compliance in all material respects with its terms and applicable provisions of ERISA, the Code and other applicable laws, including the filing of reports required under ERISA or the Code which are true and correct in all material respects as of the date filed, and with respect to each Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan.

                  (d) No Loan Party or any of its Subsidiaries or any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or
Section 302 of ERISA or the terms of any such Qualified Plan.

                  (e) Except as set forth on Schedule 4.9(a), as of the Closing Date, no Plan is a Title IV Plan or a Multiemployer Plan.

                  (f) There has been no, nor is there reasonably expected to occur, any ERISA Event which could have a Material Adverse Effect.

                  (g) There are no pending or, to the best knowledge of each Borrower, threatened, claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Title IV Plan, or any other Plan or its assets, (ii) any fiduciary with respect thereto or (iii) any Loan Party or any of its respective Subsidiaries or any ERISA Affiliate with respect thereto. To the best knowledge of each Borrower, there are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Multiemployer Plan or its assets, (ii) any fiduciary with respect thereto or
(iii) any Loan Party or any of its respective Subsidiaries or any ERISA Affiliate with respect thereto.

                  (h) Except as set forth on Schedule 4.9(b), no Loan Party nor any of is respective Subsidiaries nor any ERISA Affiliate has incurred or has any reasonable likelihood of incurring any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

                  (i) Except as set forth on Schedule 4.9(b), within the last five years no Loan Party nor any of its respective Subsidiaries nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

                  (j) Except as set forth on Schedule 4.9(b), no Plan which is a Welfare Benefit Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which could have a Material Adverse Effect.

                  (k) No Loan Party nor any of its respective Subsidiaries has engaged in a prohibited transaction, as defined in Section 4975 of the Code or
Section 406 of ERISA, in connection with any Plan, which would subject or has any reasonable likelihood of subjecting any Loan Party or any of its Subsidiaries (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the Code or any other material liability.

                  (l) Except as set forth on Schedule 4.9(b), no liability under any Plan (whether terminated or on-going) has been funded or satisfied through the purchase of a contract from an insurance company that is not rated AA or better by Standard & Poor's Corporation or any equivalent or higher rating by another nationally recognized rating agency.

                  (m) No Loan Party, nor any of its respective Subsidiaries nor any ERISA Affiliate has any liability under any terminated "employee benefit plan", as defined in Section 3(3) of ERISA, of any related or unrelated entity.

                  (n) The present value of the liability, if any, with respect to all unfunded Pension Plans of each Loan Party, each of its Subsidiaries and each ERISA Affiliate is reflected on the most recent audited financial statements delivered to the Lenders pursuant to this Agreement.

         4.10. Liens. There are no Liens of any nature whatsoever on any properties of any Loan Party or any of its Subsidiaries other than those permitted by Section 7.1. The Liens granted by the Loan Parties to the Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral (other than the Mortgaged Properties), subject only to Permitted Liens, and, upon recording of the Mortgage Related Documents referred to in clause (a) (x) of the definition thereof with the appropriate Governmental Authorities, will be fully perfected first priority Liens in and to the Mortgaged Properties, subject only to Permitted Mortgaged Property Liens. The only filings or recordings necessary to perfect the Liens granted by the Loan Parties to the Agent pursuant to the Collateral Documents are the financing statements and other documents listed on Schedule 4.10. As of the Closing Date,
Schedule 7.1(j) annexed hereto lists each financing statement or mortgage which has been filed against any Loan Party and each other Lien securing Indebtedness in excess of $10,000 (other than, in either case, the Liens securing the Obligations).

         4.11. No Burdensome Restrictions; No Defaults.

                  (a) None of the Borrowers nor any of their respective Subsidiaries (i) is a party to any Contractual Obligation the compliance with which could have a Material

Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document or otherwise permitted hereby) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which could have a Material Adverse Effect.

                  (b) None of the Borrowers nor any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation (other than any Lease) owed by it and, to the best knowledge of each Borrower, no other party is in default under or with respect to any Contractual Obligation (other than any Lease) owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which individually or in the aggregate could not have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of each Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party could have a Material Adverse Effect.

                  (e) No Subsidiary of a Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights, except pursuant to a Loan Document or the Indenture.

         4.12. No Other Ventures. No Loan Party and no Subsidiary of a Loan Party is engaged in any joint venture or partnership with any other Person.

         4.13. Investment Company Act; Public Utility Holding Company Act.

                  (a) None of the Borrowers nor any of their respective Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by the Loan Documents will not result in a violation by any Borrower or any Subsidiary of a Borrower of any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  (b) None of the Borrowers nor any of their respective Subsidiaries is a "holding company", or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company", as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

         4.14. Insurance. All policies of insurance of any kind or nature of any Loan Party or any of its respective Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of such Person and comply with the requirements of Section 6.4. No Loan Party nor any of its respective Subsidiaries has been refused insurance for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

         4.15. Labor Matters.

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Loan Party or any of its respective Subsidiaries, other than those which in the aggregate would have no Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to the best knowledge of each Borrower, threatened against or involving any Loan Party or any of its respective Subsidiaries, nor are there any arbitrations or grievances threatened involving any Loan Party or any of its respective Subsidiaries, other than those which, in the aggregate, if resolved adversely to such Loan Party or such Subsidiary, would have no Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.15 and except for any agreement entered into after the Closing Date a copy of which has been delivered to the Agent, there is no collective bargaining agreement covering any of the employees of any Borrower or Subsidiary of a Borrower.

         4.16. Use of Proceeds.

                  (a) The proceeds of the Term B Loans will be used by the Borrowers solely to fund the Debt Repurchase.

                  (b) The proceeds of the Term A Loans and the Revolving Credit Loans are being used by the Borrowers (i) subject to Section 7.5, to fund Permitted Acquisitions, Permitted Theater Investments and Consolidated Maintenance Capital Expenditures; and (ii) for general working capital and corporate purposes.

         4.17. Environmental Matters. Except as disclosed on Schedule 4.17:

                  (a) The operations and properties of each Loan Party and each of its respective Subsidiaries have been and are in compliance with all Environmental Laws other than such non-compliance the consequences of which could not result in the Loan Parties and their Subsidiaries incurring Environmental Liabilities and Costs in excess of $25,000 individually or $100,000 in the aggregate;

                  (b) Each Loan Party and each of its Subsidiaries has obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and each Loan Party and each of its Subsidiaries are in compliance with the terms and conditions of such Permits other than any such failure to obtain or be in good standing or such non-compliance the consequences of which could not could not result in the Loan Parties and their Subsidiaries incurring Environmental Liabilities and Costs in excess of $25,000 individually or $100,000 in the aggregate;

                  (c) No Loan Party nor any of its respective Subsidiaries currently or previously owned, operated or leased property or operations, is subject to any threatened or outstanding order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which in the aggregate could not have a Material Adverse Effect;

                  (d) No Loan Party nor any of its respective Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog;

                  (e) No Loan Party nor any of its respective Subsidiaries has filed or failed to file any notice required to be filed by it under any applicable Environmental Law reporting a Release;

                  (f) There are no facts, circumstances or conditions arising out of, associated with or otherwise related to the operations of any Loan Party or any of its respective Subsidiaries, including any operations of or ownership of property by any Loan Party or any of its respective Subsidiaries, which could reasonably be expected to result in such Loan Parties and their respective Subsidiaries incurring Environmental Liabilities and Costs in excess of $50,000;

                  (g) No Environmental Lien and no unrecorded Environmental Lien has attached to any property of any Loan Party or any of its respective Subsidiaries;

                  (h) There is not now on, in or under the property owned, leased or operated by any Loan Party or any of its respective Subsidiaries any underground storage tanks over which any Loan Party or any of its Subsidiaries has control or surface impoundments;

                  (i) To the best knowledge of each Borrower, there is not now on, in or under any property owned, operated or leased by any Loan Party or any of its respective Subsidiaries (i) any asbestos-containing material, or (ii) any polychlorinated biphenyl's used in electrical or other equipment; and

                  (j) Each Loan Party has provided to Agent copies of all environmental or health or safety reports, including audits, assessments, investigations, monitoring results, UST reports and asbestos surveys relating to the operations or property of such Loan Party or any of its Subsidiaries to the extent such reports are in the possession, custody or control of such Loan Party or any of its Subsidiaries.

         4.18. Intellectual Property. Each Loan Party and each of its Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Intellectual Property Security Agreements) that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of concession or other merchandise of any Loan Party or any of its Subsidiaries. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. There is no claim or action by any such other Person pending or, to the knowledge of any Responsible Officer of any Borrower or any Subsidiary of any Borrower, threatened against any Loan Party or any Subsidiary of any Loan Party with respect to any of the rights or property referred to in this Section 4.18.

         4.19. Title; Real Property.

                  (a) Each Loan Party and each of its respective Subsidiaries owns fee simple absolute title to all of the Real Estate Assets purported to be owned by such Loan Party or Subsidiary, which Real Estate Assets are described in Schedule 4.19(a), and good title to, or valid leasehold interests in, all other properties and assets purported to be owned by such Loan Party or Subsidiary, including valid leasehold interests of such Loan Party or Subsidiary pursuant to the Leases listed on Schedule 4.19(b) and all property reflected in the most recent Financial Statements delivered by the Parent (other than those properties or assets sold thereafter (if sold on or prior to the Closing Date) in the ordinary course of business or as permitted under Section 7.6(a) or (if sold after the Closing Date) as permitted under Section 7.6), and none of the properties and assets of any Loan Party or any of its Subsidiaries, including any Real Property Asset, is subject to any Liens, except for Liens granted to the Agent pursuant to the Loan Documents and Permitted Liens. Each Loan Party and each of its Subsidiaries has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions, necessary to establish, protect and perfect such Loan Party's or Subsidiary's right, title and interest in and to all such property except, with respect to any properties (other than any Mortgaged Properties), for any documents which the failure to receive or actions which the failure to take could not individually or in the aggregate have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  (b) Each Real Estate Asset owned by any Loan Party or any Subsidiary, together with the name of the owner of record thereof, an accurate street address, and a description of the use of such real property (if other than as a Theater) or, if used as a Theater, whether used as an Art Theater or as an Other Theater, are set forth on Schedule 4.19(a) hereto. All Real Estate Assets leased by any Loan Party or any of its Subsidiaries (whether by lease, sublease or assignment and whether such Loan Party or Subsidiary is landlord or tenant (whether directly or as an assignee or successor in interest)) are listed on Schedule 4.19(b), setting forth an accurate street address, a description of the use of such real property (if other than as a Theater) or, if used as a Theater, whether used as an Art Theater or as an Other Theater and information regarding the parties thereto, the type of instrument, the commencement date, expiration date, renewal options (if any) and annual base rents for the years 1999 through 2003. Each of such leases for which the expiration date specified on Schedule 4.19(b) has not occurred and as to which the Agent has not received notice of any exercise of a renewal option under, or amendment of, such lease extending the expiration date to a date that has not occurred is valid and enforceable in accordance with its terms and is in full force and effect. Each Borrower has delivered to the Agent true and complete copies of each of such leases, leases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) and, with respect to the Leases constituting Mortgaged Properties, all documents affecting the rights or obligations of any Loan Party or any of its Subsidiaries which is a party thereto, including any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. No default or other event has occurred and is continuing or condition exists under any Lease beyond the end of any grace period provided therefor in such Lease the effect of which event is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such Lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where such landlord is likely to terminate), such Lease, except for any such Leases, the termination of which could not individually or in the aggregate have a Material Adverse Effect.

                  (c) No Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Loan Party or Subsidiary.

                  (d) All components of all improvements included within any Real Property Asset owned or leased by any Loan Party or any of its Subsidiaries (other than any Permitted Theater Investment property for which construction has not been completed) (hereinafter collectively referred to as the "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, (i) in the case of any owned Real Property Asset, are or (ii) in the case of any Leasehold Property, (x) to the extent required to be maintained, repaired or replaced under the related Lease, are or (y) to the extent not so required to be maintained, repaired or replaced, to the best of such Borrower's knowledge, are, in each case, in good working order and repair except, in the case of any Real Property Asset not constituting a Mortgaged Property, as could not, individually or in the aggregate for all such Real Property Assets, have a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by such Loan Party or Subsidiary to continue to be used and operated in the manner currently being used and operated, and no Loan Party nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement that is not both included in the real property owned or leased by such Borrower or Subsidiary and, if such Improvement or portion thereof is subject to a Mortgage, subject to such Mortgage (or, as to any Leasehold Property, that is not available for use pursuant to a reciprocal easement agreement or other contractual right of such Borrower or Subsidiary that is subject to such Mortgage).

                  (e) All Permits required to have been issued to the Borrowers to enable all real property owned or leased by any Loan Party or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

                  (f) No Loan Party nor any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or any part thereof or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any such owned or leased real property or any part thereof in lieu of condemnation.

                  (g) No portion of any real property owned or leased by any Loan Party or any of its Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition or, with respect to any damage or loss occurring after the Closing Date, disclosed to the Agent within five (5) Business Days after the occurrence thereof. Except as disclosed on Schedule 4.19(g), no portion of any real property owned or leased by any Borrower or any of its Subsidiaries is a Flood Hazard Property which is not insured as to flood hazards.

                  (h) Schedule 4.19(h) sets forth with respect to all Real Estate Assets, (i) the amount of existing Indebtedness (other than the Obligations) secured by a Lien on each property, (ii) the current monthly payment of interest and principal in respect of such Indebtedness, and (iii) the current interest payable in respect of such Indebtedness.

                  (i) With respect to each Leasehold Property (other than any Leasehold Property owned by a Borrower on the Closing Date that is not indicated as being part of the Collateral on Schedule 4.19(b)) and each other Real Property Asset, any consents from any holders of any Indebtedness secured by such Real Property Asset that are required to permit the Agent to acquire and hold a valid and perfected first priority security interest therein and (in the case of any such Leasehold Property unless waived by the Agent in writing) the related Landlord Consent and Estoppel have been obtained and such consents and Landlord Consent and Estoppel are in full force and effect.

                  (j) Except as set forth on Schedule 4.19(j):

                      (i) no structure owned or leased by any Loan Party or any of its Subsidiaries fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon real property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect;

                      (ii) no charges or violations have been filed, served, made or threatened against any Loan Party or, to the knowledge of such Borrower, any other Person, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect;

                      (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisions in the applicable leases, there exists no restriction on the use, transfer or mortgaging of any such property;

                      (iv) such Loan Party or Subsidiary each has adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon; and

                      (v) there are no developments affecting any of the real property or interests of any Loan Party therein pending or, to the best knowledge of each Borrower, threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used.

                  (k) No Lease in respect of any Mortgaged Property is subject to termination, or would otherwise be adversely affected by, (i) any sale or transfer of (or change in the beneficial ownership of) any shares of Stock of the Parent or (ii) except for the Leases specified on Schedule 4.19(k) hereto, any sale or transfer of (or change in the beneficial ownership of) any shares of Stock of any Borrower (other than the Parent).

         4.20. Certain Indebtedness. Schedule 4.20 separately identifies all Indebtedness (and the unpaid principal amount thereof as of the Closing Date) (other than trade payables) of each Loan Party and each Subsidiary of a Loan Party that is not a Loan Party which is either (i) for borrowed money, (ii) incurred outside of the ordinary course of the business or in a manner and to the extent not consistent with past practice, or (iii) material to the financial condition, business, operations or prospects of such Loan Party or such Subsidiary (or will be material to the financial condition, business, operations or prospects of such Loan Party, any Borrower or such Subsidiary), $10,000 being hereby deemed material for purposes of this Section 4.20.

         4.21. Solvency. Both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrowers, (c) the consummation of the Debt Repurchase and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

         4.22. Year 2000 Compliance. Each of the Borrowers has reviewed the areas within its business and operations and the business and operations of its Subsidiaries which could be adversely affected by the risk that computer applications used by such Borrower and its Subsidiaries may not be Year 2000 Compliant, and has developed a comprehensive program to eliminate on or before September 30, 1999 all such non-compliance by any such computer applications so used.

         4.23. ADA Compliance. Each Loan Party has made all modifications or provided all accommodations which are required to be made or provided by such Loan Party to each Real Property Asset pursuant to the ADA, except where noncompliance with such requirements could not have a Material Adverse Effect. No Loan Party has received any notice or complaint regarding any noncompliance with the ADA of any of the Real Property Assets or of any Loan Party's employment practices and, to the best knowledge of each Borrower, there has been no threatened litigation alleging any such noncompliance except where noncompliance with such requirements could not have a Material Adverse Effect.

         4.24. Restricted Payments. Since December 31, 1998 no Borrower has made any Restricted Junior Payment or permitted any of its Subsidiaries to do so except as permitted pursuant to Section 7.4.

         4.25. Debt Repurchase. None of the Related Documents nor any term of the Debt Repurchase as recited therein has been amended or modified, and no condition or provision thereof waived, without the prior written consent of the Agent. Each of the representations and warranties of the Borrowers therein is true and correct in all material respects (or, to the extent any such representation or warranty expressly relates to an earlier date, was true and correct on and as of such earlier date); and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder. Each of the Borrowers shall have delivered to the Agent prior to the Debt

Repurchase Closing Date a true, complete and correct copy of each Related Document. Each Related Document delivered to any holder of Subordinated Notes complies as to form in all material respects with all applicable requirements of all applicable state and federal securities laws.

         4.26. Senior Debt.

                  (a) This Agreement constitutes the "Revolving Credit Facility" under and as defined in the Indenture.

                  (b) The Obligations owing by the Parent do and at all times will constitute "Senior Debt", the Obligations owing by each of SC, Landmark (and, if LT USA becomes a "Guarantor" under the Indenture, LT USA) do and at all times will constitute "Guarantor Senior Debt" with respect to SC, Landmark (and, if LT USA becomes a "Guarantor" under the Indenture, LT USA), respectively, and the Obligations owing by any Additional Subsidiary, if such Additional Subsidiary becomes a "Guarantor" under the Indenture, do and at all times will constitute "Guarantor Senior Debt" with respect to such Additional Subsidiary, in each case under and as defined in the Indenture.

         4.27. Financial Accounts. Except for any Qualified Account or any payroll account maintained in accordance with Section 6.15 that was, in either case, first opened after the Closing Date, Schedule 4.27 hereto sets forth a list of all bank accounts, securities accounts and investment accounts of any Loan Party.

         4.28. Material Agreements. Schedule 4.28 hereto sets forth as of the Closing Date a list of each Contractual Obligation (other than any lease set forth on Schedule 4.19(b) hereto and the Loan Documents) to which any Loan Party or any Subsidiary thereof is a party or by which any of such persons is bound that (i) provides for payments to any Person based on the revenues or cash flow of any Theater or Theaters or (ii) constitutes a contract that would be required to be filed as an exhibit to an Exchange Act form filed on the Closing Date pursuant to paragraph 10 of Item 601 of Regulation S-K under the Exchange Act, and all amendments, modifications and supplements to each of the foregoing. No Loan Party or any Subsidiary thereof is in default or breach (after the expiration of any applicable grace period), or will, after giving effect to the transactions contemplated hereby, be in default or breach of any such Contractual Obligation, including the Indenture.

                                   ARTICLE V

                               REPORTING COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Required Lenders otherwise consent in writing, the Borrowers jointly and severally agree with the Lenders and the Agent that:

         5.1. Financial Statements. Each Borrower shall furnish to the Agent (with sufficient copies for each of the Lenders) the following Financial
Statements:

                  (a) within thirty (30) days after the end of each fiscal month (other than any month which is the end of a Fiscal Quarter or Fiscal Year), a Monthly Financial Report, substantially in the form of Exhibit O hereto, setting forth financial information regarding the Parent and its Subsidiaries, certified by the Chief Financial Officers of each of the Borrowers, consisting of (i) consolidated and consolidating unaudited balance sheets and statements of stockholders' equity as of the close of such month and the related statements of operations and cash flows for such Fiscal month and for that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding periods in the prior year and the figures contained in the Operating Plan for such Fiscal Year, all prepared in conformity with GAAP (subject to normal year-end adjustments); (ii) a statement of TLCF for each Theater operated by any Borrower for such month and for that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding periods in the prior year and the figures contained in the Operating Plan for such Fiscal Year; (iii) a calculation of EBITDA and Fixed Charges for the 12-month period ending with such month and of the Fixed Charge Coverage Ratio as of the close of such month; (iv) a statement of Consolidated Capital Expenditures by the Borrowers during such month and for that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding periods in the prior year and the figures contained in the Operating Plan for such Fiscal Year; (v) an updated "New Build Status Report", in substantially the form of the report dated October 6, 1999 delivered to the Agent; and (vi) a summary of the outstanding balance of all intercompany Indebtedness as of the last day of that fiscal month;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of operations and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the Chief Financial Officer or Treasurer of the Parent. Such financial information shall be accompanied by a certificate (each, a "Compliance Certificate") including (i) as to any Fiscal Quarter ending on or after March 31, 2001, a statement in reasonable detail showing the calculations used in determining compliance with the financial covenant set forth in Article VIII which is tested on a quarterly basis, (ii) a statement by such Chief Financial Officer that such financial information presents fairly in all material respects in conformity with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of the Parent and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (iii) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action the Borrowers propose to take with respect thereto, and (iv) a written discussion and analysis by the management of the Borrowers of the financial statements furnished in respect of such Fiscal Quarter;

                  (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such year and consolidated and consolidating statements of operations and cash flows of the Parent and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, as fairly presenting, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the dates indicated, and the results of their operations and cash flows for the periods indicated, and without qualification as to the scope of the audit or as to the Parent and its Subsidiaries being a going concern, by Deloitte & Touche LLP or other independent public accountants acceptable to the Agent, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that (x) the Parent has failed to maintain the Fixed Charge Coverage Ratio required pursuant to Section 8.1 at the end of each Fiscal Quarter in such Fiscal Year (commencing with the Fiscal Quarter ending March 31,
2001) or (y) the Borrowing Base Certificate delivered pursuant to Section 5.1(g) for the Applicable Period consisting of such Fiscal Year fails to fairly present in all material respects the respective amounts of TLCF for each Theater for such Fiscal Year, or, if in the opinion of such accounting firm, such a failure has occurred, a statement as to the nature thereof, (ii) a schedule prepared by the Borrowers in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Parent's compliance with the covenant set forth in Article VIII and TLCF of each Theater for such Fiscal Year, and (iii) a written discussion and analysis by the management of the Borrowers of the financial statements furnished in respect of such Fiscal Year;

                  (d) within five (5) Business Days after receipt thereof by any Loan Party, copies of all management letters, exception reports or similar letters or reports received by such Loan Party from its independent certified public accountants;

                  (e) not later than forty-five (45) days after the end of each Fiscal Year, an annual operating plan (each, an "Operating Plan") of the Parent and its Subsidiaries for the following Fiscal Year, approved by the Board of Directors of the Parent, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, capital expenditures and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance);

                  (f) promptly, from time to time, such other information regarding the operations, including information regarding specific lines of business of any Borrower or any of its respective Subsidiaries, business affairs and financial condition of any Borrower or any of its respective Subsidiaries, or compliance with the terms of any Loan Document, as the Agent or any Lender through the Agent may reasonably request;

                  (g) within 20 days after the end of each calendar month, commencing with September 1999, a Borrowing Base Certificate for the Applicable Period consisting of the 12 consecutive calendar months ending with such month, executed by a Responsible Officer of the Borrower; and

                  (h) promptly, from time to time, such other information regarding any Loan Party as the Agent or any Lender may reasonably request, including, all regulatory filings of any Loan Party and any information required to be furnished to holders of Subordinated Notes under, or any amendment or waiver in respect of, the Indenture.

         5.2. Default Notices. As soon as practicable, and in any event within five (5) Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which could reasonably be expected to cause or result in a Material Adverse Change, each Borrower shall give the Agent telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

         5.3. Asset Sales. Prior to any Asset Sale (other than any Excluded Asset Sale) by any Borrower or any of its respective Subsidiaries permitted pursuant to Section 7.6 and involving the disposition of any Collateral or other assets anticipated to generate in excess of $100,000 (or its equivalent) in Asset Sales Proceeds, each Borrower shall send the Agent a notice (a) describing the assets being sold or the nature and material terms and conditions of such transaction and (b) stating the estimated Asset Sale Proceeds anticipated to be received by such Borrower or any of its Subsidiaries.

         5.4. ERISA Matters. Each Borrower shall furnish the Agent (with sufficient copies of each of the Lenders):

                  (a) (i) promptly and in any event within 30 days after such Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within 10 days after such Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Qualified Plan, a written statement of the Chief Financial Officer or other appropriate officer of such Borrower describing such ERISA Event or waiver request and the action, if any, which such Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (b) promptly and in any event within 30 days after the adoption thereof, notice of (i) any amendment to a Title IV Plan which results in an increase in benefits or the adoption of any new Title IV Plan, and (ii) any amendment to a, or adoption of a new, Welfare Benefit Plan, which results in new or increased benefits for retirees, their spouses or their beneficiaries;

                  (c) promptly and in any event after receipt of written notice of commencement thereof, notice of any action, suit or proceeding before any Governmental Authority or arbitrator affecting such Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Title IV Plan, Multiemployer Plan or other Plan, except those which in the aggregate, if adversely determined, could not have a Material Adverse Effect;

                  (d) promptly and in any event within 30 days after notice or knowledge thereof, notice that such Borrower or any of its Subsidiaries has become subject to the tax on prohibited transactions imposed by Section 4975 of the Code, together with a copy of Form 5330;

                  (e) promptly and in any event within 10 days after receipt thereof by such Borrower, any of its Subsidiaries or any ERISA Affiliate, a copy of each notice from the PBGC, received by such Borrower, any of its Subsidiaries or any ERISA Affiliate of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                  (f) simultaneously with the date that such Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan under a distress termination within the meaning of Section 4041(c) of ERISA, a copy of each such notice; and

                  (g) simultaneously with the date that such Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

         5.5. Litigation. Promptly after a Responsible Officer of a Borrower obtains knowledge thereof, each Borrower shall give the Agent written notice of the commencement of any action, suit or proceeding before any domestic or foreign Governmental Authority or arbitrator, against or affecting such Borrower or any of its Subsidiaries, (i) which is brought by or on behalf of any Governmental Authority or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of such Borrower or Subsidiary in an aggregate amount of $100,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Loan Party to perform its obligations under this Agreement or any other Loan Document to which it is a party.

         5.6. Notices Respecting the Indenture. Each Borrower shall send the Agent promptly after the receipt, sending or filing thereof, (i) copies of all material notices, certificates or reports delivered or received by any Borrowers in respect of or pursuant to the Indenture and (ii) prompt written notice of any "Default" or "Event of Default" under the Indenture, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto. Promptly after the sending or filing thereof, the Borrower shall send the Agent copies of all material notices, certificates or reports delivered pursuant to any Related Document.

         5.7. SEC Filings; Press Releases. Promptly after the receipt, sending or filing thereof, each Borrower shall send the Agent (a) copies of all reports which any Loan Party sends to its security holders generally, and copies of all reports and registration statements which any Loan Party or any Subsidiary of any Loan Party files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc. and
(b) copies of all press releases and other statements made available by any Loan Party to the public generally concerning material changes or developments in the business of such Loan Party.

         5.8. Labor Relations. Promptly after becoming aware of the same, each Borrower shall give the Agent written notice of (a) any material labor dispute to which such Borrower or any of its Subsidiaries is or becomes a party, including any strikes, lockouts or other labor disputes relating to such Person's Theaters and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any Theater or other facility of such Person.

         5.9. Tax Returns. Upon the request of any Lender through the Agent, each Borrower will provide copies of all federal, state, local and foreign tax returns and reports filed by such Borrower or any of its Subsidiaries in respect of taxes measured by income or net worth or capital (excluding sales, use and like taxes).

         5.10. Insurance. As soon as is practicable and in any event within 15 days of request, each Borrower will furnish the Agent (in sufficient copies for each of the Lenders) with (i) a certificate of insurance or other report in form and substance satisfactory to the Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrowers and their Subsidiaries, the duration of such coverage, the amounts and risks covered and the related deductible amounts and otherwise indicating compliance of such insurance with the requirements of Section 6.4 and (ii) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

         5.11. Environmental Matters. Each Borrower shall provide the Agent promptly and in any event within 10 days of such Borrower or any of its Subsidiaries learning of any of the following, written notice of any of the following:

                  (a) any Loan Party or any of its Subsidiaries is or is likely to be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party or Subsidiary to Environmental Liabilities and Costs of $50,000 or more or when combined with other outstanding liabilities could reasonably be expected to subject such Loan Party or any of its Subsidiaries to Environmental Liabilities and Costs in excess of $250,000;

                  (b) the receipt by any Loan Party or any of its Subsidiaries of notification that any real or personal property of such Loan Party or Subsidiary is subject to any Environmental Lien;

                  (c) the receipt by any Loan Party or any of its Subsidiaries of any notice of violation of, or knowledge by such Loan Party or Subsidiary that there exists a condition which could reasonably be expected to result in a violation by such Loan Party or Subsidiary of, any Environmental Law, except for violations the consequence of which in the aggregate could not reasonably be expected to result in the Loan Parties collectively incurring Environmental Liabilities and Costs of $50,000 or more;

                  (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation or liability of any Loan Party under any Environmental Law, other than those the consequences of which in the aggregate could have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $50,000 or more;

                  (e) any proposed acquisition of Theater, stock, assets or real estate, or any proposed leasing of any Theater or other property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have or would have in the reasonable judgment of such Borrower no likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $50,000 or more; and

                  (f) any proposed action taken by any Loan Party or any of its Subsidiaries that require the Loan Parties to (i) obtain additional environmental, health or safety Permits that collectively require the expenditure of $50,000 or more or (ii) become subject to additional Environmental Liabilities and Costs of $50,000 or more; and

                  (g) upon written request by any Lender through the Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement, other than those which in the aggregate have in the reasonable judgment of such Borrower no likelihood of subjecting the Loan Parties to Environmental Liabilities and Costs of $50,000 or more.

         5.12. Board of Directors. Each Borrower shall, with reasonable promptness, provide written notice of any change in (a) the Board of Directors of any Borrower or (b) the compensation paid to any officer of any Borrower.

         5.13. New Subsidiaries. Each Borrower shall, promptly upon any Person becoming a Subsidiary of any Borrower, provide a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of such Borrower and (b) all of the data required to be set forth in
Schedule 4.8(a) and Schedule 4.8(b) with respect to all Subsidiaries of such Borrower, which written notice shall be deemed to supplement Schedule 4.8(a) and
Schedule 4.8(b) for all purposes of this Agreement.

         5.14. Compliance With the ADA. Each Borrower shall promptly provide the Agent with copies of all claims which are received by any Borrower made by any individual, entity or governmental agency as to any alleged noncompliance of any Real Property Asset with the requirements of the ADA.

         5.15. Defaults. Immediately upon any Responsible Officer of any Borrower becoming aware thereof, each Borrower shall provide written notice to the Agent of the breach beyond any applicable grace period by any party of any Contractual Obligation of any Borrower or any of its Subsidiaries that is material to the business of the Borrowers taken as one enterprise.

         5.16. Other Information. Each Borrower will provide the Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of such Borrower or any of its Subsidiaries as any Lender through the Agent reasonably may request from time to time.

         5.17. No Implied Consent. No provision herein requiring the notification of, or delivery of documents to, the Agent or any Lender in respect of any transaction shall constitute, or be deemed to constitute, a consent to, or authorize, or be deemed to authorize, any transaction otherwise prohibited by this Agreement.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Commitments remain outstanding, unless the Required Lenders otherwise consent in writing, each Borrower jointly and severally agrees with the Lenders and the Agent that:

         6.1. Compliance with Laws, Etc. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law and Permits except for any Requirements of Law or Permits non-compliance with which could not individually or in the aggregate have a Material Adverse Effect.

         6.2. Conduct of Business. Each Borrower shall (a) conduct, and shall cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice, (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the advertisers, suppliers and others having business relations with such Borrower or any of its Subsidiaries, (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks material to the conduct of the business of the Borrowers taken as one enterprise, and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including pay all rent and other charges payable, and perform any repairs required to be performed, under any lease and all Indebtedness and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations except for any Contractual Obligations non-performance or observance of which could not individually or in the aggregate have a Material Adverse Effect.

         6.3. Payment of Taxes, Etc. Each Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and with respect to which adequate reserves therefor have been established on the books of such Borrower or the appropriate Subsidiary in conformity with GAAP.

         6.4. Maintenance of Insurance.

                  (a) Each Borrower shall, at its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, fraud, sprinklers and all other hazards and risks, and in such amounts, as are in accordance with normal industry practice. Such Borrower also shall maintain public liability, product liability and property damage insurance relating to such Borrower's ownership and use of the Collateral.

                  (b) Each Borrower shall, at its expense, obtain and maintain
(i) insurance of the type reasonably necessary to insure the Improvements (as defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as the Agent may require, but in any event in amounts sufficient to prevent such Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages commonly insured under a commercial general liability policy on, about, or relating to each of the Mortgaged Properties, in an amount of not less than $5,000,000; (iii) business interruption insurance covering annual receipts (net of the amount of expenses not payable or accruing during the interruption) for a 12 month period for each of the Mortgaged Properties; and (iv) insurance for such other risks as the Agent may reasonably require. Replacement costs, at the Agent's option, may be redetermined by an insurance appraiser, reasonably satisfactory to the Agent, not more frequently than once every 12 months at the cost of the Borrowers.

                  (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to the Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in each of the states in which any Mortgaged Properties are located. All hazard insurance and such other insurance as the Agent shall specify shall contain a mortgagee endorsement satisfactory to the Agent, showing the Agent as sole loss payee thereof (or, in the case of any such insurance for any Leasehold Property where the related Lease expressly requires that the landlord be named as a loss payee, showing the Agent and such landlord, as their interests may appear, as sole loss payees) and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.4 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to the Agent and that any loss payable thereunder shall be payable to the Agent notwithstanding any act or negligence of the Borrowers or the Secured Parties which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Mortgaged Properties for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Secured Parties pursuant to the Collateral Documents upon the occurrence of an Event of Default, or (iii) any change in title or ownership of the Mortgaged Properties. The Borrowers shall deliver to the Agent copies of such policies of insurance and evidence of the payment of all premiums therefor certified as complete by an Authorized Officer. All liability insurance shall contain the Agent as a named insured.

                  (d) Original policies or certificates thereof satisfactory to the Agent evidencing such insurance shall be delivered to the Agent at least 30 days prior to the expiration of the existing or preceding policies. The Borrowers shall give the Agent prompt notice of any loss covered by such insurance and, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to the Borrowers whatsoever in respect of such adjustments. Any Loan Party shall cause any monies received by such Loan Party as payment for any loss under any insurance policy, including the insurance policies mentioned above, shall be paid over to the Agent, for the ratable benefit of the Lenders, to be disbursed (if no Event of Default has occurred or is continuing) to the Borrowers under stage payment terms satisfactory to the Agent for application to the cost of repairs, replacements, or restorations or if an Event of Default has occurred and is continuing or such monies otherwise constitute "Asset Sale Proceeds", to be applied by the Agent in accordance with Section 2.8(a). All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                  (e) The Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.4, unless the Agent is included thereon as named insured with the loss payable to the Agent, for the ratable benefit of the Lenders, under a mortgagee endorsement satisfactory to the Agent, or its local equivalent. The Borrowers immediately shall notify the Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals or certificates of such policies immediately shall be provided to the Agent.

         6.5. Preservation of Corporate Existence, Etc. Each Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except as permitted by
Section 7.5.

         6.6. Access. Each Borrower shall, and shall cause each of its Subsidiaries to, from time to time and as often as the Agent may request, permit the Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (other than during the continuance of an Event of Default, in which case no such notice shall be required), during normal business hours, to (a) examine and audit and make copies of and abstracts from the records and books of account of such Borrower and each of its Subsidiaries, (b) visit the properties of such Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with any of their respective officers or directors, (d) communicate directly with such Borrower's independent certified public accountants (provided such Borrower shall have received at least 24 hours notice thereof and the opportunity to participate) and (e) take such action as the Agent deems necessary or desirable to review compliance by the Borrowers with the terms and conditions of the Loan Documents. Each Borrower shall authorize its independent certified public accountants to disclose to the Agent or any Lender any and all financial statements, workpapers and other information of any kind in respect of such Borrower, as the Agent or any Lender reasonably requests, and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Borrower or any of its Subsidiaries.

         6.7. Keeping of Books. Each Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each of its Subsidiaries.

         6.8. Future Subsidiaries. Each Borrower shall, at least 30 days prior to the date on which any Person becomes a direct or indirect Subsidiary of such Borrower after the Closing Date, notify the Agent of that fact and, on or prior to such date:

                  (a) cause such Subsidiary to execute and deliver to the Agent a Subsidiary Assumption Agreement and the Note Allonges for all then outstanding Notes (which agreement and allonges shall also have been executed and delivered by all other then existing Borrowers), a Pledge Agreement, a Security Agreement and an Intellectual Property Security Agreement, to deliver to the Agent a letter from the Process Agent as to such Subsidiary substantially in the form of the letters so delivered by the Process Agent as to the Borrowers on the Closing Date and to take all such further actions and execute and file all such further documents and instruments and obtain such search reports

(including actions, documents and instruments comparable to those described in Section 3.1(h), (i), (j), (m) and (n)) as may be necessary or, in the opinion of the Agent, desirable to create in favor of the Agent, for the benefit of Lenders, a valid and perfected first priority Lien on all of the property and assets of such Subsidiary subject to Permitted Liens;

                  (b) deliver to the Agent (i) certified copies of such Subsidiary's certificate or articles of incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to the Agent, (ii) a copy of such Subsidiary's by-laws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to the Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (x) stating that the attached resolutions of the Board of Directors of such Subsidiary approve and authorize the execution, delivery and performance of such Loan Documents, are in full force and effect and have not been modified or amended and (y) certifying the incumbency and signatures of the Responsible Officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Borrower, in form and substance reasonably satisfactory to the Agent, as to (w) the due organization and good standing of such Subsidiary, (x) the due authorization, execution and delivery by such Subsidiary of such Loan Documents (and by all other then existing Borrowers of such Subsidiary Assumption Agreement and Note Allonges),
(y) the enforceability of such Loan Documents against such Subsidiary (and of such Subsidiary Assumption Agreement and Note Allonges against such other Borrowers) and (z) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents and the Pledge) as the Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Agent; and

                  (c) comply with Section 7.18 in respect of such Subsidiary.

         6.9. Real Property Matters.

                  (a) Except as otherwise agreed by the Agent, if any Borrower or any Subsidiary of such Borrower acquires, or enters into any extension, renewal or other amendment of the Lease (excluding any exercise of any right of renewal or extension pursuant to the terms of such Lease as in effect on the Closing Date) in respect of, any Leasehold Property after the Closing Date, such Borrower shall, and shall cause such Subsidiary to, unless waived by the Agent in writing, (i) cause such Leasehold Property (x) to be a Conforming Leasehold Interest on or prior to the date of acquisition thereof or amendment in respect thereof and (y) be subject to a Leasehold Mortgage in accordance with Section 6.9(b) on or prior to the date of acquisition thereof or amendment in respect thereof; and (ii) otherwise comply with Section 7.5 in respect of such Leasehold Property.

                  (b) From and after the Closing Date, unless waived by the Agent in writing, in the event that (x) any Borrower or any Subsidiary of such Borrower acquires any Real Property Asset (including any Real Property Asset constituting a Leasehold Property acquired by entering into a Lease) or at the time any Person becomes a Subsidiary of a Borrower, such Person owns any Real Property Asset or (y) any Borrower or any Subsidiary of any Borrower enters into any extension, renewal or other amendment of any Lease in respect of any Leasehold Property that is not a Mortgaged Property (excluding any exercise of any right of renewal or extension pursuant to the terms of such Lease as in effect on the Closing Date), such Borrower shall, or shall cause such Subsidiary to, at least thirty (30) days prior to the date on which such Real Property Asset is acquired, such Person becomes a Subsidiary or such amendment is entered into, notify the Agent of that fact and, on or prior to such date, deliver to the Agent, a duly executed and acknowledged Mortgage with respect to such Real Property Asset, together with (i) each of the Mortgage Related Documents with respect to such Additional Mortgaged Property; and (ii) evidence that counterparts of such Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of the Agent, to create a valid and perfected first priority security interest in the property described therein in favor of the Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law).

                  (c) If required by any Governmental Authority or under any Requirements of Law, each Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to the Agent, upon reasonable notice, to visit and inspect any Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Agent in its discretion).

                  (d) At least twenty (20) days prior to the making by any Borrower or any Subsidiary of such Borrower of any sale or disposition of assets permitted under clause (b) or (c) of Section 7.6 of any assets of such Borrower or Subsidiary encumbered by a Lien arising under any Collateral Document, such Borrower shall, to the extent necessary to effect such sale or disposition of assets, request that the Agent execute and deliver to such Borrower such releases (including amendments to the UCC-1 financing statements that have been filed or recorded in connection with such Collateral Document) releasing any Liens on the assets being sold pursuant to such sale or disposition of assets that were granted in favor of the Agent pursuant to such Collateral Document. Upon receiving any such request, the Agent shall, at such Borrower's expense, execute and deliver to such Borrower such releases, in recordable form, on the date of such sale or disposition of assets; provided that, at the time of the Agent's execution and delivery to such Borrower of such releases, (i) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the Agent shall have received evidence satisfactory to it that such sale or disposition of assets shall be permitted under clause (b) or (c) of
Section 7.6, and (iii) to the extent such disposition constitutes an Asset Sale for purposes of Section 2.8(a), such Borrower shall have (x) paid the Agent, for application to the prepayment of the Loans pursuant to Section 2.8(a), an amount equal to the Asset Sale Proceeds of such sale or disposition of assets that are required to be applied to the prepayment of the Loans pursuant to Section 2.8(a), or (y) provided the Agent with evidence reasonably satisfactory to it that irrevocable arrangements, in form and substance reasonably satisfactory to the Agent, have been made to transfer the Asset Sale Proceeds to the Agent on the date of such sale or disposition.

                  (e) Upon the request of the Agent, each Borrower shall provide the Agent with a copy of each lease of real property to which such Borrower or any Subsidiary of such Borrower is then a party, whether as lessor or lessee. Each Borrower shall, and shall cause each of its Subsidiaries to, (i) comply (no later than the expiration of any applicable grace period provided therefor in the lease) with all of its obligations under all leases now or hereafter held by it with respect to real property, including any such leases set forth on
Schedule 4.19(b), to the extent the effect of any non-compliance is (x) as to any non-compliance constituting a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such lease, or (y) as to any other non-compliance, to terminate, or to permit the landlord to terminate (in circumstances where such landlord is likely to terminate), such lease except for non-compliance which individually or in the aggregate for all such leases could not have a Material Adverse Effect; (iii) not modify, amend, cancel, extend or otherwise change in any adverse manner any of the terms, covenants or conditions of any leases referred to in clause (i) (excluding any exercise of any right of renewal or extension pursuant to the terms of such lease as in effect on the Closing Date and any terminations of any lease (other than any Lease subject to a Leasehold Mortgage) permitted pursuant to Section 7.6(f)); (iv) not assign or terminate or sublet any portion of premises subject to a Leasehold Mortgage or assign or (except for the termination of any lease permitted pursuant to Section 7.6(f)) terminate or sublet any lease (other than any Lease subject to a Leasehold Mortgage) if such assignment or termination or sublet could have a Material Adverse Effect; (v) provide the Agent with a copy of each notice of default under any lease referred to in clause (i) received by such Borrower or any Subsidiary of such Borrower promptly following receipt thereof and deliver to the Agent a copy of each notice of default sent by such Borrower or any Subsidiary of such Borrower under any such lease simultaneously with its delivery of such notice under such lease; (vi) provide the Agent with a copy of any notice to the landlord of such Borrower's or any Subsidiary of such Borrower's intention either to renew or extend or to not renew or extend any lease referred to in clause (i); (vii) notify the Agent at least fourteen (14) days prior to the date such Borrower or any Subsidiary of such Borrower takes possession of or becomes liable under any Leasehold Property or Lease not listed on Schedule 4.19(b), whichever is earlier; and (viii) with respect to the Leases subject to any Leasehold Mortgage, comply (no later than the expiration of any applicable grace period provided for therein) with the provisions of the Leasehold Mortgage encumbering the applicable Lease, which provisions shall control.

         6.10. Maintenance of Properties, Etc. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are necessary in or material to the conduct of the business of the Borrowers taken as one enterprise.

         6.11. Performance and Compliance with Other Covenants. Each Borrower shall, and shall cause each of its Subsidiaries to (i) perform and comply (no later than the expiration of any applicable grace period) with each of the covenants and agreements set forth in the Indenture to the extent such Borrower or Subsidiary is a party thereto (subject to the subordination of all obligations thereunder and under the Subordinated Notes to the prior payment in full of the Obligations) and (ii) perform and comply (except for the termination of any lease permitted pursuant to Section 7.6(f)) with each other Contractual Obligation to which such Borrower or any of its Subsidiaries is a party (no later than the expiration of any applicable grace period) if failure to do so could, individually or in the aggregate, have a Material Adverse Effect.

         6.12. Application of Proceeds. Each Borrower shall cause the entire amount of the proceeds of the Loans to be used as specified in Section 4.16.

         6.13. Fiscal Year. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain, as its Fiscal Year the twelve month period ending on December 31 of each year.

         6.14. Environmental. Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the operations or properties of such Borrower or Subsidiary. Each Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release by a Loan Party or other event that could result in such Borrower or any of its Subsidiaries incurring Environmental Liabilities and Costs in excess of $10,000, conduct or pay for consultants to conduct tests, investigations or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as required by Environmental Laws, as any Governmental Authority or the Agent or the Required Lenders require or as is appropriate and consistent with good business practice to correct or otherwise address the condition. Each Borrower shall at all times maintain an asbestos operation and maintenance ("O&M") program, which has been developed by a licensed asbestos professional, at each Theater operated by such Borrowers at which there is located asbestos-containing materials ("ACM") or materials that are presumed to be ACM, as defined in 29 C.F.R. Section 1910.1001, which O&M program at a minimum shall be consistent with guidelines established by the United States Environmental Protection Agency and any guidelines established by the state in which the Theater is located.

         6.15. Bank Accounts.

                  (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain any cash or Cash Equivalents (within the meaning of clause (b) of the definition thereof) only in (i) the Cash Concentration Account and other Qualified Accounts (not to exceed five more than the aggregate number of Theaters operated by such Borrower), (ii) not more than three payroll checking accounts maintained by and in the name of such Borrower in which the aggregate amounts on deposit at any one time do not exceed the sum of (x) the aggregate amount payable pursuant to payroll checks that have been drawn thereon and delivered to employees in payment of wages but have not been collected prior to such time, (y) the amounts of any associated withholding taxes that have been withheld from such wages but have not previously been remitted to the appropriate Governmental Authority and (z) $25,000, or (iii) other bank accounts maintained by and in the name of a Borrower in which both (x) the aggregate amounts on deposit for all such other accounts for all Borrowers at any one time does not exceed $500,000 and (y) the aggregate of the average daily balances of all such other accounts for all Borrowers during any calendar week does not exceed $200,000.

                  (b) Such Borrower shall, and shall cause each of its Subsidiaries to, at all times have in effect for all Qualified Accounts maintained by such Borrower or Subsidiary and all other bank accounts maintained by such Borrower or Subsidiary pursuant to clause (iii) of Section 6.15(a) a cash management system providing for, with respect to each such account, the transfer at least twice each week of all cash and Cash Equivalents in such account in excess of $2,000 from such account to the Cash Concentration Account, such system to be pursuant to such agreements and other documents as shall be in form and substance reasonably satisfactory to the Agent.

                  (c) No later than the Business Day after the fifth consecutive Business Day on which the closing daily balance in the Cash Concentration Account (including any investments) is in excess of $3,000,000, to the extent the aggregate unpaid principal balance of the Revolving Credit Loan exceeds zero, each Borrower shall cause an amount equal to the integral multiple of $100,000 that is (or is next larger than) such excess to be applied in repayment of the Revolving Credit Loans pursuant to Section 2.7(b).

                  (d) At all times after the date 30 days after the Agent delivers a written notice to the Borrowers that the Cash Concentration Account be a Qualified Account, the Borrowers shall cause the Cash Concentration Account to be a Qualified Account.

         6.16. Broker's Fee. Such Borrower shall indemnify the Agent and the Lenders for, and hold the Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent and the Lenders for any broker, finder or consultant (including DLJ or any Affiliate thereof) with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         6.17. ADA Compliance. Such Borrower shall, and shall cause each of its Subsidiaries to, observe and comply in all material respects with all obligations and requirements of the ADA as it applies to any Real Property Asset, which shall include (to the extent required by the ADA), (i) installing or constructing all improvements or alterations which may be necessary to cause such Real Property Asset to be accessible to all persons if the use of any of such Real Property Asset or any part thereof becomes a "public accommodation," as defined in the ADA, and (ii) making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of any Loan Party or any Subsidiary thereof.

         6.18. Borrowing Base Determination.

                  (a) Each Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Agent, and deliver to the Agent, such investigations and reviews as the Agent shall reasonably request for the purpose of determining the Borrowing Base (Unadjusted), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Each Borrower shall furnish to the Agent any information which the Agent may reasonably request regarding the determination and calculation of the Borrowing Base (Unadjusted) including correct and complete copies of any Leases, invoices, underlying agreements, instruments or other documents.

                  (b) Each Borrower shall promptly notify the Agent in writing in the event that at any time such Borrower or any of its Subsidiaries gains knowledge that (i) as a result of a Mortgaged Property no longer being a Qualified Mortgaged Property, the Borrowing Base (Unadjusted) is less than 99% of the Borrowing Base (Unadjusted) reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 3.1 or 5.1, as applicable, (ii) the outstanding Revolving Credit Loans exceed the Borrowing Base (Revolving Credit Loans) as a result of a decrease in the Borrowing Base (Unadjusted), and the amount of such excess, or (iii) the outstanding Term Loans exceed the Borrowing Base (Unadjusted) as a result of a decrease in the Borrowing Base (Unadjusted), and the amount of such excess.

                  (c) The Agent may make test verifications of the TLCF of any Mortgaged Property in any manner and through any medium that the Agent considers advisable, and each Borrower shall furnish all such assistance and information as the Agent may require in connection therewith.

         6.19. Debt Repurchase.

                  (a) Each Borrower shall cause the Debt Repurchase to be conducted pursuant to the terms and conditions of the Related Documents and in compliance with the Indenture and all applicable laws (including Federal and state securities laws and Sections 10 and 14 of the Exchange Act and Rules 10b-5 and 14e-1 thereunder).

                  (b) Each Borrower shall cause the Subordinated Notes repurchased pursuant to the Debt Repurchase to be delivered to the Trustee (as defined in the Indenture) and cancelled pursuant to Section 2.11 of the Indenture.

         6.20. Additional Collateral. Each Borrower acknowledges that it is its intention to provide the Agent with a Lien on behalf and for the benefit of the Secured Parties on all the property (excluding any Leasehold Property owned by a Borrower on the Closing Date not constituting a Conforming Leasehold Property) of such Borrower and its Subsidiaries, whether now owned or hereafter acquired (other than as agreed to in writing by the Agent), subject only to Permitted Liens. Without limitation of Sections 6.8 or 6.9 hereof, each Borrower shall from time to time promptly notify the Agent of the acquisition by any Borrower or any of its Subsidiaries of any material property (excluding any such Leasehold Property) in which the Agent does not then hold a perfected Lien on behalf and for the benefit of the Secured Parties (other than as agreed to in writing by the Agent), or the creation or existence of any such property, and, whether or not any Borrower has so notified the Agent thereof, such Borrower shall, upon request by the Agent, promptly execute and deliver to the Agent or cause to be executed and delivered to the Agent pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Agent shall reasonably request in connection therewith, in form and substance satisfactory to the Agent, such that the Agent shall receive valid and perfected Liens on behalf and for the benefit of the Secured Parties (subject only to Permitted Liens) on all such property (including property which, on the Closing Date, is not subject to a Lien in favor of the Agent but excluding any such Leasehold Property).

         6.21. Further Assurances. Each Borrower shall promptly execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the Liens created by the Collateral Documents in the Collateral.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Required Lenders, the Borrowers jointly and severally agree with the Lenders and the Agent that:

         7.1. Liens, Etc. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its respective Subsidiaries to assign, any right to receive income, except for:

                  (a) Liens (x) created pursuant to the Loan Documents or (y) created under the Existing Loan Documents and securing only the Obligations;

                  (b) purchase money Liens or purchase money security interests upon or in any property acquired or held by any Loan Party in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property and Liens in respect of Capitalized Lease Obligations with respect to personal property; provided, however, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (iii) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and proceeds thereof, and (iv) the aggregate principal amount of the Indebtedness secured by the Liens permitted by this clause (b) shall not exceed $100,000 in the aggregate at any time outstanding;

                  (c) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness or other Obligation secured by any Lien (i) permitted by subsection (b) or (j) of this Section 7.1, in either case (x) without any increase in the amount secured thereby or in the assets subject to such Lien and (y) if such Lien renews, extends, refinances or refunds any Lien permitted by subsection (j) of this Section 7.1 and is on any Mortgaged Property, only if such Lien is subordinated to the Liens created pursuant to the Loan Documents;

                  (d) any Lien arising by operation of law or provided for under the terms of any Lease in favor of any lessor incurred by any Loan Party in the ordinary course of business which secure its obligations to such lessor and which do not extend to or cover any property other than fixtures or personal property located at or on the related Leasehold Property; provided that (i) no Loan Party is in default (after the expiration of any applicable grace period) with respect to any such obligation to any such lessor unless (x) such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, on the books of such Loan Party in conformity with GAAP, and (y) the aggregate amount of the obligations secured by the Liens permitted pursuant to this clause (d) and clause (e) of this Section 7.1 shall not exceed $250,000 in the aggregate, (ii) all such Liens in the aggregate could not have a Material Adverse Effect and
(iii) if such Lien is on any Mortgaged Property and such Lien has been evidenced of record by a UCC financing statement or other filing with any Governmental Authority, unless such Lien is the Lien disclosed on Schedule 7.1(j) with respect to the Mortgaged Property constituting the Kendall Square Theater or has been waived in writing by the Agent, such Lien is subordinated to the Liens created pursuant to the Loan Documents;

                  (e) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers or other similar Persons (other than lessors) incurred by a Loan Party in the ordinary course of business which secures its obligations to such Person; provided that (i) such Liens are for amounts not yet overdue or for amounts that are overdue for less than thirty (30) days unless
(x) such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, on the books of such Loan Party in conformity with GAAP, and (y) the amount of the obligations secured by the Liens permitted pursuant to this clause (e) and clause (d) of this Section 7.1 shall not exceed $250,000 in the aggregate and (ii) all such Liens in the aggregate could not have a Material Adverse Effect;

                  (f) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, that no Loan Party is in default in respect of any payment obligation with respect thereto unless such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of such Loan Party in conformity with GAAP, and all such Liens in the aggregate could not have a Material Adverse Effect;

                  (g) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

                  (h) zoning restrictions, easements, licenses, reservations or restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate render title thereto unmarketable or impair, in any material manner, the use of such property for the purposes for which such property is held by such Loan Party or result in a material diminution in the value of any Collateral;

                  (i) financing statements filed by a personal property lessor for precautionary purposes in respect of any lease (other than any Capitalized Lease) of such personal property to a Borrower by such lessor;

                  (j) Liens (other than in favor of lessors) existing on the Closing Date that are (x) disclosed on Schedule 7.1(j) and (y) if on any Real Property Asset that is a Mortgaged Property (excluding (at any time prior to February 15, 2000) the Mortgaged Property constituting the Seven Gables Theater in Seattle, Washington), subordinated to the Liens created pursuant to the Loan Documents;

                  (k) Liens in favor of sellers of Theaters in respect of escrows or other deposits made in the ordinary course of business in connection with any Permitted Acquisitions, but in no event exceeding 15% of the Total Consideration for such acquisition;

                  (l) Liens securing the performance of contracts (other than Leases or contracts for the repayment of borrowed money), statutory obligations and surety performance bonds, incurred as an incident to and in the ordinary course of business, and appeal bonds and judgment liens; provided that all such Liens (i) in the aggregate could have no Material Adverse Effect and (ii) do not secure directly or indirectly judgments (not covered by insurance or an indemnity from a creditworthy party who, in either case, has acknowledged coverage or is required to honor the same pursuant to a final judgment or order) in excess of $100,000;

                  (m) Liens on cash security deposits under Leases and utility deposits in an aggregate amount not to exceed $1,000,000;

                  (n) Liens constituting deposits of cash collateral to secure the reimbursement obligations of Landmark in respect of letters of credit issued for the benefit of Landmark pursuant to Section 7.2(m); and

                  (o) Liens not otherwise permitted by the foregoing clauses (a) through (n) of this Section 7.1 (other than on any Mortgaged Property) securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the aggregate amount of such obligations and liabilities secured by such Liens shall not exceed $250,000 at any time outstanding.

         7.2. Indebtedness. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

                  (a) the Obligations;

                  (b) Indebtedness with respect to Contingent Obligations permitted by Section 7.14;

                  (c) current liabilities for goods, materials or services purchased in the ordinary course of business not more than 30 days overdue;

                  (d) Indebtedness owing to any Borrower;

                  (e) Indebtedness secured by Liens permitted by Section 7.1(b); provided, however, that the aggregate amount of Indebtedness incurred pursuant to this clause (e) shall not exceed $100,000 at any one time outstanding;

                  (f) Indebtedness outstanding on the Closing Date (other than the Subordinated Notes) and listed on Schedule 4.20 (together with the Subordinated Notes, the "Other Debt") and any refinancings of the Other Debt (other than the Subordinated Notes) without any increase in the principal amount of such Indebtedness (excluding at any time after November 1, 1999, the $660,000 indebtedness in respect of the Renaissance Place Theater or any refinancing thereof);

                  (g) Obligations pursuant to Derivative Contracts to the extent such obligations constitute Indebtedness, so long as such Derivative Contracts are permitted under Section 7.20;

                  (h) Indebtedness under Capitalized Lease Obligations (i) outstanding on the Closing Date and listed on Schedule 4.20 and indicated thereon as being a

Capitalized Lease Obligation or (ii) incurred on or after the Closing Date by acquisition of a Leasehold Property (including by entering into a Lease) permitted as a "Permitted Acquisition" or "Permitted Theater Investment" pursuant to Section 7.5(a) or 7.5(b);

                  (i) unsecured Indebtedness not otherwise permitted under this
Section 7.2 in an aggregate principal amount at any time outstanding not in excess of $250,000;

                  (j) Indebtedness of the Borrowers evidenced by the Subordinated Notes in an aggregate principal amount not exceeding $100,000,000 less the principal amount of any Subordinated Notes repurchased pursuant to the Debt Repurchase;

                  (k) unsecured Indebtedness of the Borrowers (other than the Subordinated Notes) in an aggregate principal amount not to exceed $250,000 that is subordinated to the payment in full of the Obligations on terms satisfactory to the Required Lenders (together with the Subordinated Notes, "Subordinated Debt");

                  (l) Indebtedness under the BofA L/C Facility Agreement in an aggregate amount not to exceed $5,300,000 and not secured by any assets or properties of any Borrower; and

                  (m) Indebtedness in respect of standby letters of credit in aggregate face amounts not to exceed $3,700,000, $660,000 or $750,000, respectively, issued to the landlords in connection with the Permitted Theater Investments for the Art Theaters to be constructed in Chicago, Illinois (Century), Highland Park, Illinois (Renaissance Place) and Bethesda, Maryland (Bethesda Row), respectively.

         7.3. No Restrictions on Subsidiary Distributions; No New Negative
Pledge.

                  (a) Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any Borrower or any of its respective other Subsidiaries.

                  (b) Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of such Borrower or Subsidiary of a Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than pursuant to the Loan Documents, any agreements governing any purchase money Liens or Capitalized Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall be effective only against the assets financed thereby) and restrictions in leases of personal property or (except for any Lease in respect of any Conforming Leasehold Interest) any Lease (which restrictions shall be effective only against the property so leased).

         7.4. Restricted Payments. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that
(a) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, (i) each of SC and the Parent may pay its respective obligations to Brentwood under the Administrative Services Agreement and (ii) the Parent may repurchase Common Stock of the Parent from any former or current employee of any Loan Party so long as the aggregate amount of all such repurchases does not exceed $50,000, (b) any Subsidiary of a Borrower may make Restricted Junior Payments to any Borrower and (c) the Parent may apply the proceeds of the Term B Loans on the Debt Repurchase Closing Date to the repurchase of the Subordinated Notes pursuant to the Debt Repurchase.

         7.5. Restriction on Fundamental Changes; Acquisitions and Construction. Each Borrower shall not and shall not permit any of its respective Subsidiaries to, (i) enter into any merger or consolidation, (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (iii) acquire by purchase or otherwise all or substantially all of (x) the assets of, (y) the assets constituting the business of a division, branch or other unit operation of or (z) the Stock or Stock Equivalents of, any Person, (iv) enter into any Lease or acquire by purchase, lease or sublease or otherwise any Theater or Real Property Asset, (v) construct any Theaters, (vi) make any Consolidated Capital Expenditures, or (vii) enter into any joint venture or partnership with any Person, except:

                  (a) any Borrower (other than the Parent) may consummate acquisitions of (1) a 100% interest in assets used or useful in the operation of a Theater (including any such Theater acquired in a Permitted Asset Swap), including a Leasehold Property acquired by entering into a Lease or (2) all of the capital Stock of a Person primarily engaged in the Art Theater business (each, a "Permitted Acquisition") upon satisfaction on or prior to the Permitted Acquisition Closing Date of the following conditions:

                           (i) a written description of such Permitted
         Acquisition, which description shall include the assets or Stock to be acquired and the Maximum Total Consideration therefor, has been approved in writing by the Agent;

                           (ii) delivery to the Agent of evidence in form and substance satisfactory to the Agent (including an Officer's Certificate to such effect) that (A) the Total Consideration paid or payable with respect to such acquisition (including any such acquisition that is a part of a Permitted Asset Swap) does not exceed the Maximum Total Consideration therefor approved in writing by the Agent;

                           (iii) no Default or Event of Default shall have occurred and be continuing as of the Permitted Acquisition Closing Date or would result from such acquisition (and, in the case of any such acquisition that is a part of a

         Permitted Asset Swap with a concurrent Asset Sale transaction, after giving effect to such Asset Sale);

                           (iv) regardless of whether a Loan is being made in connection with such Permitted Acquisition, delivery to the Agent on or prior to the Permitted Acquisition Closing Date of evidence in form and substance satisfactory to the Agent (including delivery of an Officer's Certificate to such effect and delivery of each of the documents, agreements, instruments, certificates, opinions and other items described in Article III that would be required to be delivered in connection therewith if a Loan were being made on such date) that (x) the Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest in all of the Additional Collateral (including any Leasehold Property or other Real Property Asset) acquired or to be acquired pursuant to such Permitted Acquisition as specified in Section 3.3(a) and (y) each of the conditions set forth in Article III have been satisfied on or before such date, in case of clause (x) and (y) as if a Loan were being made on such date;

                           (v) the Agent shall receive at least thirty (30) days' prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

                           (vi) such Permitted Acquisition shall involve only assets located or a business operated in the United States; and all of such assets or business shall be owned by any Borrower or, if approved in writing by the Agent, a wholly owned Subsidiary thereof that is an Additional Subsidiary that has become a Borrower in accordance with
         Section 6.8;

                           (vii) such Permitted Acquisition shall be consensual and, if required by law, shall have been approved by the Seller's board of directors;

                           (viii) no additional Indebtedness, Contingent Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Parent and its Subsidiaries after giving effect to such Permitted Acquisition, except (A) Loans made or Indebtedness permitted under Section 7.2, (B) ordinary course trade payables and accrued expenses and (C) if such Permitted Acquisition constitutes the acquisition of a Leasehold Property, the obligations under the related Lease and (D) customary indemnities and purchase price adjustments;

                           (ix) concurrently with delivery of the notice referred to in clause (v) above, the Borrowers shall have delivered to the Agent, in form and substance satisfactory to the Agent and the Lenders, such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition as the Agent or the Lenders shall reasonably request;

                           (x) on or prior to the date of such Permitted Acquisition, the Agent shall have received, in form and substance satisfactory to the Agent, copies of the acquisition agreement and related agreements and instruments, and, to the extent delivered in connection therewith, all opinions (including any reliance letters entitling the Secured Parties to rely thereon), certificates, lien search results and other documents reasonably requested by the Agent;

                           (xi) in the event that the Permitted Acquisition is a part of a Permitted Asset Swap, delivery to the Agent of an Officer's Certificate in form and substance satisfactory to the Agent setting forth a reasonably detailed description of the Permitted Asset Swap (including the identity of the counterparty to such transaction, the proposed assets to be acquired and sold, the proposed dates of such acquisition and sale, and additional consideration to be received or paid in connection therewith) and such other information as the Agent may reasonably request; and

                           (xii) to the extent all or any part of such Permitted Acquisition also involves or relates to a Permitted Theater Investment, each of the conditions set forth in clauses (i) through (ix) of Section 7.5(b) shall have been satisfied with respect to such Permitted Theater Investment; and

                  (b) any Borrower (other than the Parent) may make or incur Consolidated Capital Expenditures to acquire Real Property Assets and construct Theaters thereon or make other Consolidated Capital Expenditures in respect of any Theater (each, a "Permitted Theater Investment"), upon satisfaction on or prior to the Permitted Theater Investment Commencement Date and each Permitted Theater Investment Funding Date of the following conditions:

                           (i) such Permitted Theater Investment is described on
         Schedule 7.5(b) hereto, which description shall include the Maximum Total Consideration therefor, or has been approved in writing by the Agent and the Required Lenders;

                           (ii) the Consolidated Capital Expenditures made or incurred from and after the Closing Date for such Permitted Theater Investment shall not exceed the amount specified as the Maximum Total Consideration for such Permitted Theater Investment on Schedule 7.5(b) (plus $25,000) or the Maximum Total Consideration thereof approved in writing by the Agent;

                           (iii) no Default or Event of Default shall have occurred and be continuing or would result from such Permitted Theater Investment; and

                           (iv) regardless of whether a Loan is being made in connection with such Permitted Theater Investment, delivery to the Agent on or prior to the Permitted Theater Investment Commencement Date evidence in form and substance satisfactory to the Agent (including delivery of an Officer's Certificate to such effect and delivery of each of the documents, agreements, instruments, certificates, opinions and other items described in
         Article III that would be required to be delivered in connection therewith if a Loan were being made on such date) that (x) unless waived in writing by the Agent, the Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest in all of the Additional Collateral (including any Leasehold Property or other Real Property Asset) acquired or to be acquired pursuant to such Permitted Theater Investment as specified in Section 3.3(b) and (y) each of the conditions set forth in Article III have been satisfied on or before such date, in case of clause (x) and (y) as if a Loan were being made on such date;

                           (v) if not described on Schedule 7.5(b), the Agent shall receive written notice of such proposed Permitted Theater Investment at least thirty (30) days prior to the related Permitted Theater Investment Commencement Date, which notice shall include a reasonably detailed description of such proposed acquisition;

                           (vi) such Permitted Theater Investment shall involve only assets located or a business operated in the United States; and all of such assets or business shall be owned by a Borrower (other than the Parent);

                           (vii) no additional Indebtedness, Contingent
         Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrowers and their Subsidiaries after giving effect to such Permitted Theater Investment, except (A) Loans made or Indebtedness permitted hereunder,
         (B) ordinary course trade payables and accrued expenses, (C) if such Permitted Theater Investment constitutes the acquisition of a Leasehold Property, the obligations under the related Lease, (D) customary indemnities and purchase price adjustments; and (E) obligations under construction contracts or equipment acquisition agreements, payments under which shall constitute Consolidated Capital Expenditures permitted under clause (ii) of this Section 7.5(b);

                           (viii) concurrently with delivery of the notice referred to in clause (v) above, the Borrower shall have delivered to the Agent, in form and substance satisfactory to the Agent and the Lenders, such other financial information, financial analysis, documentation or other information relating to such Permitted Theater Investment as the Agent or the Lenders shall reasonably request;

                           (ix) on or prior to the date of such Permitted Theater Investment, the Agent shall have received, in form and substance satisfactory to the Agent, copies of the construction agreement and related agreements and instruments, and, to the extent delivered in connection therewith, all opinions (including any reliance letters entitling the Secured Parties to rely thereon), certificates, lien search results and other documents reasonably requested by the Agent; and

                           (x) to the extent all or any part of such Permitted Theater Investment also involves or relates to a Permitted Acquisition, each of the conditions set forth in clauses (i) through (xi) of Section 7.5(a) shall have been satisfied with respect to such Permitted Acquisition;

                  (c) any Borrower may acquire all of the Stock of any Subsidiary incorporated or organized with prior written consent of the Agent and in accordance with Section 6.8 and 7.18 hereof; and

                  (d) the Borrowers (other than the Parent) may make Consolidated Maintenance Capital Expenditures in an aggregate amount for all Borrowers not to exceed $2,430,000 for Fiscal Year 1999 or $1,000,000 in any Fiscal Year thereafter plus, in any Fiscal Year, an amount equal to the proceeds of any casualty insurance or any condemnation award received after the Closing Date used in repair or replacement of damaged or condemned property to the extent constituting Consolidated Maintenance Capital Expenditures and not constituting "Asset Sale Proceeds" pursuant to Section 2.8(a)(iii) or Section 2.8(a)(iv).

         7.6. Sale of Assets. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, effect an Asset Sale, or permit or suffer any other Person to acquire an interest in any of its assets, or, in the case of any Borrower (other than the Parent) or any Subsidiary thereof, issue or sell any shares of such Subsidiary's Stock or Stock Equivalents, except:

                  (a) the sale or disposition of concession inventory in the ordinary course of business or equipment which has become obsolete or is replaced in the ordinary course of business;

                  (b) an Asset Sale of any Theater the Asset Sale Proceeds of which are applied to the Obligations in accordance with Section 2.8(a);

                  (c) Asset Sales constituting:

                           (x) Asset Sales (other than Excluded Asset Sales) that (i) are not (A) Asset Sales involving the sale and concurrent lease-backs of Theaters or (B) Asset Sales consummated in connection with Permitted Asset Swaps (except as specifically provided in clause
         (y) below)) and (ii) have a Fair Market Value not in excess of $2,000,000 in the aggregate during the term of this Agreement;

                           (y) Asset Sales involving the sale and concurrent lease-backs of Theaters having a Fair Market Value not in excess of $2,000,000 in the aggregate during the term of this Agreement; or

                           (z) Asset Sales of Theaters involving Permitted Asset Swaps so long as the Permitted Acquisition with respect to the related Permitted Asset

         Swap is permitted under Section 7.5(a) and is consummated within 30 days of such Asset Sale;

provided that in the case of clauses (x), (y) or (z) of this clause (c), (A) the consideration received for such assets shall be in an amount at least equal to the Fair Market Value thereof; (B) the sole consideration received shall be cash or, in the case of an Asset Sale that is a part of a Permitted Asset Swap, a combination of the Theater or Theaters (including related equipment and inventory) being acquired in such swap and cash; and (C) the Asset Sale Proceeds shall be applied as required by Section 2.8(a); provided further, that in the case of clause (z), the Loan Parties may consummate such Asset Sale only upon satisfying as of the date of such Asset Sale each of the following conditions:

                                    (1) delivery to the Agent of an Officer's
                  Certificate in form and substance satisfactory to the Agent
                  (I) setting forth a detailed description of the Permitted Asset Swap (including the identity of the counterparty to such transaction, the proposed assets to be acquired and sold, the proposed dates of such acquisition and sale, and any additional consideration to be received or paid in connection therewith), (II) certifying that no Default or Event Default shall have occurred and be continuing or would result from such Asset Sale (and, in the case of any such Asset Sale with a concurrent Permitted Acquisition, after giving effect to such acquisition), (III) certifying that such Asset Sale meets each of the requirements and conditions set forth in this
                  Section 7.6(c), (IV) certifying that the Permitted Acquisition related to the Permitted Asset Swap is permitted under Section 7.5(a) and has been or is scheduled to be consummated within 30 days of the Asset Sale, and (V) setting forth such other information as the Agent may reasonably request; and

                                    (2) in the event that such Asset Sale occurs
                  concurrently or after the related acquisition, each of the conditions set forth in Section 7.5(a) with respect to such acquisition shall have been satisfied;

                  (d) any disposition of assets not covered by clauses (a), (b) or (c) of the definition of "Asset Sale" to any Borrower (other than the Parent);

                  (e) if approved in advance by the Agent, any disposition of assets covered by clauses (a), (b) or (c) of the definition of "Asset Sale" to any Borrower; and

                  (f) any termination of any Lease (other than the Lease in respect of any Mortgaged Property) so long as (i) the Theater in respect of such Lease has a negative TLCF for the Applicable Period on such date of termination,
(ii) the aggregate amount paid or payable in cash by any Loan Party under or in respect of such Lease after the Closing Date does not exceed an amount consented to in writing by the Agent, and, (iii) no other consideration is conveyed to such landlord except for the surrender of any fixtures that were part of (and any personal property located on and customarily used in the operation of) such Leasehold Property on the Closing Date.

         7.7. Investments in Other Persons. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, make or maintain any loan or advance to any Person or own, purchase or otherwise acquire, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain any capital contribution to, or otherwise invest in, any Person (any such transaction being an "Investment"), except:

                  (i) Investments expressly permitted by Section 7.5 hereof;

                  (ii) Investments in any Borrower;

                  (iii) loans or advances to employees of the Loan Parties in the ordinary course of business, which loans and advances shall not in the aggregate exceed $100,000 outstanding at any time;

                  (iv) Investments in Cash Equivalents held in a securities account; provided that the Agent for the benefit of the Secured Parties has obtained a valid and perfected first priority security interest in such securities account and the financial assets contained therein;

                  (v) Investments that were effected prior to the Closing Date and are existing on the Closing Date but not otherwise permitted by this Section 7.7 (excluding the Investment in Pavilion Cinema Partners at any time after March 31, 2000), a description of which Investments and the Persons in which such Investments exist is set forth on
         Schedule 7.7 (no loan or advance to, or acquisition of obligations or securities of, or assets constituting the purchase of a business or line of business of, or capital contribution to or investment in, any such Person on or after the Closing Date being permitted pursuant to this clause (v)); or

                  (vi) Investments not otherwise permitted hereby not to exceed $100,000 at any one time outstanding in the aggregate.

         7.8. Maintenance of Ownership of Subsidiaries. No Borrower shall sell or otherwise dispose of any shares of Stock or any Stock Equivalents of any other Loan Party or permit any other Loan Party to issue, sell or otherwise dispose of any shares of its Stock or any Stock Equivalents or the Stock or any Stock Equivalents of any other Loan Party except (a) to a Loan Party and then only if pledged to the Agent pursuant to a Collateral Document, (b) as permitted by Section 7.5 and (c) the Parent may issue, sell or otherwise dispose of its Stock or Stock Equivalents so long as such disposition does not result in a Change of Control.

         7.9.  Change in Nature of Business.

                  (a) Each Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the discount and art motion picture exhibition theater business and, so long as the Parent and its Subsidiaries continue to be primarily (for this purpose, at least 80% by revenue) in the discount and art motion picture exhibition theater business, the first-run motion picture exhibition theater business, and (ii) such other lines of business as may be consented to in advance in writing by the Required Lenders.

                  (b) The Parent shall not (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and the Indenture to which it is a party or (ii) own any assets other than (A) the capital Stock of SC and (B) Cash and Cash Equivalents in an amount not to exceed $10,000 at any one time for the purpose of paying its general operating expenses.

         7.10. Compliance with ERISA. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         7.11. Sale or Discount of Receivables. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

         7.12. Modification of Debt Instruments. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, change or amend the terms of the Indenture or the Subordinated Notes (other than to add any Additional Subsidiary as a guarantor of the Subordinated Notes as required by the Indenture so long as prior thereto such Additional Subsidiary has become a Borrower hereunder and the guaranty obligations of such Additional Subsidiary with respect to the Subordinated Notes are subordinated to the Obligations of such Additional Subsidiary to the same extent as the obligations of the Original Borrowers in respect of the Subordinated Notes are subordinated to the Obligations of the Original Borrowers) if the effect of such amendment is to:
(a) increase the interest rate on the Subordinated Notes; (b) change the dates upon which payments of principal or interest are due on the Subordinated Notes other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to the Subordinated Notes; (d) change the redemption or prepayment provisions other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of the Subordinated Notes or change any terms of subordination of payment of such Subordinated Notes; or (f) change or amend any other term of the Subordinated Notes if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to any holder of the Subordinated Notes in a manner adverse to the Borrowers or any of their respective Subsidiaries or to the Agent or any Lender. The Borrowers shall not amend or modify the BofA L/C Facility Agreement without the prior written consent of the Agent.

         7.13. Accounting Changes. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, change its accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Agent. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, change its Fiscal Year.

         7.14. Contingent Obligations. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except for (a) Contingent Obligations evidenced by a Loan Document; (b) Contingent Obligations incurred by the Borrowers in respect of Indebtedness of the Borrowers, to the extent such underlying Indebtedness is permitted hereunder; (c) customary indemnities and purchase price adjustments in agreements to purchase or sell assets permitted hereunder; (d) reimbursement obligations of SC to Bank of America in the event of a drawing under a letter of credit issued under the BofA L/C Facility Agreement; (e) reimbursement obligations under letters of credit issued in accordance with Section 7.6(m); and (f) guaranties of Leases existing on the Closing Date.

         7.15. Transactions with Shareholders and Affiliates. Each Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following: (a) make any Investment in an Affiliate of the Parent which Affiliate is not a Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Parent which is not a Borrower; (c) merge into or consolidate with or purchase, exchange, lease or otherwise acquire assets from any Affiliate of the Parent, other than a Borrower; (d) repay any Indebtedness to any Affiliate of the Parent, other than a Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Parent which is not a Borrower (including guaranties and assumptions of obligations of any such Affiliate) except, in the case of clause
(e), for (i) salaries and other bona fide employee compensation to officers of the Parent or any of its Subsidiaries, (ii) stock options and stock issuance agreements involving only issuance of Stock of the Parent, (iii) reasonable and customary fees paid to and indemnification of members of the Boards of Directors of the Borrowers, (iv) amounts paid by the Parent or SC to Brentwood Private Equity LLP in accordance with the Administrative Services Agreement to the extent permitted under Section 7.4, (v) amounts paid to DLJ or its Affiliates under that certain engagement letter, dated May 10, 1999, between DLJ and the Parent; (vi) amounts paid to Bank of America (for the account of Brentwood) under the BofA L/C Facility in reimbursement of amounts actually paid by Brentwood to Bank of America under Brentwood's 100% participation interest in the BofA L/C Facility upon the occurrence of an "Event of Default" thereunder;
(vii) loans or advances permitted under clause (iii) or (v) of Section 7.7; and
(viii) any Restricted Junior Payment permitted pursuant to clause (a) of the proviso to Section 7.4. Each Borrower shall not amend, modify or waive any provision of the Administrative Services Agreement without the prior written consent of the Agent.

         7.16. Sale/Leasebacks. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, enter into any sale and leaseback transaction covering any property with a Fair Market Value in excess of $100,000 in the aggregate.

         7.17. Cancellation of Indebtedness Owed to It. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, cancel any claim or Indebtedness owed to it except for reasonable consideration and in the ordinary course of business consistent with the past practice.

         7.18. No New Subsidiaries. Each Borrower shall not, and shall not permit any of its Subsidiaries to, incorporate or otherwise organize or acquire any Subsidiary which was not in existence on the Closing Date unless both (i) the Agent has consented thereto in writing and (ii) all the outstanding Stock and Stock Equivalents of such Subsidiary are pledged to the Agent pursuant to an amendment to the Pledge Agreement of the Loan Parties that will own such Stock and Stock Equivalents and such Subsidiary executes and delivers to the Agent a Subsidiary Assumption Agreement and Note Allonges (which agreement and allonges are also executed and delivered by all then existing other Borrowers), a Security Agreement, a Pledge Agreement and an Intellectual Property Security Agreement and delivers to the Agent a letter from the Process Agent substantially in the form delivered with respect to the Original Borrowers.

         7.19. Capital Structure. Each Borrower (other than the Parent) shall not, and shall not permit any of its respective Subsidiaries to, change their capital structure (including in the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws without the written consent of the Agent. The Parent shall not amend its certificate of incorporation or by-laws other than amendments which in the aggregate have no Material Adverse Effect.

         7.20. No Speculative Transactions. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, engage in any transaction involving Derivatives Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

         7.21. Environmental. Each Borrower shall not, and shall not permit any of its respective Subsidiaries to, dispose of any Contaminant in violation of any Environmental Law by placing it in or on the ground or waters of any property owned or leased by any Loan Party.

         7.22. Debt Repurchase.

                  (a) Each Borrower shall not, and shall not permit any of its Subsidiaries to, (i) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of, or waive any condition of, or permit any breach or default to exist under any Related Document, (ii) take or fail to take any action under any Related Document if to do so could have a Material Adverse Effect; or (iii) make any payment of principal of or premium or interest on any Subordinated Notes in contravention of the subordination provisions thereof, or pay any fee to any holder thereof for any waiver or amendment or for any other reason.

                  (b) Each Borrower shall not accept for payment or pay for Subordinated Notes for an average purchase price, including accrued interest, per Subordinated Note of more than the percentage of the principal amount thereof specified on Schedule 7.22(b) hereto or such greater percentage as shall be acceptable to the Agent in its sole discretion.

                  (c) Each Borrower shall not enter into or distribute to any third party any Related Document that is not in form and substance satisfactory to the Agent and the Required Lenders.

                  (d) Each Borrower shall not, and shall not permit any agent thereof to, deliver any Related Document or any other document relating to the Debt Repurchase to any holder or beneficial owner of any Subordinated Notes without the prior approval of the Agent.

         7.23. Accounts. Such Borrower shall not, nor shall it permit its Subsidiaries to, transfer funds to, deposit funds in or permit funds to be maintained in, any bank account of any Borrower or any Subsidiary thereof if the maintenance of such funds (as cash or Cash Equivalents) in such account at such bank would not comply with Section 6.15.

                                  ARTICLE VIII

                               FINANCIAL COVENANT

                  From and after the Closing Date and as long as any of the Obligations and Commitments remain outstanding, unless the Required Lenders otherwise consent in writing, the Borrowers agree with the Lenders and the Agent that:

         8.1. Minimum Fixed Charge Coverage Ratio. The Parent shall maintain, at the end of each Fiscal Quarter in each Fiscal Year, commencing on March 31, 2001, a minimum Fixed Charge Coverage Ratio, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination, of not less than 1.00 to 1.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1. Events of Default. Each of the following events shall be an Event of Default:

                  (a) the Borrowers shall fail to pay any principal of any Loan when the same becomes due and payable; or

                  (b) the Borrowers shall fail to pay any interest on any Loan, any fee or any other Obligation under the Loan Documents (other than principal) and such non-payment continues for a period of three (3) Business Days after the due date therefor;

                  (c) any representation or warranty made or deemed made in writing by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.2, Article VII or Article VIII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for thirty (30) days after the earlier of the date on which
(A) a Responsible Officer of any Borrower becomes aware of such failure or (B) written notice thereof shall have been given to such Borrower by the Agent or any Lender; or

                  (e) (i) any Loan Party or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than Indebtedness incurred hereunder) of such Loan Party or Subsidiary having a principal amount of $100,000 or more, in each case beyond the end of any grace period provided therefor, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $100,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) (i) with respect to any Qualified Plan, any Loan Party or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS or, (ii) with respect to any Title IV Plan, or any Multiemployer Plan, an ERISA Event not described in clause (i) hereof shall occur; provided, however, that the events listed in clauses (i) and (ii) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of any Loan Party or any ERISA Affiliate, whether or not assessed, exceeds $100,000 in the aggregate for all such cases;

                  (i) any provision of any Collateral Document after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or

                  (j) except as expressly set forth in any of the Collateral Documents or in Section 4.10, any Collateral Document after delivery thereof pursuant to this Agreement or any other Loan Document shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby, or such Lien shall cease to be a perfected and first priority Lien (subject only to Permitted Liens), or any Loan Party shall so state in writing; or

                  (k) there shall occur any Change of Control;

                  (l) the Parent shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of SC free and clear of all Liens, or SC shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of Landmark free and clear of all Liens or Landmark shall cease to own directly or indirectly, all of the Stock and Stock Equivalents of LT USA free and clear of all Liens, in each case except any Liens in favor of the Agent;

                  (m) any default or other event shall occur and be continuing or condition shall exist under any Lease (other than any Lease terminated in accordance with Section 7.6(f)) beyond the end of any grace period provided therefor in such Lease if the effect of such event is (x) if such event constitutes a default in payment (other than with respect to payment of common area maintenance charges), to terminate, or to permit the landlord to terminate, such Lease or (y) if such event constitutes any event other than such a payment default, to terminate, or to permit the landlord to terminate (in circumstances where, in the reasonable judgment of the Agent, such landlord is likely to terminate), such Lease and, in either case, the aggregate unpaid amounts owing by any

Loan Party under such Lease (together with all other such Leases) exceeds $1,000,000 in the aggregate; or

                  (n) the Borrowers shall fail to obtain a credit rating of the Facility from Moody's Investors Service, Inc. or Standard & Poors Rating Group prior to the date 60 days after the Closing Date.

         9.2. Remedies. During the continuance of any Event of Default, the Agent (i) shall at the request, or may with the consent, of the Required Revolving Credit Lenders by notice to the Borrowers declare the obligation of each Lender to make Revolving Credit Loans to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Term B Loan Lenders by notice to the Borrowers, declare the obligation of each Term B Loan Lender to make a Term B Loan to be terminated, whereupon the same shall forthwith terminate, and (iii) shall at the request, or may with the consent, of the Required Lenders by notice to SC, declare the Loans, all interest thereon (including any interest accrued to such date of acceleration pursuant to Section 2.9(b) that as of such date has not been added to principal) and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(f) above, (A) the obligation of each Revolving Credit Lender to make Revolving Credit Loans and the obligation, if any, of the Term B Loan Lenders to make Term B Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                                   ARTICLE X

                                    THE AGENT

         10.1. Authorization and Action.

                  (a) Each Lender hereby appoints Farallon as the Agent hereunder and each Lender authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, that the Agent shall not be required to take any action which (i) the Agent in good faith believes exposes it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, fiduciary or trustee with or for any Lender. The Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

         10.2. Agents' Reliance, Etc. Neither the Agent, nor any of its Affiliates or any of the directors, members, partners, shareholders, officers, employees, agents, attorneys, consultants or investment or other advisors of the Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 11.9; (b) may rely on the Register to the extent set forth in Section 11.9(d); (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrowers or any of their respective Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile transmission) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties. Neither the Agent nor any of its directors, members, partners, shareholders, officers, employees, agents, attorneys, consultants or investment or other advisors shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Loan Party of any of their respective obligations hereunder or in connection herewith.

         10.3. The Agent Individually. With respect to its Ratable Portion, Farallon shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Required Lenders," "Required Term A Loan Lenders," "Required Term B Loan Lenders," "Required Revolving Credit Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include Farallon in its individual capacity as a Lender. Farallon and its Affiliates may lend money and generally engage in any kind of other business with any Loan Party as if it were not acting as the Agent pursuant hereto.

         10.4. Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon the Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrowers and each other Loan Party in connection with the making and continuance of the Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.5. Indemnification. Each Lender agrees to indemnify the Agent and its Affiliates, and their respective directors, members, partners, shareholders, officers, employees, agents, attorneys, consultants or investment or other advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Agent or any of its Affiliates, directors, members, partners, shareholders, officers, employees, agents, attorneys, consultants or investment or other advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Portion of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this

Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

         10.6. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with (unless an Event of Default shall have occurred and be continuing) the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, selected from among the Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         10.7. Liens. The Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any properties or assets of any Loan Party that is the subject of an Asset Sale permitted by this Agreement or consented to in accordance with Section 11.1. With respect to any action by the Agent to enforce the rights and remedies of the Agent and the Lenders with respect to the Collateral in accordance with the terms of this Agreement and the other Loan Documents, each Lender, upon the written request of the Agent, shall deliver to the Agent its written consent to jurisdiction of the court in which such action is maintained (solely for purposes of enforcement of the rights of the Agent and the Lenders in the Collateral located in such jurisdiction but not for purposes of any counterclaims by any Loan Party or any other matters).

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. Amendments, Waivers, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following:

                  (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

                  (b) extend the scheduled final maturity of any Loan, or waive, reduce or postpone any date fixed for the payment or reduction of principal (other than any prepayment pursuant to Sections 2.8(a), (b) or (c));

                  (c) reduce the principal amount of any Loan;

                  (d) reduce the rate of interest on any Loan or any fee payable hereunder;

                  (e) extend the time for payment of such interest or fees;

                  (f) change the percentage of Commitments or the aggregate unpaid principal amount of the Loans or Required Lenders Amount required for the Lenders or any of them to take any action hereunder;

                  (g) release any of the Collateral except as shall otherwise be provided in Section 7.6 or in the Collateral Documents; or

                  (h) amend this Section 11.1 or the definition of the terms "Required Lenders", "Required Revolving Credit Lenders", "Required Term A Loan Lenders", "Required Term B Loan Lenders" or "Ratable Portion"; provided further that no amendment, waiver or consent that affects adversely the Term A Loan Lenders, the Term B Loan Lenders or the Revolving Credit Lenders (but not all and to the same degree) shall be effective without the approval of the Required Term A Loan Lenders, the Required Term B Loan Lenders or the Required Revolving Credit Lenders, respectively; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents. Each Lender and holder of any Note shall be bound by any amendment, waiver or consent authorized by this Section 11.1 regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         11.2. Removal of Lenders Notwithstanding any provision to the contrary in this Agreement, in the event that:

                  (a) any Borrower is required to pay any amounts with respect to a Lender (an "Affected Lender") pursuant to Section 2.10 in circumstances which entitle such Affected Lender to receive such payments, and such amounts, or similar amounts, have not been demanded by all the Lenders, the Borrowers shall have the right to designate an Eligible Assignee which is not an Affiliate of any Borrower and which is reasonably acceptable to the Agent (and which would not require the Borrowers to pay such amounts or similar amounts) to purchase for cash, pursuant to an Assignment and Acceptance, all of the Commitments, Term Loans and Revolving Credit Loans of such Affected Lender and to assume all of such Affected Lender's other rights and obligations without recourse to or warranty by, or expense to, such Affected Lender, for a purchase price equal to the unpaid principal amount of all Term Loans and Revolving Credit Loans held by the Affected Lender and all accrued interest (including interest accrued (and not yet added to principal pursuant to Section 2.9(b)) and fees with respect thereto through the date of such sale, and each Affected Lender agrees that, in such event, it will sell and assign all of its outstanding Term Loans and Revolving Credit Loans to such Eligible Assignee upon payment of such purchase price; or

         (b) in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.2 being referred to as a "Non-Consenting Lender"), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee which is acceptable to the Agent shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase for cash, pursuant to an Assignment and Acceptance, from such Non-Consenting Lenders, all of the Commitments, Term Loans and Revolving Credit Loans of such Non-Consenting Lender and to assume all of such Non-Consenting Lender's other rights and obligations without recourse to, or warranty by, or expense to, such Non-Consenting Lenders, for an amount equal to the unpaid principal amount of all Term Loans and Revolving Credit Loans held by the Non-Consenting Lender and all accrued interest (including interest accrued (and not yet added to principal pursuant to Section 2.9(b)) and fees with respect thereto through the date of sale, and each Non-Consenting Lender agrees that, in such event, upon the Agent's request, such Non-Consenting Lender will sell and assign all of its Commitments, Term Loans and Revolving Credit Loans to the Agent or such Eligible Assignee upon payment of such amount.

         11.3. Notices, Etc. All notices and other communications provided for in this Agreement shall be in writing (including telecopy) and mailed, telecopied, or delivered by hand, if to the Borrowers, care of the Parent at its address at 4004 Beltline Road, Suite 205, Lockbox 18, Addison, Texas 75001 (telecopy number: (972) 503-9013) (telephone number: (972) 503-9851), Attention:
Steve Holmes with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Mary Ruhl, Esq. (telecopy number:
(213) 891-8763); if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; and if to the Agent, at its address at c/o Farallon Capital Management, LLC, One Maritime Plaza, Suite 1325, San Francisco, California 94111 (telecopy number: (415) 421-2133) (telephone number: (415) 421-2132), Attention: Each of Meridee A. Moore, Derek Schrier and Colby Trexler (collectively, the "Attention Persons") with a copy to Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002, Attention: Eugene F. Cowell III, Esq. (telecopy number: (713) 224-9511); or, as to the Borrowers or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied with confirmation of receipt, or delivered by hand to the addressee or its Agent, respectively, except that (i) notices and communications to the Agent pursuant to Article II or X shall not be effective until received by the Agent and (ii) notices and communications to the Agent by telecopy shall not be effective unless one of the Attention Persons has received telephonic notice thereof.

         11.4. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         11.5. Costs; Expenses; Indemnities.

                  (a) Regardless of whether the transactions contemplated by this Agreement and other Loan Documents are consummated, the Borrowers agree to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including (A) the reasonable fees and out-of-pocket expenses of Weil, Gotshal & Manges LLP, counsel to the Agent, (B) the reasonable fees of accountants, appraisers, consultants or industry experts retained by the Agent, (C) all reasonable out-of-pocket expenses incurred by the Agent in connection with the taking and perfection of security interests and Liens against the Collateral and obtaining any Mortgage Related Documents (including fees and expenses for doing and updating title and Lien searches, surveys, title commitment and insurance costs and corporate search fees), (D) all filings and recording fees and all transportation and audit and field exam costs and expenses and (E) fees and costs in connection with obtaining a credit rating of the Facility, and (ii) all costs and expenses of the Agent and each Lender in connection with the restructuring, workout or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents; provided, however, that Farallon shall pay up to $20,000 of any fees paid by Borrowers to rating agencies in connection with obtaining a credit rating of the Facility.

                  (b) Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, the Borrowers agree to indemnify and hold harmless the Agent and each Lender and their respective Affiliates, and the directors, members, partners, shareholders, officers, employees, agents, attorneys, consultants and investment and other advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee, whether or not suit is brought) which at any time may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether or not resulting from third party claims, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Related Document, the Debt Repurchase or any act, event or transaction related or attendant to any thereof, including (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrowers or any of their respective Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrowers or any of their respective Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of any Borrower or any of its Subsidiaries by virtue of foreclosure except, with respect to any of the foregoing referred to in clauses (i), (ii), (iii) and (iv), to the extent incurred following (A) foreclosure by the Agent or any Lender, or the Agent or the Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Agent or such Lender or any agent on behalf of the Agent or such Lender; (v) the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby or (vi) the administration of the Facility hereunder on a joint borrowing basis (collectively, the "Indemnified Matters"); provided, however, that the Borrowers shall not have any obligation under this
Section 11.5(b) to an Indemnitee with respect to any Indemnified Matter directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. All amounts payable under this Section 11.5(b) shall be due and payable on written demand therefor.

                  (c) The Borrowers shall indemnify the Agent and the Lenders for, and hold the Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent or the Lenders for any broker, finder or consultant (including DLJ or any Affiliate thereof) with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (d) The Agent and each Lender agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, Agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrowers in writing.

                  (e) The Borrowers, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Borrowers, in any event, may participate in the defense thereof with legal counsel of the Borrowers' choice. In the event that such Indemnitee requests the Borrowers to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrowers shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrowers' obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (f) The Borrowers agree that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.5) or any other Loan Document shall (i) survive and remain operative and in full force and effect regardless of the occurrence of the Termination Date, the termination of any Commitments hereunder, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, any investigation made by or on behalf of the Agent or any Lender and the payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

         11.6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

         11.7. Sharing of Payments, Etc.

                  (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the

Loans made by it (other than pursuant to Sections 2.10 or 2.12) in excess of its Ratable Portion of payments obtained by all the Lenders on account of the Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrowers agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         11.8. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their respective rights hereunder or any interest herein.

         11.9. Assignments and Participations.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to the Term A Loans, Term B Commitments (or, after the Debt Repurchase Closing Date, Term B Loans) or the Revolving Credit Commitments and Revolving Credit Loans); provided, however, that:

                           (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement being assigned;

                           (ii) if any such assignment shall be of the assigning Lender's Revolving Credit Commitment or Revolving Credit Loans, such assignment shall cover the same percentage of such Lender's Revolving Credit Loans and Revolving Credit Commitment;

                           (iii) the aggregate amount of the Revolving Credit Commitment, Term B Loan Commitment (or, after the Debt Repurchase Closing Date, Term B Loans) or Term A Loans being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the entire interest of the Assignor) be less than (x) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of a Revolving Credit Commitment, or (y) in the case of the Term Loan Commitments or Term Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Agent (which consent may be granted or withheld in the Agent's sole and absolute discretion) and, if the amount Revolving Credit Commitment or the amount of Term Loan Commitments or Term Loans, respectively, being assigned is less than the $1,000,000 and such assignment is not being made to an Affiliate of the Assignor, with the consent of the Borrowers or (B) if such assignment is being made to a Lender;

                           (iv) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate of a Lender, such assignment shall be subject to the prior consent of the Agent (which consent may be granted or withheld in the Agent's sole and absolute discretion) and (if such assignment shall be of the assigning Lender's Revolving Credit Commitment or Revolving Credit Loans (or, prior to the Debt Repurchase Closing Date, Term B Loan Commitment) the prior consent of the Borrowers (which consent shall not be unreasonably withheld); and

                           (v) if such assigning Lender is Farallon or an Affiliate thereof, after giving effect to such assignment, (x) Farallon or an Affiliate thereof remains a Lender and (y) the aggregate of the unpaid principal amounts of the Term Loans and the Revolving Credit Commitments and Term B Loan Commitments of Farallon and any Affiliates thereof are at least 10% of the aggregate of the unpaid principal amounts of the Term Loans and the Revolving Credit Commitments and Term B Loan Commitments of all Lenders;

provided that, notwithstanding any other provision of this Section 11.9, the consent of the Borrowers shall not be required for any assignment that occurs when any Event of Default shall have occurred and be continuing. Any such assignment need not be ratable as among the Term A Loan Facility, the Term B Loan Facility and the Revolving Credit Facility.

                  (b) The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Agent from the assignee of an assignment fee in the amount of $3,500, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrowers to the Lenders pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at its address referred to in
Section 11.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this

Agreement. The Register shall be available for inspection by the Borrowers, the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to the Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as applicable.

                  (f) In addition to the other assignment rights provided in this Section 11.9, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of the Borrowers or the Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

                  (g) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans and the Revolving Credit Loans). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Collateral Documents. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (h) Each participant shall be entitled to the benefits of Sections 2.10 and 2.12 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section
2.10 or 2.12, any sum in excess of the sum which the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

         11.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.11. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (b) Each of the Borrowers hereby irrevocably designates, appoints and empowers Corporation Services Company, 80 State Street, Albany, New York 12207-2543, (telephone no: (800) 833-9848) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Borrower in care of the Process Agent at the Process Agent's above address, and each of the Borrowers hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Borrower at its address specified in Section 11.3. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 11.11 shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  (e) EACH OF THE AGENT, THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  (f) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any action or proceeding with respect to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

                  (g) Each party hereto (i) certifies that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         11.12. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.14. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including that certain commitment letter, dated on or about August 3, 1999 and amended as of September 27, 1999, among the Borrowers and Farallon Capital Management, LLC (it being understood that the acceptance fee paid pursuant thereto was fully earned and non-refundable when paid and is in addition to the fees payable pursuant hereto). In the event that any term contained in any of the Existing Credit Documents (as assigned in connection with the Assignment Agreement), and as amended by the Amendment Documents, is inconsistent with an express term contained in this Agreement, then the term contained in this Agreement shall govern.

         11.15. Confidentiality. Each Lender and the Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Agent, as the case may be, on a non-confidential basis from a source other than the Borrowers, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank or other regulators or auditors, (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence or (e) information in respect of any Collateral disclosed in connection with any sale thereof.

         11.16. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 4.5 or Section 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and are adopted by any Borrower and its Subsidiaries with the agreement of its independent public accountants and such change results in a change in the method of calculation of any of the covenants, standards or defined terms found in Article VII and Article VIII, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired results that the criteria for evaluating compliance with such covenants, standards and defined terms by such Borrower and its Subsidiaries shall be the same after such change as if such change had not been made; provided that no change in GAAP that would affect the method of calculation of any such covenants, standards or defined terms shall be given effect in such calculations until such provisions are amended to reflect such changes in GAAP.

         11.17. Suretyship and Other Waivers and Consents.

                  (a) Each Borrower agrees that it is jointly and severally, directly, and primarily liable to the Secured Parties for payment in full of all Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. The Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of each other Borrower and, in full recognition of that fact, each Borrower consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by any such Borrower, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof with respect to any other Loan Party, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Obligations or any part thereof with respect to any other Loan Party, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations from any other Loan Party; (v) receive and hold additional security or guaranties for the Obligations or any part thereof with respect to any other Loan Party; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof with respect to any other Loan Party, as the Agent in its sole and absolute discretion may determine; (vii) release any Person including any other Loan Party from any personal liability with respect to the Obligations or any part thereof, (viii) with respect to any other Loan Party, settle, release on terms satisfactory to the Secured Parties or by operation of applicable laws, or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                  (b) Upon the occurrence and during the continuance of any Event of Default, the Secured Parties may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Secured Parties at any time may have or hold in connection with the Obligations, and it shall not be necessary for Secured Parties to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Secured Parties to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any collateral provided by any Person, and agrees that Secured Parties may proceed against Borrowers or any collateral in such order as it shall determine in its sole and absolute discretion.

                  (c) The Secured Parties may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Secured Parties and any Borrower and any Affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

                  (d) The Secured Parties' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Secured Parties, all as though such amount had not been paid. The rights of the Secured Parties created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

                  (e) To the maximum extent permitted by applicable law, each Borrower, in addition to the waivers or agreements made by such Borrower elsewhere herein or in any other Loan Document, expressly waives any and all defenses now or hereafter arising or asserted by reason of, and agrees that the obligations of such Borrower hereunder and under the other Loan Documents shall be absolute and unconditional irrespective of:

                           (i) any disability or other defense of any other Borrower with respect to the Obligations,

                           (ii) any lack of validity or enforceability with respect to any other Loan Party of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations,

                           (iii) any extension, forbearance or granting of any indulgence by any of the Secured Parties with respect to any provision of any Loan Document,

                           (iv) the unenforceability or invalidity with respect to any other Loan Party of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations and any requirement that any of the Secured Parties protect, secure, perfect or insure any security interest in or other Lien on any property,

                           (v) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance (after the Termination Date) of all Obligations),

                           (vi) any failure of the Secured Parties to marshal assets in favor of any Borrower or any other Person,

                           (vii) any failure of the Secured Parties to give notice of sale or other disposition of collateral to any other Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral,

                           (viii) any failure of the Secured Parties to comply with applicable law with respect to any other Borrower in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of the Secured Parties to conduct a commercially reasonable sale or other disposition with respect to any other Borrower of any collateral or other security for any Obligation,

                           (ix) any act or omission of the Secured Parties or others that directly or indirectly results in or aids the discharge or release of any other Borrower or the Obligations or any security or guaranty therefor by operation of law or otherwise,

                           (x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,

                           (xi) any failure of the Secured Parties to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Person,

                           (xii) the election by the Secured Parties of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code,

                           (xiii) the disallowance, under Section 502 of the United States Bankruptcy Code, of all or any portion of the claims of any of the Secured Parties for payment of any of the Obligations of any other Borrower,

                           (xiv) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code,

                           (xv) any use of cash collateral under Section 363 of the United States Bankruptcy Code,

                           (xvi) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,

                           (xvii) the avoidance of any lien in favor of the Secured Parties for any reason,

                           (xviii) any action taken by the Secured Parties that is authorized by this section or any other provision of any Loan Document,

                           (xix) the benefit of any statute of limitation in respect of any other Borrower, or

                           (xx) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

Until such time (after the Termination Date) as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (x) each Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Borrower with respect to the Obligations; and (y) in addition, each Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower. Each Borrower expressly waives all setoffs and counterclaims, promptness, diligence, and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations of any other Borrower (other than any notice expressly required to be given under any Loan Document, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

                  (f) In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes the Agent on the Secured Parties' behalf, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Borrower, the enforceability of this Agreement, or the validity or enforceability of any Liens of the Secured Parties on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

                  (g) To the fullest extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of this Agreement or any rights of the Secured Parties created or granted hereby or to the recovery by the Secured Parties against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Borrower and may preclude such Borrower from obtaining reimbursement or contribution from one or more other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law with respect to actions taken in respect of the Obligations of any other Borrower. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE SECURED PARTIES, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH BORROWER'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ONE OR MORE OTHER BORROWERS BY THE OPERATION OF LAW OR OTHERWISE.

                  (h) If, in the exercise of any of its rights and remedies, any of the Secured Parties shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such Secured Party and waives any claim based upon such action with respect to any other Borrower. Any election of remedies which results in the denial or impairment of the right of such Secured Party to seek a deficiency judgment against any Borrower shall not impair the obligation of any other Borrower to pay the full amount of the Obligations or any other obligation of such Borrower contained herein or in any Loan Document.

                  (i) In the event any of the Secured Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, such Secured Party may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Secured Party but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether such Secured Party or any other Person is the successful bidder, to the extent permitted by applicable law, shall be conclusively deemed to be the fair market value of such Collateral and the difference between such bid amount and, to the extent permitted by applicable law, the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any of the Secured Parties might otherwise be entitled by reason of such bidding at any such sale.

                  (j) Each Borrower agrees that notwithstanding any other provision of this Section 11.17 and without limiting the generality of any other provision of this Section 11.17 if, after the occurrence and during the continuance of an Event of Default, the Secured Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, or the Agent is prevented from taking any action to realize on the Collateral, in each case with respect to any Borrower, each other Borrower agrees to pay to the Agent for the account of the Secured Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Secured Parties.

                  (k) Each Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Borrower otherwise may have against other Borrowers, the Secured Parties or others, or against the Collateral. If any of the waivers or consents herein are, or are determined to be, contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                  (l) Each of the Borrowers agrees that the Loans were negotiated outside the State of Wisconsin and that no Borrower is incorporated or has an executive office in Wisconsin; therefore, each Borrower expressly waives any right of private action under Section 224.80(2) of the Wisconsin Statutes.

         11.18. Waiver of Usury Defense. To the extent permitted by applicable law, each of the Borrowers agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the effective interest rate on any Loan violates present or future usury or other laws relating to the interest payable on any Obligations and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

         11.19. LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY OTHER LOAN PARTY OR ANY OTHER PERSON AGAINST THE AGENT, ANY LENDER, FARALLON OR THE AFFILIATES, DIRECTORS, MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, CONSULTANTS AND INVESTMENT AND OTHER ADVISORS OF OR TO ANY OF THEM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY EXEMPLARY OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER (FOR ITSELF AND ON BEHALF OF EACH OTHER LOAN PARTY) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES,

WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. ON NO ACCOUNT SHALL ANY LENDER BE LIABLE OR RESPONSIBLE TO ANY OTHER PARTY OR PERSON FOR ANY BREACH OF THIS AGREEMENT BY ANOTHER LENDER OR FOR THE OBLIGATIONS OF SUCH OTHER LENDER. EACH PARTY HERETO ACKNOWLEDGES THAT THE OBLIGATIONS OF EACH LENDER HEREUNDER IS SEVERAL AND NOT JOINT, AND LIMITED TO SUCH LENDER'S RATABLE PORTION OF SUCH OBLIGATIONS, AND THAT NO AFFILIATE, DIRECTOR, MEMBER, PARTNER, SHAREHOLDER, OFFICER, EMPLOYEE, AGENT, ATTORNEY, CONSULTANT OR INVESTMENT OR OTHER ADVISOR OF OR TO THE AGENT OR ANY LENDER SHALL BE LIABLE FOR ANY CLAIM ARISING HEREUNDER OR IN CONNECTION HEREWITH.

         11.20. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower, any other Loan Party or any of their respective subsidiaries herein or in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Collateral Documents or any other Loan Document shall be considered to have been relied upon by the Lenders and the Agent shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes, notwithstanding any investigation heretofore or hereafter made (or any prior or future participation in the preparation or delivery of any such documents or schedules thereto) by any of them (or by any employees, agents, attorneys, consultants and advisors thereof or thereto).

         11.21. Amendment and Restatement. The Borrowers acknowledge and agree that the security interests granted by each of them pursuant to any Existing Credit Document executed in connection with the Existing Credit Agreement ("Existing Security Agreements") (and maintained pursuant to the Collateral Documents) continue (without interruption) in full force and effect in favor of the Secured Parties. Upon the effectiveness of this Agreement, (i) the terms and conditions of the Existing Credit Agreement and the notes issued in connection therewith are hereby amended and restated in their entirety by this Agreement and (ii) the notes issued in connection with the Existing Credit Agreement shall be deemed satisfied and discharged, the Obligations henceforth to be evidenced by this Agreement and the other Loan Documents, including any Notes issued hereunder. All other Existing Credit Documents shall remain in effect, in favor of the Agent (as assignee of DLJ, as "Agent" under the Existing Credit Documents) and of the Lenders (as assignees of the Existing Lenders), except to the extent amended or restated by an Amendment Document. The Borrowers agree and acknowledge that concurrently herewith each of them has released DLJ from all obligations and liabilities under the Existing Credit Documents arising out of events occurring prior to the Closing Date, and that such release also shall be for the express benefit of the Secured Parties as assignee of such Existing Credit Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:                         SILVER CINEMAS INTERNATIONAL, INC.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   SILVER CINEMAS, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   LANDMARK THEATRE CORP.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   LANDMARK THEATRE USA, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


AGENT:                             FARALLON CAPITAL FUNDING, LLC


                                   By:  Farallon Capital Management, LLC,
                                        Managing Member


                                   By:
                                      ------------------------------------------
                                   Name:  Meridee A. Moore
                                   Title: Managing Member

LENDER:                            FARALLON CREDIT ALTERNATIVES, LLC


                                   By: Farallon Capital Management, LLC, Manager


                                   By:
                                      ------------------------------------------
                                   Name:  Meridee A. Moore
                                   Title: Managing Member